PROSPECTUS	File No. 333-279744
Filed Pursuant to Rule 424(b)(3)

Connexa Sports Technologies, Inc.

1,925,000 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of up to an aggregate of 1,925,000 shares of our common stock consisting of (a) 349,530 shares of our common stock, par value $0.001 per share (the “Common Stock”), and (b) 1,575,470 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued on January 19, 2024.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution”.

We are not selling any shares of Common Stock and will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock offered hereby. However, if the selling stockholders exercise all the Pre-Funded Warrants via a cash exercise, we will receive aggregate gross proceeds of approximately $315.

The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with the registration statement of which this prospectus forms a part and to indemnify the selling stockholders and certain related persons against certain liabilities. No underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this prospectus.

Shares of our Common Stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “YYAI”, having undergone a symbol change from “CNXA” that took effect prior to the market opening on April 15, 2024. On June 27, 2024, we effected a 1-for-20 reverse stock split of our Common Stock. On August 21, 2024, the closing sale price of our Common Stock was $7.63 per share.

You should carefully consider the risks that we have described in “Risk Factors” beginning on page 9 before deciding whether to invest in the Common Stock.

We face risks associated with potentially acquiring YYEM (as defined herein), which is based in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (the “PRC”). As a special administrative region of the PRC, Hong Kong enjoys separate governing and economic systems from that of mainland China under the principle of one country, two systems. The Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”) provides that PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law, which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy. YYEM therefore is not directly subject to PRC laws and regulations regarding the general conduct of its business or regarding overseas listings. Nevertheless, Hong Kong is part of China, giving rise to a number of regulatory, liquidity, and enforcement risks. For example, we may face risks and uncertainties regarding the enforcement of laws and the fact that rules and regulations in the PRC can change quickly with little advance notice. In addition, the Chinese government could intervene or influence our operations at any time, or could exert more control over offerings conducted overseas or foreign investment in China-based issuers, which could result in a material change in our operations or the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas or over foreign investment in China-based issuers, in particular any effort to extend such actions directly or indirectly to Hong Kong-based companies, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong.”

Upon completion of the Acquisition (as defined below), we will have direct ownership of YYEM and do not have or intend to have any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in mainland China. If we did have a VIE structure, any action by the Chinese government to disallow such structures would likely result in a material change in our operations and a material change in the value of the securities we are registering for sale, including the possibility that such development could cause the value of our securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — In the future, YYEM may be subject to PRC laws and regulations, including those relating to corporate structure, overseas listings, data security, and anti-monopoly concerns, which could result in a material negative impact on their operations and/or the value of the securities we are registering for sale.”

In the event that YYEM were to become subject to PRC laws and regulations, it could incur material costs to ensure compliance, and it might be subject to fines, or no longer be permitted to continue business operations as presently conducted; and if the Acquisition is completed, we could experience devaluation of our securities or delisting, or no longer be permitted to conduct offerings to foreign investors. Being based in Hong Kong, YYEM faces risks and uncertainties associated with the complex and evolving PRC laws and regulations, in particular, whether and how those laws and regulations, including recent PRC government statements and regulatory developments such as those relating to corporate structure, overseas listings, data- and cyberspace security, and anti-monopoly concerns, might be applicable to Hong Kong-based companies such as YYEM. If certain PRC laws and regulations were to become applicable to YYEM in the future, it could have a material adverse impact on our business, financial condition, and results of operations and on our ability to offer or continue to offer securities to investors, any of which could cause the value of our securities, including the shares that we are registering for sale, to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong.”

On December 16, 2021, the PCAOB reported that it was unable to completely inspect or investigate registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in each of those jurisdictions. However, following the signing of a Statement of Protocol with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the PRC in August 2022, the PCAOB on December 15, 2022 vacated its previous determination and confirmed that it was now able to secure complete access to inspect and investigate registered public accounting firms headquartered in those jurisdictions. Nevertheless, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may issue a new determination.

Our auditor is not headquartered in mainland China or Hong Kong and was not identified as an accounting firm subject to the determinations announced by the PCAOB in December 2021. Nevertheless, should our auditor in the future have any work papers in China or Hong Kong that the PCAOB is unable to fully inspect, it will be difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures and investors could consequently lose confidence in our reported financial information and procedures or the quality of our financial statements, which could adversely affect us and our securities. Furthermore, if trading in our securities is prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”) in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange will likely delist our securities. See “Risk Factors — Risks Related to Doing Business in Hong Kong — A joint statement by the SEC and the PCAOB, rule changes by Nasdaq, the HFCAA and AHFCAA, and the Consolidated Appropriations Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainty to our continued listing.”

We anticipate that revenue will primarily be received by YYEM, where it will be used to pay operating expenses and be reinvested in outsourced R&D, the purchase of additional patents and other intellectual property, and branding and other promotional activities, among other things. If needed, management may decide to transfer cash between YYEM and the Company, or between one of these two entities and any subsidiaries that we may establish or acquire in other jurisdictions. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to declare dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.

The Company and YYEM are not subject to any significant restrictions on buying or selling foreign exchange or on transferring cash between entities within our group, across borders, or to U.S. investors. Nor are there any significant restrictions or limitations on our ability to distribute earnings (if any) from YYEM to the Company and U.S. investors or our ability to settle amounts owed. However, there can be no assurance that the PRC government will not intervene or impose restrictions on the ability of YYEM to buy or sell foreign exchange or transfer or distribute cash within our organization.

One of YYEM’s licensees is based in Mainland China, which imposes various limitations, procedures, and formalities on payments out of China. YYEM understands from this licensee that because the royalties due under the applicable licensing agreement constitute current account payments, the payment of the royalties is permitted under PRC regulations, subject to certain routine requirements, but there can be no assurance that China’s capital controls will not hinder the ability of the licensee to make the required royalty payments on time or at all.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2024.

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You should read this prospectus carefully before you invest. It contains important information you should consider when making your investment decision. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with different information.

The information in this document may only be accurate on the date of this document. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of shares of Common Stock.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction.

This prospectus and the documents in this prospectus contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and in any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated, all share figures in this prospectus have been adjusted to reflect the 1-for-20 reverse stock split (the “Reverse Stock Split”) effected by the Company on June 27, 2024.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “should,” “could,” “will,” “plan,” “future,” “continue,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on our expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond our control. Therefore, actual results could differ materially from the forward-looking statements contained in this document, and readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A wide variety of factors could cause or contribute to such differences and could adversely impact revenue, profitability, cash flow and capital needs. There can be no assurance that the forward-looking statements contained in this document will, in fact, transpire or prove to be accurate. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended April 30, 2023, filed on September 14, 2023, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by any forward-looking statements.

Important factors that may cause the actual results to differ from the forward-looking statements, projections or other expectations include, but are not limited to, the following:

●	the risk that we will not be able to remediate identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures;

●	the risk that we fail to meet the requirements of the agreements under which we acquired our business interests, including any cash payments to the business operations, which could result in the loss of our right to continue to operate or develop the specific businesses described in the agreements;

●	the risk that we will be unable to secure additional financing in the near future in order to commence and sustain our planned development and growth plans;

●	the risk that we cannot attract, retain and motivate qualified personnel, particularly employees, consultants and contractors for our operations;

●	risks and uncertainties relating to the various industries and operations we are currently engaged in;

●	results of initial feasibility, pre-feasibility and feasibility studies, and the possibility that future growth, development or expansion will not be consistent with our expectations;

●	risks related to the inherent uncertainty of business operations including profit, cost of goods, production costs and cost estimates and the potential for unexpected costs and expenses;

●	risks related to commodity price fluctuations;

●	the uncertainty of profitability based upon our history of losses;

●	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms for our planned development projects;

●	risks related to environmental regulation and liability;

●	risks related to tax assessments; and

●	other risks and uncertainties related to our prospects, properties and business strategy.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by law, we do not undertake to update or revise any of the forward-looking statements to conform these statements to actual results, whether as a result of new information, future events or otherwise. The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of shares of Common Stock means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in the prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the Common Stock. You should read and carefully consider this entire prospectus before making an investment decision, especially the information presented under the headings “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our consolidated financial statements and related notes included elsewhere in this prospectus.

Unless otherwise indicated by the context, references to “Connexa,” “Company,” “we,” “us,” or “our” and similar terms refer to the operations of Connexa Sports Technologies Inc., Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL and Gameface.

Our fiscal year end is April 30 and our fiscal years ended April 30, 2023 and 2022 are sometimes referred to herein as fiscal years 2023 and 2022, respectively.

On June 26, 2024, we filed a Certificate of Amendment to our Articles of Incorporation, as amended, to effect a 1-for-20 reverse stock split. Our Common Stock began to trade on a reverse split adjusted basis on June 27, 2024. Unless otherwise stated, all share and per share information in this prospectus has been adjusted to reflect this reverse stock split.

Our Company

Overview

Following the completion of the Acquisition, the Company will operate in the love and marriage industry. The effectiveness of the registration statement of which this prospectus forms a part is not a condition to the closing of the Acquisition. For further details of the Acquisition, see “—Recent Development”.

Our mission is to empower global connections through innovative matchmaking technology and the facilitation of in-person initiatives. We own advanced patents and other proprietary technology which we license out, and we are using this intellectual property to develop an AI-powered matchmaking platform to license to partners worldwide, enabling them to create localized matchmaking experiences tailored to their specific markets and cultures. We also intend to leverage our partners’ expertise in offline matchmaking to offer, alongside our own technology tools, a range of best practices, empowering licensees to develop culturally relevant and highly effective in-person matchmaking solutions to complement their online offerings. We believe our pioneering technology has the power to transform the matchmaking industry, leading to greater success for our licensees and their clients, and ultimately leading to more people finding successful life partnerships.

Established in November 2021 and based in Hong Kong, our post-Acquisition subsidiary YYEM provides intellectual property, licensing, and technology services in the emerging “love & marriage” industry. Through YYEM, we own proprietary intellectual property that we believe is unique to this business sector, covering our licensees’ online presence and underpinning their matchmaker operations. We possess six technologies related to the metaverse and five AI matchmaking patents, which together enable access to both Augmented Reality (AR) and eXtended Reality (XR), enhancing our future revenue growth potential in the online matchmaking segment. Our AI technology is also designed to integrate with existing Big Data models and other larger AI models, such as Huawei Pangu, Baidu 6 Wenxinyiyan, Alibaba Tongyi, and Tencent Hunyuan. Through interrogating and analyzing available Big Data, our intellectual property aims to support the identification of our licensees’ target subscriber base, while providing subscriber profile analysis and connecting to our AI matchmaker platform, all with the goal of helping our licensees deliver effective matchmaking services both online and in person and helping their clients find successful life partnerships.

In-person matchmaking serves as an important complement to the online experience at some of our licensees. These licensees are able to leverage our proprietary technology and know-how, including our AI-related patents, to facilitate a range of in-person events, from one-to-one encounters to group gatherings with a curated guest list of potential matches. One licensee partner operates retail stores across 40 cities in China, where fees reaching up to $2,750 provide clients with a bespoke matchmaking service, delivered through face-to-face interactions across the branded offline stores. Other licensees are based in the United Kingdom, the United States, and Hong Kong, covering the use of our intellectual property in Europe, Sub-Saharan Africa, and various Asia Pacific countries (such as Japan and South Korea), respectively. Our pioneering AI-powered technology can be used by our licensees to support their offline matchmaking activities, through subscriber identification and acquisition and in matchmaking itself. Furthermore, by learning from each other’s experiences, our licensee partners can refine their approaches and deliver superior matchmaking services tailored to their local markets.

We are sensitive to cultural norms and recognize that, as we expand to new jurisdictions, the balance between the online and the offline, and the approaches taken to each, need to be adjusted to suit prevailing local preferences. For this reason, we often partner with local players as we enter new markets, and we are building our products and services with a view to customization based on local culture and practices.

At this stage of our development, we are primarily a technology company that facilitates matchmaking, while our licensees are more often matchmaking companies that leverage technology. We believe this combination enables each company to focus on the aspect of the business in which it is strongest.

At Yuanyu, we are dedicated to supporting our licensees in delivering exceptional online and in-person matchmaking services. Through our advanced patent portfolio, our customizable technology platform, the sharing of best practices in the context of in-person approaches, and cultural adaptation of both online and in-person offerings, we believe we will be able to empower our partners to create meaningful and lasting connections for their clients. Our commitment to innovation and excellence will help ensure that Yuanyu is a trusted name in the matchmaking industry, providing exceptional value to our global network and, ultimately, to individuals looking for love and marriage.

YYEM collected royalties of approximately $1.9 million in its fiscal year ended January 31, 2024 and approximately $3.3 million for the three-month period ended April 30, 2024.

Brief History

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. From 2019 through 2021, Lazex acquired various entities related to the manufacture and distribution of the Slinger Bag Launcher, a portable tennis ball, padel tennis ball, and pickleball launcher. In 2019, Lazex changed its name to Slinger Bag Inc., and in 2022 changed its name to Connexa Sports Technologies Inc.

In 2021 and 2022, Connexa acquired three companies: Foundation Sports Systems, LLC, Flixsense Pty, Ltd. (known as Gameface), and PlaySight Interactive Ltd. Over the course of 2022 and 2023, the Company disposed of or fully impaired the goodwill and intangible assets related to all of these.

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For further details of the Company’s history, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview” and “Description of Business — History of our Company”.

Recent Development

On March 18, 2024, the Company entered into a share purchase agreement (the “Purchase Agreement”) and a share exchange agreement (the “Exchange Agreement”) to acquire 70% of Yuanyu Enterprise Management Co., Limited (“YYEM”) from Mr. Hongyu Zhou, the sole shareholder of YYEM (“YYEM Seller”) for a combined $56 million (the “Acquisition”). $16.5 million of this amount was paid in cash pursuant to the Purchase Agreement, and the balance will be paid in shares pursuant to the Exchange Agreement. As of August 13, 2024, the Acquisition has not been completed. Such closing will result in a change of control of the Company, as the shareholders of YYEM will become the owners of approximately 82.4% of the issued and outstanding shares of Common Stock and the board of directors of Connexa (the “Board of Directors” or the “Board”) will comprise individuals designated by the YYEM Seller. As part of this transaction, the Company agreed to sell its wholly owned subsidiary, Slinger Bag Americas Inc., to a newly established entity.

The effectiveness of the registration statement of which this prospectus forms a part is not a condition to the closing of the Acquisition.

The Acquisition Structure

Pursuant to the Purchase Agreement, the Company agreed to purchase, and the YYEM Seller agreed to sell, 2,000 ordinary shares of YYEM, representing 20% of the issued and outstanding ordinary shares of YYEM, for the purchase price of $16,500,000 (the “Share Purchase Consideration”), payable in cash (the “Share Purchase Transaction”). The Share Purchase Transaction closed on March 20, 2024. The $16.5 million was paid in full as of April 3, 2024. As a result, the Company owns 20% of the capital stock of YYEM.

Pursuant to the Exchange Agreement, the Company has agreed to purchase, and the YYEM Seller has agreed to sell, 5,000 ordinary shares of YYEM, representing 50% of the issued and outstanding ordinary shares of YYEM, for 8,127,572 newly issued shares of Common Stock (the “Exchange Shares”) to the YYEM Seller (the “Share Exchange Transaction”). The Exchange Shares are expected to represent 82.4% of the issued and outstanding shares of Common Stock as of the date of the closing of the Share Exchange Transaction.

The Exchange Shares will be issued without registration under the Securities Act, in reliance upon a safe harbor for offshore transactions or an exemption from registration for transactions not involving a public offering and, as such, will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Under Rule 144, the Exchange Shares generally may not be offered or sold publicly unless they have been held for at least six months and subject to other conditions.

Separation Agreement

In connection with the Exchange Transaction, the Company has agreed that at or prior to the closing date of the Acquisition (the “Closing Date”), it will enter into a separation agreement to sell, transfer and assign all or substantially all of its legacy business, assets and liabilities related to or necessary for the operations of its “Slinger Bag” business or products (the “Legacy Business”) to J&M Sports LLC, a newly formed Florida entity (“NewCo”), and that after the Closing Date, NewCo will have the sole right to and obligations of the Legacy Business and will be liable to the Company for any losses arising from third-party claims against the Company that arise from liabilities related to the Legacy Business (the “Separation”). NewCo is owned by Yonah Kalfa and Mike Ballardie.

On a pro forma basis, as of April 30, 2024, the Legacy Business’ assets were approximately $5.2 million, and the liabilities of the Legacy Business were approximately $12.0 million.

Financial Accommodations

As an inducement to the Company to complete the Acquisition, the Agreements, as amended, provide that aggregate payments of $5 million shall be made to the Company in cash by YYEM, as follows: (i) $800,000 payable within two business days of the date of the Agreements; (ii) $1,200,000 payable within three business days of the Company changing its ticker symbol from “CNXA” to “YYAI” or such other symbol as the parties may agree; (iii) $2,500,000 payable at the Closing to the Company; and (iv) $500,000 to be paid to NewCo within 30 days of the Closing Date, provided that no claims relating to the period prior to the Separation have by then been made against the Company.

Management following the Acquisition

At or after the Closing, the Board of Directors shall comprise those individuals designated by YYEM Seller, and all current members of the Board of Directors shall resign with such resignation being effective on the later of the Closing or the appointment or election of the new directors.

Closing Conditions

The Exchange Agreement, as amended, provides that:

●	on or before the Closing Date, the Company shall obtain approval from holders of shares of Common Stock for the Share Exchange Transaction and other matters related to the Share Exchange Transaction. Such stockholder approval was received on May 15, 2024;
●	on or before the Closing Date, the Company shall obtain approval from Nasdaq for the Reverse Stock Split of the Common Stock at a ratio to be determined by the parties;
●	as a condition to Closing, from the date of the Exchange Agreement through the Closing Date, the existing shares of Common Stock shall have been continually listed on Nasdaq, and the Company shall have not received a determination from Nasdaq indicating that the Common Stock will be delisted from Nasdaq; and
●	the Company and YYEM shall cooperate to effectuate a reverse stock split, obtain approval from Nasdaq of a new listing application to be submitted to Nasdaq in connection with the Share Exchange Transaction, and provide such information as is necessary for the Company to obtain shareholder approval of the Share Exchange Transaction and other matters relating thereto. The shareholder approval was obtained on May 15, 2024, the reverse split was effected on June 27, 2024, and a new listing application was submitted to Nasdaq in May 2024, which is currently under review by Nasdaq.

We cannot provide assurance as to when, or if, all of the closing conditions will be satisfied or waived by the relevant party. As of the date of this prospectus, we have no reason to believe that any of the conditions will not be satisfied.

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Closing Deliverables

At the Closing, the Company shall deliver to YYEM Seller the following:

●	copies of all resolutions of the Board of Directors authorizing the execution, delivery, and performance of the Exchange Agreement and the other agreements, instruments, and documents required to be delivered in connection with the Exchange Agreement or at the Closing to which the Company is a party and the consummation of the transactions contemplated hereby and thereby;

●	the Exchange Shares;

●	all documents, instruments, agreements and certificates that may be deliverable in connection with the performance or fulfillment of the conditions under Section 6.01 and Section 6.03 of the Exchange Agreement that are relevant to the Company;

●	a duly executed bought and sold note, as applicable; and

●	all other documents, instruments and writings which may be reasonably requested by YYEM Seller to be delivered by the Company at or prior to the Closing pursuant to the Exchange Agreement.

At the Closing, YYEM Seller shall deliver to the Company the following:

●	payment of the Closing Cash Payment (as defined in the Exchange Agreement);

●	evidence that the Closing Cash Deposit (as defined in the Exchange Agreement) has been deposited to the escrow account;

●	a good standing certificate (or its equivalent) for YYEM from the relevant governmental authority of Hong Kong, if applicable, and each other jurisdiction where YYEM is qualified, registered, or authorized to do business, if any;

●	if the YYEM shares are represented by certificates, such certificates duly endorsed for transfer by YYEM Seller, as applicable;

●	a counterpart to any consents required in connection with the transactions contemplated by the Exchange Agreement;

●	all documents, instruments, agreements and certificates that may be deliverable in connection with the performance or fulfillment of the conditions under Section 6.01 and Section 6.02 of the Exchange Agreement that are relevant to YYEM Seller;

●	a duly executed bought and sold note as may be required under the law of Hong Kong; and

●	all other documents, instruments and writings which may be reasonably requested by YYEM Buyer to be delivered by YYEM Seller and YYEM at or prior to the Closing pursuant to the Exchange Agreement.

Termination

The Exchange Agreement may be terminated by mutual written consent of the Company and the YYEM Seller at any time before the Closing or by either the Company or the YYEM Seller at any time before the Closing if the Share Exchange Transaction has not been consummated by the date that is 180 days from the date of the Exchange Agreement (the “Termination Date”) or if any party breaches the Exchange Agreement with respect to the closing conditions and such breaches cannot be cured by the Termination Date. If the Exchange Agreement is terminated by the Company unilaterally and of its own volition other than due to the aforementioned termination conditions, the Company shall be liable for a termination fee in the amount of three times the fees and costs incurred by the YYEM Seller in connection with the Share Exchange Transaction up to a maximum amount in the aggregate of $600,000, with certain exceptions, including, but not limited to lack of SEC or Nasdaq approval of the Share Exchange Transaction or lack of approval from holders of shares of Common Stock.

Permission or Approvals Required from the PRC Authorities with respect to the Operations of YYEM

YYEM conducts business in Hong Kong and is required to obtain, and has obtained, a business license issued by the Hong Kong Companies Registry. As a special administrative region of the PRC, Hong Kong enjoys separate governing and economic systems from that of mainland China under the principle of one country, two systems. YYEM, as a Hong Kong-based company without operations in mainland China, is not directly subject to PRC laws and regulations regarding the general conduct of its business or regarding overseas listings. As of the date of this prospectus, YYEM has not received any notice of, and has not been subject to, any penalty or other disciplinary action from any PRC authority for the failure to obtain or the insufficiency of any approval or permit in connection with the conduct or service of its business operations. YYEM has not been denied by any PRC authority with respect to the application of any requisite permissions by YYEM.

However, YYEM may be subject to additional licensing requirements, and our conclusion on the status of YYEM’s licensing compliance may prove to be mistaken, due to uncertainties around the interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant governmental authorities, the PRC government’s ability to intervene in or influence YYEM’s operations, and the rapid evolvement of PRC laws, regulations, and rules, sometimes with little or no advance notice. We cannot assure you that YYEM is or will be in compliance with all licensing requirements applicable to it or will not be subject to any penalty in the future due to the lack or insufficiency of approvals or permits. The failure of YYEM to obtain or to thereafter maintain any permit or license required for its operations may result in the suspension or termination of, or otherwise give rise to a material adverse change to, its businesses, which would materially and adversely affect our financial condition and results of operations and cause our Common Stock to significantly decline in value. For more detailed information, see “Risk Factors — Risks Related to Doing Business in Hong Kong.”

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We believe that, as of the date of this prospectus, YYEM is not required to obtain any permission from the CSRC, the CAC, or any other PRC authority in connection with this offering. As a result, it has not submitted any application to any such authority for the approval of the offering. As of the date of this prospectus, it has not received any inquiry, notice, warning or official objection in relation to this offering from the CSRC, the CAC or any other PRC authority. However, there remains uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. We believe that YYEM has received all requisite permissions and approvals to operate its business. If YYEM does not receive or maintain such permissions or approvals or has inadvertently concluded that the approvals of the CSRC, the CAC or any other regulatory authority are not required for this offering, or if applicable laws, regulations, or interpretations change and YYEM is required to obtain approvals in the future, seeking such approvals could cause the value of our securities, including the Common Stock, to significantly decline or be worthless. Any uncertainties or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. In addition, these regulatory agencies may impose fines and penalties on YYEM, limit its ability to pay dividends outside of China, limit its operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on its business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Common Stock. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Changes in the PRC’s economic, political or social conditions or governmental policies could have a material adverse effect on our business and results of operations.”

On December 16, 2021, the PCAOB reported that it was unable to completely inspect or investigate registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in each of those jurisdictions. However, following the signing of a Statement of Protocol with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the PRC in August 2022, The PCAOB on December 15, 2022 vacated its previous determination and confirmed that it was NOW able to secure complete access to inspect and investigate registered public accounting firms headquartered in those jurisdictions. Nevertheless, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may issue a new determination.

Our auditor, Olayinka Oyebola & Co., an independent public accounting firm registered with the PCAOB, and an auditor of publicly traded companies in the United States, is subject to U.S. laws pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis, with the last inspection in November 2023. Our auditor is not headquartered in mainland China or Hong Kong and was not identified as an accounting firm subject to the determinations announced by the PCAOB on December 16, 2021. Nevertheless, should our auditor in the future have any work papers in China or Hong Kong that the PCAOB is unable to fully inspect, it will be difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors could consequently lose confidence in our reported financial information and procedures or the quality of our financial statements, which would adversely affect us and our securities.

Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange would in all likelihood delist our securities. On June 22, 2021, the U.S. Senate passed the AHFCAA, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. See “Risk Factors — Risks Related to Doing Business in Hong Kong — A joint statement by the SEC and the PCAOB, rule changes by Nasdaq, the HFCAA and AHFCAA, and the Consolidated Appropriations Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainty to our continued listing.”

Following the Acquisition, our corporate organization will initially consist of the Company and YYEM. We anticipate that revenue will primarily be received by YYEM, where it will be used to pay operating expenses and be reinvested in outsourced research and development, the purchase of additional patents and other intellectual property, and branding and other promotional activities, among other things. If needed, management may decide to transfer cash between YYEM and the Company, or between one of these two entities and any subsidiaries that we may establish or acquire in other jurisdictions. This could take the form of intercompany fund advances or capital contributions. Under our cash management policy, the amount of intercompany transfers will be determined by our management based on the working capital needs of the entities within our group, and intercompany transactions will be subject to our internal approval process and funding arrangements.

We have not declared or paid dividends or made any distribution of earnings as of the date of this prospectus. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to declare dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.

The Company and YYEM are not subject to any significant restrictions on buying or selling foreign exchange or on transferring cash between entities within our group, across borders, or to U.S. investors. There are no significant restrictions or limitations on our ability to distribute earnings (if any) from YYEM to the Company and U.S. investors or our ability to settle amounts owed. However, there can be no assurance that the PRC government will not intervene or impose restrictions on the ability of YYEM to buy or sell foreign exchange or transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business.

One of YYEM’s licensees is based in Mainland China, which imposes various limitations, procedures, and formalities on payments out of China. Capital account transactions, which relate to the purchase and sale of foreign assets and liabilities and include such transactions as investments and loans, are subject to review by the State Administration of Foreign Exchange (“SAFE”). Current account payments, including royalty payments, should generally not be restricted, but SAFE has a significant degree of administrative discretion in implementing laws and regulations and has on occasion used this discretion to limit the convertibility of current account payments out of China. YYEM understands from its Mainland China licensee that because the royalties due to YYEM under the applicable licensing agreement constitute current account payments, the payment of such royalties is permitted under PRC regulations, provided the sending and receiving banks can show that the transactions are legitimate. However, there can be no assurance that the distinction between restrictions on capital account transactions and restrictions on current account transactions will be consistently interpreted by SAFE and China’s other regulatory agencies, nor can there be any assurance that the legal analysis of the licensee is correct or that the PRC government will not intervene or impose other restrictions on the ability of the licensee to make the required payments to YYEM outside of Mainland China. We expect that the immediate financial impact of any such development in the coming months, while adversely affecting our business prospects, would be limited by the fact that, to date, YYEM has not received any revenue from, and is therefore not financially dependent on, such licensee.

Reverse Stock Split

On June 26, 2024, we filed a Certificate of Amendment to our Articles of Incorporation, as amended, to effect a 1-for-20 reverse stock split. Our common stock began to trade on a reverse split adjusted basis on June 27, 2024. Unless otherwise stated, all share and per share information in this prospectus has been adjusted to reflect the Reverse Stock Split.

Amendment to Bylaws

On October 12, 2023, the Board of Directors of the Company approved an amendment to the Bylaws of the Company to reduce the percentage of shares of stock, issued and outstanding and entitled to vote, to be present in person or represented by proxy in order to constitute a quorum for the transaction of any business from a majority to thirty-three and one third percent (33 1/3%).

Nasdaq Compliance

On December 12, 2023, the Company received a letter from Nasdaq informing the Company that because, for 30 consecutive trading days, the bid price of the Common Stock had closed below the minimum of $1.00 per share, it was not in compliance with the minimum bid price requirement for continued listing as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Nasdaq notice indicated that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company would be provided 180 calendar days, or until June 10, 2024, to regain compliance. On June 11, 2024, the Company was notified by Nasdaq that its securities were subject to delisting because the Company had not regained compliance with the rule within the prescribed time period but the Company could appeal the delisting determination and request a hearing before a new Nasdaq Hearings Panel. The Company’s request for a new panel was timely made and a hearing was scheduled for July 23, 2024, and any further suspension or delisting action was stayed. On July 18, 2024, Nasdaq informed us that the Company had regained compliance with the Minimum Bid Price Requirement. Consequently, the scheduled hearing before the new panel on July 23, 2024 was canceled.

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On May 1, 2024, the Company received a letter from Nasdaq indicating that, due to the Company’s failure, in violation of Listing Rules 5620(a) and 5810(c)(2)G), to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end of April 30, 2023, it no longer complied with Nasdaq’s Listing Rules for continued listing. On May 17, 2024, Nasdaq notified the Company that based on the Company’s current report on Form 8-K filed on May 17, 2024, the Company’s proxy distributed on May 2, 2024, and the annual meeting of the stockholders held on May 15, 2024, it had regained compliance with the Nasdaq Listing Rules for continued listing.

On January 30, 2024, the Company received a letter from the staff of the Nasdaq Stock Market confirming that following the receipt of an investment of $16.5 million as disclosed in the Company’s current report filed on Form 8-K on January 24, 2024 (i) the Company had regained compliance with the minimum shareholder equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”), as required by the Nasdaq Hearing Panel’s (“Panel”) decision dated April 12, 2023, as amended, and (ii) in application of Listing Rule 5815(d)(4)(B), the Company would be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Nasdaq Listing Qualifications staff (the “Staff”) finds that the Company is no longer in compliance with the Equity Rule, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to such deficiency and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delisting Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

Pursuant to Listing Rule 5815(d)(4)(B), the Company is also subject to a mandatory panel monitor in respect of its periodic filing requirements in Listing Rule 5250(c)(1) (the “Periodic Filing Rule”) for a period of one year from October 11, 2023. If, within that one-year monitoring period, the Staff finds the Company again out of compliance with the Periodic Filing Rule, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delisting Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to present to the hearing panel as provided by Listing Rule 5815(d)(4)(C), and the Company’s securities may at that time be delisted from Nasdaq.

The January 2024 Offering

On January 19, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with three investors (the “January 2024 Investors”) for the issuance and sale to each investor of (i) 116,510 shares of Common Stock and (ii) the Pre-Funded Warrants to purchase an aggregate of 1,258,490 shares of Common Stock at a combined purchase price of $4 per share of Common Stock for an aggregate amount of approximately $16.5 million. The Pre-Funded Warrants have an exercise price of $0.0002 per share of Common Stock and are exercisable beginning on May 15, 2024, the date stockholder approval was received and effective, allowing exercisability of Pre-Funded Warrants under Nasdaq rules until the Pre-Funded Warrants are exercised in full. The aggregate number of Shares issued to the January 2024 Investors is 349,530 and the aggregate number of Pre-Funded Warrants is 3,775,470.

From April 2024 through May 2024, the Company acknowledged and agreed to the entrance into certain warrant purchase agreements pursuant to which the January 2024 Investors sold all of the 3,775,470 Pre-Funded Warrants to and 10 purchasers (the “Pre-Funded Warrants Purchasers”) for an aggregate amount of $18,877,350 in cash.

Our Corporate Information

The Company was incorporated under the laws of the State of Nevada on July 12, 2015 and redomiciled in the State of Delaware on April 7, 2022 under the name Connexa Sports Technologies Inc. Following the Acquisition, the name of the Company was changed to Yuanyu, Inc. Please refer to our brief history described above. Our corporate offices are located at 2709 North Rolling Road, Suite 138, Windsor Mill, Maryland, 21244. Our telephone number is (443) 407-7564. Our website is www.yuanyuenterprise.com. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

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The Offering

Issuer	Connexa Sports Technologies, Inc.

Common Stock offered by the selling stockholders	Up to an aggregate of 1,925,000 shares of Common Stock consisting of 349,530 shares of our common stock, par value $0.001 per share (the “Common Stock”), and (b) 1,575,470 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued on January 19, 2024.

Common Stock issued and outstanding after this offering (1)	4,584,984 shares of Common Stock

Use of proceeds	We will not receive any of the proceeds from the sale by the selling stockholders of the securities. If the selling stockholders exercise their Pre-Funded Warrants in full via a cash exercise, however, we will receive aggregate gross proceeds of approximately $315. See section entitled “Use of Proceeds”.

Common Stock Nasdaq Symbol	YYAI

Risk factors	You should read the section entitled “Risk Factors” beginning on page 9 for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our securities.

(1)	The number of shares of Common Stock outstanding after this offering is based on 2,659,984 shares of Common Stock outstanding as of August 9, 2024 and excludes the following:

●	2,024 shares of Common Stock underlying other outstanding warrants; and

●	2,333 shares of Common Stock issuable upon exercise of outstanding stock options by the members of our board of directors and third parties; and

Except as otherwise indicated herein, all information in this prospectus assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholders.

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Risk Factors Summary

Investing in shares of our Common Stock involves a high degree of risk. See section entitled “Risk Factors” beginning on page 9 of this prospectus for a discussion of factors you should carefully consider before investing in the Common Stock. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow, and prospects would likely be materially and adversely affected. As a result, the trading price of our Common Stock would likely decline, and you could lose all or part of your investment. Listed below is a summary of some of the principal risks related to our business:

Risks Related to the Acquisition

●	The market price of our Common Stock will continue to fluctuate after the Acquisition.
●	Failure to complete the Acquisition, which includes the Share Exchange, could negatively impact Connexa’s stock price, and we may not be able to avoid dissolution.
●	Following the Acquisition, our stockholders will have a significantly lower ownership and voting interest in us than they currently have in Connexa and will exercise less influence over management and the policies of Connexa.
●	Obtaining required approvals and satisfying closing conditions may prevent or delay completion of the Acquisition.
●	Except in specified circumstances, if the Closing has not occurred by the Termination Date, either Connexa or YYEM Seller may choose not to proceed with the transaction.
●	Failure to attract, motivate, and retain executives and other key employees could diminish the anticipated benefits of the Acquisition.
●	Whether or not the Acquisition is completed, the announcement and pendency of the Acquisition could cause disruptions in the business of Connexa, which could have an adverse effect on its business and financial results.
●	Although we expect that our Common Stock will remain listed on Nasdaq after the Acquisition, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.
●	Following the Acquisition, the price of our Common Stock may be especially volatile, and if the Acquisition’s benefits do not meet the expectations of investors, stockholders, or financial analysts, the market price of our Common Stock may decline.
●	YYEM may not realize anticipated growth opportunities.

Risks Related to Our Business, Operations, Industry, Legal, and Regulatory Requirements

●	We are dependent on third parties for a significant portion of our revenue through intellectual property licensing agreements, and we may not realize the expected benefits of such arrangements.
●	The love and marriage market sector, including matchmaking apps, is competitive, with low switching costs and a consistent stream of new services and entrants, and innovation by competitors may disrupt our business.
●	The limited operating history and geographic reach of YYEM’s brands and services makes it difficult to evaluate our current business and future prospects.
●	As we develop our own offerings for end users, our growth and profitability will rely, in significant part, on our ability to attract and retain users through cost-effective marketing efforts. Any failure in those efforts could adversely affect YYEM’s business, financial condition, and results of operations.
●	Distribution and marketing of, and access to, the online services offered by us and our licensees may rely, in significant part, on a variety of third-party platforms, in particular, mobile app stores. If these third parties limit, prohibit, or otherwise interfere with features or services or change their policies in any material way, it could adversely affect our business, financial condition, and results of operations.
●	The success of our services for end users will depend, in part, on our ability to access, collect, and use personal data about our users and subscribers.
●	Challenges properly managing the use of artificial intelligence could result in reputational harm, competitive harm, and legal liability.
●	Foreign currency exchange rate fluctuations may adversely affect our results of operations.
●	We depend on our key personnel.
●	We may not be able to protect our systems and infrastructure from cyberattacks and may be adversely affected by cyberattacks experienced by third parties.
●	Our business is subject to complex and evolving laws and regulations, including with respect to data privacy and platform liability. These laws and regulations are subject to change and uncertain interpretation and could result in changes to our business practices, increased cost of operations, declines in user growth or engagement, legal claims, monetary penalties, or other harm to our business.
●	Inappropriate actions by certain of our users could be attributed to us and damage our reputation, which in turn could adversely affect our business.
●	We may fail to adequately protect our intellectual property rights or may be accused of infringing the intellectual property rights of third parties.
●	We intend to expand to various international markets, including markets in which we have limited experience, and as a result, we face additional risks in connection with those operations.
●	Our operations are subject to volatile global economic conditions, particularly those that adversely impact consumer confidence and spending behavior.
●	Our financial results may be adversely affected if substantial investments in businesses and operations fail to produce the expected returns.
●	We will need additional capital in the future to finance our planned growth, which we may not be able to raise or which may only be available on terms unfavorable to us or our stockholders, and this may result in our inability to fund our working capital requirements and harm our operational results.
●	Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.
●	The costs of being a public company could result in us being unable to continue as a going concern.
●	For as long as we are a “smaller reporting company,” we will not be required to comply with certain reporting requirements that apply to other publicly reporting companies. We cannot predict whether the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

Risks Relating to Connexa following the Acquisition

●	Connexa may be exposed to increased litigation, which could have an adverse effect on its business and operations following the Acquisition.
●	After the Acquisition, holders of Connexa’s Common Stock will have no equity or other ownership interest in its current business, as Connexa will sell, transfer, and assign its existing business to a newly formed entity. Investors will therefore have a continuing equity interest only in the business of YYEM.
●	The separation of the Legacy Business is dependent on the Acquisition and will not result in monetization, and holders of Common Stock of Connexa will not receive any consideration in connection with the separation of the Legacy Business.
●	Declaration, payment, and amounts of dividends, if any, to stockholders of Connexa post-Acquisition will be uncertain.

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Risks Related to Doing Business in Hong Kong

●	A joint statement by the SEC and the PCAOB, rule changes by Nasdaq, the HFCAA and AHFCAA, and the Consolidated Appropriations Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainty to our continued listing.
●	The Chinese government, in general, could exercise significant oversight and discretion over the conduct of our business and has made statements indicating an intent to exert more oversight and control over offerings that are conducted overseas and over foreign investment in China-based issuers.
●	Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.
●	We are subject to risks relating to economic, political, legal, and social conditions in Hong Kong.
●	The Hong Kong National Security Law could impact YYEM’s operations in Hong Kong.

Risks Related to Ownership of Our Shares

●	Our stock price may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment as a result.
●	We do not intend to pay dividends on shares of our Common Stock.
●	Our stockholders may not be able to enforce judgments entered by U.S. courts against our officers and directors.
●	Future sales of shares of Common Stock may result in a decrease in the market price of our Common Stock, even if our business is doing well.
●	If securities or industry analysts do not publish research, or they publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.
●	Holders of our Common Stock may be diluted by the future issuance of additional shares of Common Stock or preferred stock, or securities convertible into shares of Common Stock or preferred stock, in connection with incentive plans, acquisitions, or otherwise; future sales of such shares in the public market or the expectation that such sales may occur may decrease the market price of our Common Stock.

We face risks associated with YYEM being based in and operating in Hong Kong. These include regulatory, liquidity, and enforcement risks. For example, we face risks and uncertainties arising from the legal system in the PRC, including in relation to the enforcement of laws and the fact that rules and regulations in the PRC can change with little advance notice. In addition, the Chinese government could intervene or influence our operations at any time, which could result in a material change in our operations or the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas or over foreign investment in China-based issuers, in particular any effort to extend such actions directly or indirectly to Hong Kong-based companies, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong.”

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RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus, including the financial statements and related notes that appear at the end of this report, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition and operating results. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition and operating results. The following discussion of risks is not all-inclusive but is designed to highlight what we believe are the material factors to consider when evaluating our business and expectations. These factors could cause our future results to differ materially from our historical results and from expectations reflected in forward-looking statements.

Risks Related to the Acquisition

The market price of our Common Stock will continue to fluctuate.

The market price of our Common Stock will continue to fluctuate, potentially significantly, as a result of a variety of factors, including, among others, general market and economic conditions, and changes in our business, operations and prospects, in interest rates, in general market, industry and economic conditions and in other factors generally affecting stock prices, federal, state and local legislation, governmental regulation and legal developments in the industry segments in which we will operate. Our market capitalization and trading volume may contribute to greater volatility. In addition, any significant price or volume fluctuations in the stock market generally could have a material adverse effect on the market for, or liquidity of, our Common Stock, regardless of our actual operating performance.

Failure to complete the Acquisition, which includes the Share Exchange, could negatively impact Connexa’s stock price and we may not be able to avoid dissolution.

If the Acquisition is not completed for any reason, it is likely that our Common Stock would be delisted from Nasdaq, with all the attendant risks described below in this section. Furthermore, if the Acquisition is not completed, the price of our Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Common Stock would reach the price implied in the Acquisition or at which it traded as of the date we announced the Purchase Agreement and the Exchange Agreement or the date of this prospectus. Accordingly, if the Acquisition is not completed, there can be no assurance as to the effect on the future value of your shares of our Common Stock.

Following the Acquisition, our stockholders will have a significantly lower ownership and voting interest in us than they currently have in Connexa and will exercise less influence over management and policies of Connexa.

Based on the number of shares of our Common Stock outstanding as of the close of business on August 9, 2024, stockholders of the Company are expected to own approximately 17.6% of the outstanding shares of our Common Stock and the YYEM shareholder is expected to own approximately 82.4% of the outstanding shares of our Common Stock. Consequently, the YYEM Seller will be able to exert significant influence over certain matters, including matters that must be resolved by a general meeting of shareholders, such as the election of members to the board of directors or the declaration of dividends or other distributions. To the extent that the interest of this shareholder may differ from the interests of the Company’s other shareholders, the Company’s other shareholders may be disadvantaged by any actions that this shareholder may seek to pursue. Additionally, stockholders may not realize a benefit from the Acquisition commensurate with the ownership dilution they experienced in connection with that transaction.

Obtaining required approvals and satisfying closing conditions may prevent or delay completion of the Acquisition.

The Acquisition is subject to a number of conditions to Closing as specified in the Exchange Agreement. No assurance can be given that the required governmental and regulatory consents and approvals will be obtained or that the required conditions to Closing will be satisfied. Additionally, if all required consents and approvals are obtained and the required conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents and approvals. Any delay in completing the Acquisition could cause Connexa not to realize, or to be delayed in realizing, some or all of the benefits that Connexa and YYEM expect to achieve if the Acquisition is successfully completed within its expected time frame.

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Except in specified circumstances, if the Closing has not occurred by the Termination Date, either Connexa or YYEM Seller may choose not to proceed with the transaction.

Either Connexa or YYEM Seller may terminate the Exchange Agreement if the Acquisition has not been consummated by the date that is 180 days from the date of the Exchange Agreement, the Termination Date. However, this right to terminate the Exchange Agreement will not be available to Connexa or YYEM Seller if such party has materially breached any of its representations, warranties, covenants or agreements under the Exchange Agreement and such breach has been a contributing factor that resulted in the failure of the Acquisition to be consummated by the Termination Date.

Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Acquisition.

Our success will depend in part on our ability to retain the talents and dedication of key professionals currently employed by us. It is possible that these employees may decide not to remain with us post-Acquisition. If key employees terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, our business activities may be adversely affected and management’s attention may be directed to hiring suitable replacements, all of which may cause our business to suffer. In addition, we may be unable to locate suitable replacements for any key employees that leave or unable to offer employment to potential replacements on reasonable terms. No assurance can be given that we will be able to attract or retain key employees to the same extent that we have been able to do so in the past.

Whether or not the Acquisition is completed, the announcement and pendency of the Acquisition could cause disruptions in the business of Connexa, which could have an adverse effect on its business and financial results.

Regardless of whether the Acquisition is completed, the announcement and pendency of the Acquisition could cause disruptions in the business of Connexa, including by diverting the attention of Connexa’s management toward the completion of the Acquisition. In addition, Connexa has diverted significant management resources in an effort to complete the Acquisition and is subject to restrictions contained in the Exchange Agreement on the conduct of its business. If the Acquisition is not completed, Connexa will have incurred significant costs, including the diversion of management resources, for which it will have received little or no benefit.

A market for our Common Stock may not continue, which would adversely affect the liquidity and price of our Common Stock.

Following the Acquisition, the market price of our Common Stock may fluctuate significantly due to the market’s reaction to the Acquisition and general market and economic conditions. An active trading market for our Common Stock following the Acquisition may never develop or, if developed, it may not be sustained. In addition, the market price of our Common Stock after the Acquisition may vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our Common Stock becomes delisted from Nasdaq for any reason and is relegated to the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange), the liquidity and price of our Common Stock will be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your shares of Common Stock unless a market for our Common Stock can be established or sustained.

Although we expect that our Common Stock will remain listed on Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

On several occasions in the past, we have failed to comply with Nasdaq’s listing rules. See “Prospectus Summary— Nasdaq Compliance”. We cannot assure you that we will be able to meet Nasdaq’s continued listing standards, and we can provide no assurance that we will be able to satisfy the initial listing requirements.

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If Nasdaq delists our Common Stock due to our failure to meet its continued listing standards, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our Common Stock is a “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited amount of analyst coverage and more limited universe of potential investors in our securities; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Following the Acquisition, the price of our Common Stock may be especially volatile, and if the Acquisition’s benefits do not meet the expectations of investors, stockholders, or financial analysts, the market price of our Common Stock may decline.

Prior to the Acquisition, there was no public market for YYEM’s securities. Accordingly, the valuation ascribed to YYEM and our Common Stock in the Acquisition might not have been indicative of the price that will prevail in the trading market following the Acquisition. If an active market for our Common Stock continues, the trading price could be especially volatile, and fluctuations in the price of our Common Stock could contribute to the loss of all or part of your investment. For the period following the Acquisition and beyond, our stock price may be subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below, among others, could have a material adverse effect on your investment, and our Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Common Stock may not recover and may experience a further decline.

If the benefits of the Acquisition, and the performance of the Company more broadly, do not meet the expectations of investors or securities analysts, the market price of our Common Stock may decline. Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial condition, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

YYEM may not realize anticipated growth opportunities.

We expect that YYEM will realize growth opportunities and other financial and operating benefits as a result of the Acquisition, although we cannot predict with certainty if or when these growth opportunities and benefits will occur, or the extent to which they actually will be achieved. For example, the benefits from the Acquisition may be offset by costs incurred in connection with the Acquisition, or as a result of being part of a public company. See “Risks Related to Our Business and Industry” for a fuller discussion of the risks in the post-Acquisition period.

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Risks Related to Our Business, Operations, Industry, Legal and Regulatory Requirements

References in this section to “we,” “us,” “our,” “YYEM” and the “company” refer to YYEM and its subsidiaries. We expect the Acquisition will close before the Commission declares the registration statement of which this prospectus forms a part effective.

We are dependent on third parties for a significant portion of our revenue through intellectual property licensing agreements, and we may not realize the expected benefits of such arrangements.

We have in the past entered into, and may continue to enter into, licensing arrangements with third parties that we believe will commercialize our intellectual property and bolster our revenue.

Our revenue from licensing agreements increased significantly in the year ended January 31, 2024 and increased further in the three-month period ended April 30, 2024, constituting substantially all of our revenue, and our results of operations have been, and may continue to be, affected by such arrangements. Licensing agreements involving our intellectual property are subject to various risks. Our licensees may fail to comply with their obligations set out in the respective agreements. If the licensees generate insufficient revenue from their operations, they may be unable to meet the minimum payments required under the agreements. Our licensees may elect to cease the licensing arrangements due to a change in their strategic focus, the availability of funding, or other external factors. Termination of any licensing arrangements may result in a reduction in our revenue and the need for replacement arrangements with other licensees.

Our licensees have significant discretion in determining the efforts and resources that they will apply to their own operations, potentially resulting in less revenue than we anticipate at the outset of the relationship. Such licensees may independently develop intellectual property that could substitute for ours or may partner with competitors offering different technology.

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Our licensees may not properly maintain or defend our intellectual property rights or may use our intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property rights or our rights over our proprietary information or could expose us to potential liability.

Disputes may arise between us and our licensees that interfere with the licensing arrangements or lead to the termination of the licensing agreements. Such disputes could result in costly litigation or arbitration that diverts management attention and resources.

As we expand to new jurisdictions, if we fail to enter into licensing arrangements for a particular territory with a suitable strategic partner and do not have sufficient funds or local expertise to undertake the necessary commercialization activities ourselves, we may not be able to generate revenue from such territory.

For these and other reasons, we may not achieve the outcomes expected from our licensing arrangements. These arrangements are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are difficult to predict and are beyond our control. We may face operational and financial risks including increases in near- and long-term expenditure, exposure to unknown liabilities, disruption of our business, and diversion of our management’s time and attention. Even if we achieve the expected benefits, we may not be able to do so within the anticipated time frame. Any of the foregoing could materially adversely affect our business, financial condition, results of operations, and prospects.

The love and marriage market sector, including matchmaking apps, is competitive, with low switching costs and a consistent stream of new services and entrants, and innovation by competitors may disrupt our business.

The love and marriage market sector, including matchmaking apps, is competitive, with a consistent stream of new services and entrants. Some of our competitors may enjoy better competitive positions in certain geographical regions, user demographics, or other key areas that we currently serve or may serve in the future. These advantages could enable such competitors to offer services that are more appealing to users and potential users than our services or to respond more quickly or cost-effectively than us to new or changing opportunities.

In addition, within the love and marriage market sector generally, costs for consumers to switch between services are low, and consumers have a propensity to try new approaches to connecting with people and to use multiple services at the same time. As a result, new services, entrants, and business models are likely to continue to emerge. If we become established as a dominant player in any particular market, it is possible that a new service could gain rapid scale at the expense of existing brands by harnessing a new technology, such as generative AI, or a new or existing distribution channel, creating a new or different approach to connecting people, or some other means. We may need to respond by introducing new services or features, and we may not be successful in that. If we do not sufficiently innovate to provide new services, or improve upon existing services, that our users or prospective users find appealing, we may be unable to continue to attract new users or continue to appeal to existing users.

Potential competitors include larger companies that could devote greater resources to the promotion or marketing of their services, take advantage of acquisitions or other opportunities more readily, or develop and expand their services more quickly than we do. Potential competitors also include established social media companies that may develop features or services that compete with ours or operators of mobile operating systems and app stores. For example, Facebook offers a dating feature on its platform, which it rolled out globally several years ago and has grown dramatically in size supported by Facebook’s massive worldwide user footprint. These social media and mobile platform competitors could use strong or dominant positions in one or more markets, coupled with ready access to existing large pools of potential users and personal information regarding those users, to gain competitive advantages over us, including by offering different features or services that users may prefer or offering their services to users at no charge, which may enable them to acquire and engage users at the expense of our user growth or engagement.

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If we are not able to compete effectively against current or future competitors as well as other services that may emerge, or if our decisions regarding where to focus our investments are not successful in the long term, the size and level of engagement of our user base may decrease, which could have an adverse effect on our business, financial condition, and results of operations. If, similarly, our licensees are unable to compete effectively or are unsuccessful in this regard, the size and level of engagement of their user base may decrease, which could impact their payments to us and therefore have an adverse effect on our business, financial condition, and results of operations.

The limited operating history and geographic reach of YYEM’s brands and services makes it difficult to evaluate our current business and future prospects.

We seek to tailor our services to meet the preferences of specific geographies, demographics, and other communities of users. Building a given brand or service is generally an iterative process that occurs over a meaningful period of time and involves considerable resources and expenditure. The historical growth rate of any brand or service may not be indicative of future growth rates for the brand or service or for brands and services that we may launch in other jurisdictions. We may encounter risks and difficulties as we build our brands and services. The failure to successfully scale these brands and services and address these risks and difficulties could adversely affect our business, financial condition, and results of operations.

If we fail to add users, our revenue, financial results, and business may be significantly harmed.

Our financial performance will be significantly determined by our success in adding and retaining users of our services. The size of our user base is impacted by a number of factors, including competing products and services and global and regional business, macroeconomic, and geopolitical conditions.

If people do not perceive our services to be useful, we may not be able to attract or retain users. With each new generation of users, expectations of our services change and user behaviors and priorities shift. As a result, we may need to further leverage our existing capabilities or advances in technologies such as artificial intelligence (“AI”) and those relating to the metaverse, or adopt new technologies, to improve our existing services or introduce new services in order to better satisfy existing users and to expand our penetration of what continues to be a large available new-user market. However, there can be no assurance that further implementation of technologies such as AI and those relating to the metaverse will enhance our services or be beneficial to our business, and the introduction of new features or services to our existing services may have unintended consequences for our ecosystem, which could lead to fluctuations in the size of our user base.

If we are unable to maintain or increase the size of our user base (or if our licensees are unable to do so), our revenue and other financial results may be adversely affected. Furthermore, as the size of our user base fluctuates in one or more markets from time to time, we may become increasingly dependent on our ability to maintain or increase levels of monetization in order to grow our revenue. Any significant decrease in user retention or growth could render our services less attractive to users, which would likely have a material and adverse impact on our business, financial condition, and results of operations.

As we develop our own offerings for end users, our growth and profitability will rely, in significant part, on our ability to attract and retain users through cost-effective marketing efforts. Any failure in those efforts could adversely affect our business, financial condition, and results of operations.

Attracting and retaining users for our services will involve considerable expenditure for online and offline marketing, likely requiring higher marketing outlays over time in order to sustain our growth. This also applies to our licensees, whose success is a key component of our own. Evolving consumer behavior can affect the availability of profitable marketing opportunities. Offline campaigns may diminish in effectiveness as consumers move increasingly online. Online campaigns may become less fruitful as large tech platforms, such as Apple and Google, increasingly limit advertisers’ ability to access and use unique advertising identifiers, cookies, and other information to acquire potential users (such as Apple’s rules regarding the collection and use of identifiers for advertising, often referred to as IDFA). This is especially important for us, given that our offline storefronts are an important component of our business model and identifying which users are most likely to be amenable to in-person services is therefore also key to our success. To continue to reach potential users and grow our businesses, we will likely be required to identify and devote more of our overall marketing expenditure to newer advertising channels, such as social media and online video platforms. We could have less success using these newer advertising channels and methods to identify potential customers. There can be no assurance that we will be able to appropriately manage our marketing efforts in response to these and other trends in the advertising industry. Any failure to do so could adversely affect our business, financial condition, and results of operations.

Distribution and marketing of, and access to, the online services offered by us and our licensees may rely, in significant part, on a variety of third-party platforms, in particular, mobile app stores. If these third parties limit, prohibit, or otherwise interfere with features or services or change their policies in any material way, it could adversely affect our business, financial condition, and results of operations.

We will market and distribute our online services (including our AI matchmaker application) through a variety of third-party distribution channels, some of which may limit or prohibit advertisements for services such as ours, whether because they decide to launch competing offerings in the same industry or because they are reacting to poor behavior by other industry participants, or for some other reason. Furthermore, certain platforms on which we market our services may not properly monitor or ensure the quality of content located adjacent to or near our advertisements on such platforms, which may have a negative effect on consumers’ perceptions of our company. Any of these developments could rise to a level where our business, financial condition, and results of operations is adversely affected.

Additionally, our mobile applications will be most often accessed through the Apple App Store and Google Play Store. Both Apple and Google have broad discretion to change their policies regarding their mobile operating systems and app stores in ways that may limit, eliminate, or otherwise interfere with our ability to distribute or promote our applications through their stores, our ability to update our applications, and our ability to access information that they collect about our users. To the extent either of them does so, our business, financial condition, and results of operations could be adversely affected.

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The success of our services for end users will depend, in part, on our ability to access, collect, and use personal data about our users and subscribers.

We will rely extensively on the Apple App Store and Google Play Store, as well as other technology platforms, to distribute and monetize our mobile applications. Our users and subscribers will pay through these platforms, which will prevent us from accessing key user data that we would otherwise receive if we transacted with our users and subscribers directly. This could negatively impact our customer relationship management efforts, our ability to reach new segments of our user and subscriber bases and the population generally, the efficiency of our paid marketing efforts, the rates we are able to charge advertisers seeking to reach users and subscribers of our services, our ability to comply with applicable law, and our ability to identify and exclude users and subscribers whose access would violate applicable terms and conditions, including underage individuals and bad actors, all of which could cause our business, financial condition, and results of operations to be adversely affected.

As the distribution of our online services through app stores increases, in order to maintain our profit margins, we may need to take steps to offset increasing app store fees by decreasing traditional marketing expenditure, increasing user volume or monetization per user, or consolidating back-office and technical functions, or by engaging in other efforts to increase revenue or decrease costs generally.

While we expect that our mobile applications will be free to download from intermediary platforms like the Apple App Store and the Google Play Store, we intend to offer our users the opportunity to purchase subscriptions and features within the applications. These purchases are in most cases required to be processed through the in-app payment systems provided by the intermediary, thus requiring us to pay them a meaningful share of the revenue we receive from these transactions.

While we are constantly innovating and developing our own payment systems and methods, given the expected increase in fees relating to these intermediary platforms, we may in the future need to offset these increased fees by decreasing traditional marketing expenditure as a percentage of revenue, increasing user volume or monetization per user, or consolidating back-office or technical functions, or by engaging in other efforts to increase revenue or decrease costs generally.

Challenges properly managing the use of artificial intelligence could result in reputational harm, competitive harm, and legal liability.

We and our licensees are working to integrate AI technologies into our services, which integrations may become important to our operations over time. Our competitors or other third parties may incorporate AI into their services more quickly or more successfully than us, which could impair our ability to compete effectively and adversely affect our results of operations. Additionally, AI algorithms and training methodologies may be flawed. If the content or recommendations that AI applications assist in producing are or are alleged to be deficient, inaccurate, offensive, biased, or otherwise improper or harmful, we may face reputational consequences or legal liability, and our business, financial condition, and results of operations may be adversely affected. Furthermore, the use of AI has been known to result in, and may in the future result in, cybersecurity incidents that implicate the personal data of end users of AI-enhanced services. Any such cybersecurity incidents related to our use of AI could adversely affect our reputation and results of operations. AI also presents emerging ethical issues, and if our use of AI becomes controversial, we may experience reputational harm, competitive harm, or legal liability. The rapid evolution of AI will require the dedication of significant resources to develop, test, and maintain AI technologies, including to further implement AI ethically in order to minimize unintended harmful impact. While we will aim to deploy AI responsibly and attempt to identify and mitigate ethical and legal issues presented by its use, we may be unsuccessful in identifying or resolving issues before they arise.

The legal and regulatory landscape surrounding generative AI technologies is rapidly evolving and uncertain, including in the areas of intellectual property, discrimination, cybersecurity, and privacy and data protection. Compliance with existing, new, and changing laws, regulations, and industry standards relating to AI may limit some uses of AI, impose significant operational costs, and limit our ability to develop, deploy, or use AI technologies. Furthermore, the integration of AI technologies into our services may result in new or enhanced governmental or regulatory scrutiny. Failure to appropriately respond to this evolving landscape may result in legal liability, regulatory action, or reputational harm.

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Foreign currency exchange rate fluctuations may adversely affect our results of operations.

Because our reporting currency is the U.S. dollar but our revenue may be received in various other currencies due to our international operations, our revenue could be reduced when translated into U.S. dollars during periods of a strengthening U.S. dollar. In addition, as foreign currency exchange rates fluctuate, the translation of our international revenue into U.S. dollar-denominated operating results affects the period-to-period comparability of such results and could also result in foreign currency exchange gains and losses.

We depend on our key personnel.

Our future success will depend on our continued ability to identify, hire, develop, motivate, and retain highly skilled individuals across the markets where we operate, with the continued contributions of our management, our sales teams, and our technology teams being especially critical to our success. Competition for well-qualified employees is intense, and our continued ability to compete effectively depends, in part, on our ability to attract new employees.

Effective succession planning is also important to our future success. If we fail to ensure the effective transfer of management or other institutional knowledge, our ability to execute short- and long-term strategic, financial, and operating goals, as well as our business, financial condition, and results of operations generally, could be adversely affected.

In addition to intense competition for talent, workforce dynamics are constantly evolving, such as recent broad shifts to hybrid work models. If we do not manage changing workforce dynamics effectively, it could materially adversely affect our culture, reputation, and operational flexibility going forward.

Our success depends, in part, on the integrity of our systems and infrastructure and on our ability to enhance, expand, and adapt these in a timely and cost-effective manner.

To succeed, our systems and infrastructure must perform well on a consistent basis. We may from time to time experience system interruptions that make some or all of our systems or data unavailable and prevent our services from functioning properly for our users. Any such interruption could arise for any number of reasons, including as a result of our own actions, actions by government agencies, cyberattacks, fire, power loss, telecommunications failures, computer viruses, software bugs, acts of God, and similar events. While we have backup systems in place for certain aspects of our operations, not all of our systems and infrastructure are fully redundant, disaster recovery planning is not sufficient for all eventualities, and our property and business interruption insurance coverage may not be adequate to fully compensate us for any losses that we may suffer. Any interruptions or outages, regardless of the cause, could negatively impact our users’ experiences, tarnish our reputation, and decrease demand for our services, any or all of which could adversely affect our business, financial condition, and results of operations.

We will work on our technology and network to improve the experience of our users, accommodate substantial increases in the volume of traffic to our various platforms, and ensure acceptable load times for our services, and keep up with changes in technology and user preferences. Any failure to do so in a timely and cost-effective manner could adversely affect our users’ experience with our various services, thereby negatively impacting the demand for our services, and could increase our costs, either of which could adversely affect our business, financial condition, and results of operations.

From time to time, we may augment and enhance, or transition to other, enterprise resource planning, human resources, financial, or other systems. Such actions may cause us to experience difficulties in managing our systems and processes, which could disrupt our operations, the management of our finances, and the reporting of our financial results, which, in turn, may result in our inability to manage the growth of our business and to accurately forecast and report our results, each of which could adversely affect our business, financial condition, and results of operations.

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We may not be able to protect our systems and infrastructure from cyberattacks and may be adversely affected by cyberattacks experienced by third parties.

As we build out our online offerings, we may find ourselves targeted by cyberattacks, computer viruses, worms, bot attacks or other destructive or disruptive software, distributed denial of service attacks, and attempts to misappropriate customer information, including personal user data, credit card information, and account login credentials. While we continue to invest in the protection of our systems and infrastructure, in related personnel and training, and in employing a data minimization strategy where appropriate, there can be no assurance that our efforts will prevent significant breaches in our systems or other such events from occurring. Any cyber or similar attack that we are unable to protect ourselves against could damage our systems and infrastructure, prevent us from providing our services, tarnish our reputation, result in the disclosure of confidential or sensitive information of our users, and be costly to remedy, as well as subject us to investigation by regulatory authorities or to litigation that could result in liability to third parties.

The impact of cyber or similar attacks experienced by any third parties who provide services to us or might otherwise process data on our behalf could have a similar effect on us. Even cyber or similar attacks that do not directly affect us or our third-party service providers or data processors may result in widespread access to user data, for instance through account login credentials that such users might have used across multiple internet sites, including our sites, or directly through access to user data that these third-party service providers could process in the context of the services they provide to us. These events can lead to government enforcement actions, fines, and litigation, as well as a loss of consumer confidence generally, which could make users less likely to use or continue to use our services. The occurrence of any of these events could have an adverse effect on our business, financial condition, and results of operations.

Our success depends, in part, on the integrity of third-party systems and infrastructure.

We may rely on third parties, primarily data centers and cloud-based, hosted web service providers, as well as third-party computer systems, service providers, and broadband and other communications systems, in connection with the provision of our services generally, as well as to facilitate and process certain transactions with our users. We will have no control over any of these third parties or their operations, and such third-party systems are increasingly complex. Any changes in service levels at our data centers or hosted web service providers or any interruptions, outages, or delays in our systems or those of our third-party providers, deterioration in the performance of these systems, or cyber or similar attacks on these systems could impair our ability to provide our services or process transactions with our users, which would adversely impact our business, financial condition, and results of operations.

If the security of personal and confidential or sensitive user information that we maintain and store is breached or otherwise accessed by unauthorized persons, it may be costly to mitigate the impact of such an event and our reputation could be harmed.

We receive, process, store, and transmit a significant amount of personal user and other confidential or sensitive information, including, without limitation, credit card information and user-to-user communications. We also enable our users to share their personal information with each other. In some cases, we may engage third-party service providers to store or process this information. We work to protect the security, integrity, and confidentiality of this information, but we cannot guarantee that inadvertent or unauthorized use or disclosure will not occur in the future or that third parties will not gain unauthorized access to, or will not use for unauthorized purposes, this information despite our efforts. When such events occur, we may not be able to remedy them, and we may be required by an increasing number of laws to notify regulators and individuals whose personal information was processed, used, or disclosed without authorization. We may also be subject to claims against us, including government enforcement actions, fines, and litigation, and have to expend significant capital and other resources to mitigate the impact of such events, including by developing and implementing protections to prevent future events of this nature from occurring. When breaches of security (or the security of our service providers) occur, the perception of the effectiveness of our security measures, the security measures of our service providers, and our reputation may be harmed, we may lose current and potential users, and our reputation and competitive position may be tarnished, any or all of which might adversely affect our business, financial condition, and results of operations.

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Our business is subject to complex and evolving laws and regulations, including with respect to data privacy and platform liability. These laws and regulations are subject to change and uncertain interpretation and could result in changes to our business practices, increased cost of operations, declines in user growth or engagement, legal claims, monetary penalties, or other harm to our business.

As we plan on expanding our footprint internationally, we will be subject to a variety of laws and regulations that involve matters that are important to or may otherwise impact our business. We are indirectly affected by laws and regulations in jurisdictions where we do not operate but our licensees do. Some laws and regulations can be enforced by private parties in addition to governmental entities and are constantly evolving and subject to change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the rapidly evolving industry in which we and our licensees operate, and such laws and regulations may be interpreted and applied inconsistently from jurisdiction to jurisdiction. These laws and regulations, as well as any associated inquiries, investigations, or other government actions, may be costly to comply with and may delay or impede the development of new services, require changes to or cessation of certain business practices, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to remedies that may harm our business, including fines or modifications to existing business practices.

Tax laws, in particular, are subject to interpretation by the relevant taxing authorities. While we endeavor to comply with applicable law, there can be no assurance that the relevant taxing authorities will not take a position contrary to us, and if so, that such position will not adversely affect us, directly or indirectly. Any events of this nature could adversely affect our business, financial condition, and results of operations.

Proposed or new legislation and regulations could also adversely affect our business. To the extent new or more stringent measures are required to be implemented, impose new liability, or limit or remove existing protections, our business, financial condition, and results of operations could be adversely affected.

The adoption of any laws or regulations that adversely affect the popularity or growth in use of the internet or our services, including laws or regulations that undermine open and neutrally administered internet access, could decrease user demand for our service offerings and increase our cost of doing business, thereby negatively impacting our business, financial condition, and results of operations.

We are subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience, any of which could adversely affect our business, financial condition, and results of operations.

We will accept payment from our users primarily through credit card transactions and certain online payment service providers. When we or a third party experiences a data security breach involving credit card information, affected cardholders will often cancel their credit cards. In the case of a breach experienced by a third party, the more sizable the third party’s customer base and the greater the number of credit card accounts impacted, the more likely it is that our users would be impacted by the breach. To the extent our users are affected by such a breach experienced by us or a third party, we would need to contact such users to obtain new credit card information and process any pending transactions. It is likely that we would not be able to reach all affected users, and even if we could, some users’ new credit card information may not be obtained and some pending transactions may not be processed, which could adversely affect our business, financial condition, and results of operations.

Even if our users are not directly impacted by a given data security breach, they may lose confidence in the ability of service providers to protect their personal information generally, which could cause them to stop using their credit cards online or choose alternative payment methods that are less convenient or more costly for us or otherwise restrict our ability to process payments without significant effort on the part of the user or us, or both.

Additionally, if we fail to adequately prevent fraudulent credit card transactions, we may face litigation, fines, governmental enforcement action, civil liability, diminished public perception of our security measures, significantly higher credit card-related and remediation costs, or refusal by credit card processors to continue to process payments on our behalf, any of which could adversely affect our business, financial condition, and results of operations.

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Inappropriate actions by certain of our users could be attributed to us and damage our reputation, which in turn could adversely affect our business.

Users of our services may in the future be physically, financially, emotionally, or otherwise harmed by individuals that such users meet through one of our services. If any users suffer or allege to have suffered any such harm, we could experience negative publicity or legal action that could damage our reputation. Similar events affecting users of our competitors’ services could result in negative publicity for our industry generally, which could in turn negatively affect our business.

In addition, our reputation may be adversely affected by actions of our users that are deemed to be hostile, offensive, defamatory, inappropriate, untrue, or unlawful. While our focus to date on offline matchmaking has helped to avoid such incidents, and while we intend to develop systems and processes that aim to monitor and review the appropriateness of content accessible through our online services, together with policies regarding illegal, offensive, or inappropriate use of our services, our users could nonetheless engage in activities that violate our policies. Such bad actors may also use emerging technologies, such as AI, to engage in such activities, making it more difficult for us to detect and prevent such negative behavior. Our safeguards may not be sufficient to avoid harm to our reputation, especially if such hostile, offensive, or inappropriate use is well-publicized.

We may fail to adequately protect our intellectual property rights or may be accused of infringing the intellectual property rights of third parties.

We currently rely exclusively on patents that we license out, and we expect, in the future, that we will rely heavily on our trademarks and related domain names and logos for marketing and to build and maintain brand loyalty and recognition. We also expect to rely on other patented and patent-pending proprietary technologies and trade secrets, such as our own app, relating to our services.

We will continue to rely on a combination of laws and contractual restrictions to establish and protect our intellectual property rights. For example, we continue to apply to register, or secure by contract where appropriate, trademarks and service marks as they are developed and used, and we are reserving, registering, and renewing domain names as we deem appropriate. Effective trademark protection may not be available or sought in every country in which our services are made available, and contractual disputes may affect the use of marks governed by private contract. Similarly, not every variation of a domain name may be available or registered by us, even if available.

We generally will seek to apply for patents or other similar statutory protections as and when we deem appropriate, based on then-current facts and circumstances. No assurance can be given that any patent application we have filed or will file will result in a patent being issued, or that any existing or future patents will afford adequate protection against competitors and similar technologies. In addition, no assurance can be given that third parties will not create new products or methods that achieve similar results without infringing upon patents we own.

Despite these measures, our intellectual property rights may still not be protected in a meaningful manner, challenges to contractual rights could arise, third parties could copy or otherwise obtain and use our intellectual property without authorization, our existing trademarks, patents, or trade secrets could be determined to be invalid or unenforceable, or laws and interpretations of laws regarding the enforceability of existing intellectual property rights could change over time in a manner that provides less protection. The occurrence of any of these events could tarnish our reputation, limit our marketing ability, or impede our ability to effectively compete against competitors with similar technologies, any of which could adversely affect our business, financial condition, and results of operations.

We may also occasionally be subject to legal proceedings and claims regarding intellectual property, including claims of alleged infringement of trademarks, copyrights, patents, and other intellectual property rights held by third parties and of invalidity of our own rights. In addition, we may decide we should engage in litigation to enforce our intellectual property rights, to protect our trade secrets and patents, or to determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business, financial condition, and results of operations.

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We intend to expand to various international markets, including markets in which we have limited experience, and as a result, we face additional risks in connection with those operations.

Operating internationally, particularly in countries in which we have limited experience, exposes us to a number of additional risks, such as:

●	operational and compliance challenges caused by distance, language, and cultural differences;
●	difficulties in staffing and managing international operations;
●	differing levels of social and technological acceptance of our services or lack of acceptance of them generally;
●	differing and potentially adverse tax laws;
●	compliance challenges due to different laws and regulatory environments, particularly in the case of privacy, data security, intermediary or platform liability, and consumer protection;
●	competitive environments that favor local businesses or local knowledge of such environments;
●	limitations on the level of intellectual property protection; and
●	trade sanctions, political unrest, terrorism, war, and epidemics, or the threat of any of these events.

These risks could adversely affect our business, financial condition, and results of operations.

We are subject to litigation, and adverse outcomes in such litigation could have an adverse effect on our financial condition.

From time to time, we may become subject to litigation, and to various legal proceedings relating to employment matters, intellectual property matters, and privacy and consumer protection laws, as well as stockholder derivative suits, class action lawsuits, mass arbitrations, and other matters. Such litigation and proceedings may involve claims for substantial amounts of money or for other relief, may result in significant costs for legal representation, arbitration fees, or other legal or related services, or might necessitate changes to our business or operations. The defense of these actions is likely to be time consuming and expensive. We will evaluate these litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential loss. Based on these assessments and estimates, we may establish reserves or disclose the relevant litigation claims or legal proceedings as and when required or appropriate. These assessments and estimates will be based on information available to our management at the time of such assessment or estimation and will involve a significant amount of judgment. As a result, actual outcomes or losses could differ materially from those envisioned by our current assessments and estimates. Our failure to successfully defend or settle any of these litigation claims or legal proceedings could result in liability that, to the extent not covered by our insurance, could have an adverse effect on our business, financial condition, and results of operations.

Our operations are subject to volatile global economic conditions, particularly those that adversely impact consumer confidence and spending behavior.

Adverse macroeconomic conditions, including lower consumer confidence, changes to fiscal and monetary policy, the availability and cost of credit, and weakness in the economies in which we and our users are located may continue to adversely affect our business, financial condition, and results of operations. In recent years, the United States, Europe and other key global markets have experienced historically high levels of inflation, which have impacted, among other things, employee compensation expenses. If inflation rates rise again or continue to remain historically high or further increase in those locations where inflation rates remain elevated, it will likely affect our expenses, and may reduce consumer discretionary spending, which could affect the buying power of our users and lead to a reduction in demand for our services. Other events and trends that could result in decreased levels of consumer confidence and discretionary spending include a general economic downturn, recessionary concerns, high unemployment levels, and increased interest rates, as well as any sudden disruption in business conditions. Economic growth in Mainland China has declined notably in recent years, affecting us through the impact on Hong Kong’s economy and potentially through our China-based licensee. Additionally, geopolitical developments, such as wars in Ukraine and the Middle East, tensions between the United States and China, climate change, and the responses by central banking authorities to control inflation (in some economies of the West) or boost growth (in China), can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets.

Our financial results may be adversely affected if substantial investments in businesses and operations fail to produce the expected returns.

From time to time, we may invest in technology, business infrastructure, new businesses, product offering and manufacturing innovation and expansion of existing businesses, such as our digital commerce operations, which require substantial cash investments and management attention. We believe cost-effective investments are essential to business growth and profitability; however, significant investments are subject to typical risks and uncertainties inherent in developing a new business or expanding an existing business. The failure of any significant investment to provide expected returns or profitability could have a material adverse effect on our financial results and divert management attention from more profitable business operations.

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We have limited financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

As a result of our deficiency in working capital on April 30, 2024 and other factors, our auditors have included a paragraph in their audit report regarding substantial doubt about our ability to continue as a going concern. To address this issue, we plan on completing the Acquisition, or increasing product sales, increasing production, obtaining inventory financing, seeking strategic alternatives and seeking additional capital through future equity private placements or debt facilities if the Acquisition is terminated.

We have recorded net losses since inception and have significant accumulated deficits. We have relied upon loans and equity financings for operating capital. Total revenues will be insufficient to pay off existing debt and fund operations. We may be required to rely on further debt financing, further loans from related parties, and private placements of shares of Common Stock for our additional cash needs. Such funding sources may not be available, or the terms of such funding sources may not be acceptable to the Company.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or which may only be available on terms unfavorable to us or our stockholders, and this may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial working capital needs. Our cash on hand, together with cash generated from product sales, services, cash equivalents, and short-term investments will not meet our working capital and capital expenditure requirements for the next twelve months. If the Acquisition does not complete, we will be required to raise additional funds throughout 2024 or we will need to limit operations until such time as we can raise substantial funds to meet our working capital needs. In addition, we will need to raise additional funds to fund our operations and implement our growth strategy, or to respond to competitive pressures or perceived opportunities, such as investment, acquisition, marketing, and development activities.

If we experience operating difficulties or other factors, many of which may be beyond our control, cause our revenue or cash flow from operations, if any, to decrease, we may be limited in our ability to spend the capital necessary to complete our development, marketing, and growth programs. We require additional financing, in addition to the anticipated cash generated from our operations, to fund our working capital requirements. Additional financing might not be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures may be significantly limited. In such a capital restricted situation, we may curtail our marketing, development, and operational activities or be forced to sell some of our assets on an untimely or unfavorable basis.

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Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal controls over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal controls over financial reporting involves a process designed by, or under the supervision of, the principal executive and principal financial officer, and effected by the Board of Directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in accordance with generally accepted accounting principles and to ensure that receipts and expenditures of the Company are being made only in accordance with authorizations of management or directors of the Company; and

●	provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations, and future prospects.

Our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer a “smaller reporting company”.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal controls. The costs of maintaining public company reporting requirements could be significant and may preclude us from seeking financing or equity investments on terms acceptable to us and our shareholders. We estimate these costs to be in excess of $500,000 per year, and they may be higher if our business volume or business activity increases significantly. Our current estimate of costs does not include the necessary expenses associated with compliance, documentation, and specific reporting requirements of Section 404 as we will not be subject to the full reporting requirements of Section 404 until we no longer qualify as a “smaller reporting company”.

If our revenue is insufficient or non-existent, or we cannot satisfy many of these costs through the issuance of shares or debt, we may be unable to satisfy these costs in the normal course of business. This would result in our being unable to continue as a going concern.

If we fail to maintain effective internal controls over financial reporting, then the price of the Common Stock may be adversely affected.

Our internal controls over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of the Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition, or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal controls over financial reporting or any disclosure of management’s critical assessment of our internal controls over financial reporting may have an adverse impact on the price of the Common Stock.

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Any acquisitions we make could disrupt our business and seriously harm our financial condition.

We have in the past made (and may, from time to time, consider) acquisitions of complementary companies, products or technologies. A primary component of our growth strategy has been to acquire complementary businesses to grow our Company. For example, we acquired the business of Foundation Sports Systems, LLC, in our fiscal year ended April 30, 2021, and the acquisitions of PlaySight and Gameface closed in the fiscal year ended April 30, 2022. In the Company’s fiscal quarter ended January 31, 2023, the Company divested PlaySight and 75% of its interest in Foundation Sports as the required monthly cash burn became increasingly difficult to manage as inflation rose and the cost of manufacturing the Company’s non-technological products grew. As a result, the Company sold PlaySight back to its original owners in November 2022, and the Company sold most of Foundation Sports back to their original owners, with an option to purchase any remaining interests. We intend to continue to pursue acquisitions of complementary technologies, products and businesses as a primary component of our growth strategy to enhance the features and functionality of our applications, expand our customer base, and provide access to new markets and increase benefits of scale, even after the Acquisition is completed. Acquisitions involve numerous risks, including difficulties in the assimilation of the acquired businesses, the diversion of our management’s attention from other business concerns, and potential adverse effects on existing business relationships, all of which could cause our actual growth or operating results to differ from our expectations. In addition, any acquisitions could involve the incurrence of substantial additional indebtedness. We cannot assure you that we will be able to successfully integrate any acquisitions that we pursue or that such acquisitions will perform as planned or prove to be beneficial to our operations and cash flow. Any such failure could seriously harm our business, financial condition, and results of operations. In addition, there might be potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers.

Fluctuations in our tax obligations and effective tax rate may have a negative effect on our operating results.

We may be subject to income taxes in multiple jurisdictions. We record tax expense based on our estimates of future payments, which include reserves for uncertain tax provisions in multiple tax jurisdictions. At any one time, many tax years may be subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these issues. As a result, we expect that throughout the year there could be ongoing variability in our quarterly tax rates as events occur and exposures are evaluated. Further, our effective tax rate in a given financial period may be materially impacted by changes in mix and level of earnings or by changes to existing accounting rules or regulations. In addition, tax legislation enacted in the future could negatively impact our current or future tax structure and effective tax rates.

We could be subject to changes in tax rates, adoption of new tax laws, additional tax liabilities, or increased volatility in our effective tax rate.

We are subject to the tax laws in the U.S. and numerous foreign jurisdictions. Current economic and political conditions make tax laws and regulations, or their interpretation and application, in any jurisdiction subject to significant change. On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Tax Act”), which includes a number of significant changes to previous U.S. tax laws that impact us, including provisions for a one-time transition tax on deemed repatriation of undistributed foreign earnings, and a reduction in the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2017, among other changes. The Tax Act also transitions U.S. international taxation from a worldwide system to a modified territorial system and includes base erosion prevention measures on non-U.S. earnings, which has the effect of subjecting certain earnings of our foreign subsidiaries to U.S. taxation.

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We earn a substantial portion of our income in foreign countries and are subject to the tax laws of those jurisdictions. There have been proposals to reform foreign tax laws that could significantly impact how U.S. multinational corporations are taxed on foreign earnings. Although we cannot predict whether or in what form these proposals will pass, several of the proposals considered, if enacted into law, could have an adverse impact on our income tax expense and cash flows.

Portions of our operations are subject to a reduced tax rate or are free of tax under various tax holidays and rulings. We also utilize tax rulings and other agreements to obtain certainty in the treatment of certain tax matters. These holidays and rulings expire in whole or in part from time to time and may be extended when certain conditions are met or terminated if certain conditions are not met. The impact of any changes in conditions would be the loss of certainty in treatment thus potentially impacting our effective income tax rate.

We may also be subject to the examination of our tax returns by the U.S. Internal Revenue Service (“IRS”) and other tax authorities. We regularly assess the likelihood of an adverse outcome resulting from these examinations to determine the adequacy of our provision for income taxes. Although we believe our tax provisions are adequate, the final determination of tax audits and any related disputes could be materially different from our historical income tax provisions and accruals. The results of audits or related disputes could have an adverse effect on our financial statements for the period or periods for which the applicable final determinations are made. For example, we and our subsidiaries are also engaged in a number of intercompany transactions across multiple tax jurisdictions. Although we believe we have clearly reflected the economics of these transactions and the proper local transfer pricing documentation is in place, tax authorities may propose and sustain adjustments that could result in changes that may impact our mix of earnings in countries with differing statutory tax rates.

For as long as we are a “smaller reporting company,” we will not be required to comply with certain reporting requirements that apply to other publicly reporting companies. We cannot predict whether the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are currently a “smaller reporting company.” For as long as we continue to be a smaller reporting company, we may choose to take advantage of certain exemptions from reporting requirements applicable to other publicly reporting companies that are not smaller reporting companies. These include not being required to comply with the auditor attestation requirements for the assessment of our internal controls over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and not being required to provide certain disclosure regarding executive compensation required of larger publicly reporting companies. We cannot predict if investors will find our common shares less attractive if we choose to rely on these exemptions. If some investors find our common shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our shares and our share price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other publicly reporting companies and you may not have the same protections afforded to shareholders of such companies.

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We are subject to the periodic reporting requirements of the Exchange Act, requiring us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will affect the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of the Common Stock, could drop significantly.

Risks Relating to Connexa following the Acquisition

Connexa may be exposed to increased litigation, which could have an adverse effect on its business and operations following the Acquisition.

Connexa may be exposed to increased litigation from stockholders, customers, suppliers, distributors, consumers, and other third parties following the Acquisition. Such litigation may have an adverse impact on Connexa’s business and results of operations or may cause disruptions to Connexa’s operations.

After the Acquisition, holders of Connexa’s Common Stock will have no equity or other ownership interest in its current business, as Connexa will sell, transfer, and assign its existing business to a newly formed entity. Investors will therefore have a continuing equity interest only in the business of YYEM.

Pursuant to a Separation Agreement to be entered into per the Exchange Agreement, after the consummation of the Acquisition, Connexa will sell, transfer, and assign all its existing business to NewCo, a newly formed entity be owned by Yonah Kalfa and Mike Ballardie. After such sale, transfer, assignment, or divestiture, the Common Stock of Connexa will represent equity interests solely in the business of YYEM and not any equity interest in the current business of Connexa.

The separation of the Legacy Business is dependent on the Acquisition and will not result in monetization, and holders of Common Stock of Connexa will not receive any consideration in connection with the separation of the Legacy Business.

The separation of the Legacy Business will not involve a monetization transaction, and the consummation of such sale, transfer, assignment, or other divesture may be completed at a discount to the fair market value or on terms less favorable to Connexa and its stockholders than might otherwise have been obtainable under other circumstances. In connection with the separation of the Legacy Business, holders of the Common Stock of Connexa will not receive any consideration related to the Legacy Business.

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On a pro forma basis, as of April 30, 2024, the Legacy Business’ assets were approximately $5.2 million, and the liabilities of the Legacy Business were approximately $12.0 million.

Declaration, payment, and amounts of dividends, if any, to stockholders of Connexa following the Acquisition will be uncertain.

Connexa has not historically paid cash dividends on its capital stock. Whether any dividends are declared or paid to stockholders of Connexa following the Acquisition, and the amounts of any such dividends that are declared or paid, are uncertain and depend on a number of factors. The Board of Directors following the Acquisition will have the discretion to determine the dividend policy of Connexa, including the amount and timing of dividends, if any, that Connexa may declare from time to time, which may be impacted by any of the following factors:

●	Connexa may not have enough cash to pay such dividends or to repurchase shares due to its cash requirements, capital spending plans, cash flow, or financial position;

●	decisions on whether, when, and in what amounts to make any future distributions will remain at all times entirely at the discretion of the Connexa Board of Directors following the Acquisition, which could change its dividend practices at any time and for any reason;

●	the amount of dividends that Connexa may distribute to its stockholders is subject to restrictions under law and is potentially limited by the terms of any future indebtedness that Connexa may incur; and

●	certain limitations on the amount of dividends subsidiaries of Connexa can distribute to Connexa, as imposed by law, regulators, or agreements.

Stockholders should be aware that they have no contractual or other legal right to dividends that have not been declared.

Risks Related to Doing Business in Hong Kong

A joint statement by the SEC and the PCAOB, rule changes by Nasdaq, the HFCAA and AHFCAA, and the Consolidated Appropriations Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainty to our continued listing.

On April 21, 2020, the SEC and the PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On December 18, 2020, the HFCAA was signed and became law. This legislation requires certain issuers of securities to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm not subject to inspection by the PCAOB. Furthermore, under the HFCAA, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities will be banned from trading on a national exchange or through other methods. On December 29, 2022, the AHFCAA was enacted, which amended the HFCAA by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our Common Stock could be prohibited from trading, and therefore delisted, if the PCAOB were to determine that it could not inspect our auditor.

On December 2, 2021, the SEC issued amendments to finalize interim final rules previously adopted in March 2021 to implement the submission and disclosure requirements of the HFCAA. These rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB, pursuant to the HFCAA, issued a Determination Report which found that the PCAOB was then unable to completely inspect or investigate registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in each of those jurisdictions. Pursuant to each annual determination by the PCAOB, the SEC would, on an annual basis, identify issuers that had used non-inspected audit firms and thus were at risk of delisting in the future.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should any PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB would consider the need to issue a new determination.

Our auditor, Olayinka Oyebola & Co., an independent public accounting firm registered with the PCAOB, and an auditor of publicly traded companies in the United States, is subject to U.S. laws pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis, with the last inspection in November 2023. Our auditor is not headquartered in mainland China or Hong Kong and was not identified as an accounting firm subject to the determinations announced by the PCAOB on December 16, 2021. Nevertheless, should our auditor in the future have any work papers in China or Hong Kong that the PCAOB is unable to fully inspect, it will be difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors could consequently lose confidence in our reported financial information and procedures or in the quality of our financial statements, which would adversely affect us and our securities. Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange will likely delist our securities.

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The Chinese government, in general, could exercise significant oversight and discretion over the conduct of our business and has made statements indicating an intent to exert more oversight and control over offerings that are conducted overseas and over foreign investment in China-based issuers.

Although our subsidiary YYEM is based in a special administrative region of the PRC, which enjoys separate governing and economic systems from that of mainland China under the principle of one country, two systems, Hong Kong is part of China and, as such, the Chinese government could intervene or influence our operations at any time, which could result in a material change in YYEM’s operations and the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas or over foreign investment in China-based issuers, in particular any effort to extend such actions directly or indirectly to Hong Kong-based companies, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Greater oversight by CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

Over the years, the PRC has enacted a number of laws and regulations aimed at governing the collection and security of personal data. These include the Cybersecurity Review Measures, which took effect on February 15, 2022 and require a government review of critical information infrastructure operators (“CIIOs”) and of internet operators that possesses the personal information of at least one million users or meet certain other criteria; the Network Data Security Administration (Draft for Comments), published in 2021 and not yet enacted, which provides that companies engaging in data processing activities that may affect national security must apply for a cybersecurity review by the CAC under certain circumstances; the PRC Data Security Law, promulgated in 2021, which imposes certain requirements for the collection and processing of data in order to protect its security; the Personal Information Protection Law, promulgated in 2021, which integrates various scattered rules with respect to personal information rights and privacy protection; the Rules on the Scope of Necessary Personal Information for Common Types of Mobile Internet Applications, which came into effect in 2021 and prohibits the operators of mobile apps from denying users access to the apps just because they do not consent to the collection of unnecessary personal information; and the Measures for the Security Assessment of Data Cross-border Transfer, effective in 2022, which require data processors to apply for a cross-border security assessment coordinated by the CAC under certain circumstances, including where they transfer personal information overseas and have already transferred personal information of more than 100,000 people, or sensitive personal information of more than 10,000 people, overseas since the start of the previous year. (See also the discussion of the Confidentiality and Archives Administration Provisions, below.)

We do not believe YYEM is subject to cybersecurity review by the CAC, or to any of the other personal data-related laws and regulations described above, since YYEM is a Hong Kong company without subsidiaries or operations in the PRC. In addition, it does not currently have, and does not anticipate that it will be collecting, over one million users’ personal information in the foreseeable future, which might otherwise subject it to the Cybersecurity Review Measures. YYEM has not received any notice from any authorities identifying it as a CIIO or otherwise requiring it to undergo a cybersecurity review or network data security review by the CAC.

There remains uncertainty as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. There is no assurance that YYEM will be able to fully or timely comply with any of the personal data and data security laws should they be deemed to be applicable to its operations. There is no certainty as to how any review or other actions would impact YYEM’s operations, and we cannot guarantee that any clearance could be obtained or maintained if approved.

In the future, YYEM may be subject to PRC laws and regulations, including those regarding corporate structure, overseas listings, data- and cybersecurity, and anti-monopoly concerns, which could result in a material negative impact on its operations and the value of the securities we are registering for sale.

YYEM is incorporated and registered under the laws of Hong Kong. YYEM does not have, nor does it intend to have, any subsidiary, VIE structure or direct operations in mainland China. All of YYEM’s revenue and profit is currently generated by operations in Hong Kong. The Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), provides that PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law, which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy. YYEM therefore is not directly subject to PRC laws and regulations regarding the general conduct of its business or regarding overseas listings.

Nevertheless, with its headquarters and substantial operations in Hong Kong, YYEM faces risks and uncertainties associated with the complex and evolving PRC laws and regulations, including whether and how PRC government statements and regulatory developments, such as those relating to corporate structure, overseas listings, data- and cybersecurity, and anti-monopoly concerns, would be applicable to Hong Kong companies such as YYEM, and whether and when the Chinese government might exercise significant oversight over the conduct of business in Hong Kong. If YYEM were to become subject to PRC laws and regulations, it could incur material costs to ensure compliance, and it might be subject to fines, no longer be permitted to conduct offerings to foreign investors, or no longer be permitted to continue business operations as presently conducted.

The uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene in or influence YYEM’s operations, could result in a material change in its operations and the value of the securities we are registering, including the possibility that the value of such securities could become worthless.

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In recent years, the PRC government initiated, with little advance notice, a series of regulatory actions and statements to regulate certain types of business operations in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For example, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market, requiring various governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. The CAC also promulgated the various data security-related measures described above under “Greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.” As explained above, we believe the Company and its subsidiaries are not directly subject to the regulations and rules issued by CAC and other governmental agencies.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances. The new rules provide that the determination as to whether a Chinese domestic company is indirectly offering and listing securities on an overseas market shall be made on a substance-over-form basis, and if the issuer meets the following conditions, the offering and listing will be deemed an indirect overseas offering and listing by a Chinese domestic company: (i) the revenue, profit, total assets or net assets of the Chinese domestic entity constitutes more than 50% of such item in the issuer’s audited consolidated financial statements for the most recent fiscal year; or (ii) the senior managers in charge of business operations and management of the issuer are mostly Chinese citizens or with a regular domicile in China, the main locations of its business operations are in China, or its main business activities are conducted in China. YYEM is headquartered in Hong Kong, and at least 50% of its executive officers and directors are based in Hong Kong and are not Chinese citizens. Furthermore, all of its assets are located in Hong Kong and all of its revenue and profit is generated from operations in Hong Kong. We therefore believe that YYEM is not subject to the New Overseas Listing Rules.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection, and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, are required to establish and improve their confidentiality systems and archives work and to complete various approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies, or other entities and individuals.

As of the date of this prospectus, these new laws and guidelines have not impacted YYEM’s ability to conduct its business. YYEM is headquartered in Hong Kong and does not have a VIE structure. YYEM is not a cyberspace operator with personal information of more than 1 million users or activities that affect or may affect the national security of China, and it does not possess documents and materials likely to affect the national security or public interest of China. However, any change in foreign investment regulations or other policies in China, or related enforcement actions by the PRC government, could result in a material change in YYEM’s operations and the value of our Common Stock and could significantly limit or completely hinder our ability to offer our Common Stock to investors or cause the value of our Common Stock to significantly decline or be worthless.

We are subject to risks relating to economic, political, legal, and social conditions in Hong Kong.

Even though much of YYEM’s revenue is derived from licensees outside Hong Kong, any adverse changes in the economic, political, legal, and social conditions of Hong Kong could lead to an adverse impact on the demand for YYEM’s services and result in deteriorating financial performance of the Company.

We cannot assure you that there will not be any political movements or large-scale political unrest in Hong Kong that could adversely impact the market. If such unrest or movement persists for a substantial period of time, it may lead to disruption of the general economic, political, and social conditions in Hong Kong, and YYEM’s overall business, results of operations, and financial condition may be adversely affected.

The Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact YYEM’s operations in Hong Kong.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties of the government bodies responsible for safeguarding national security and specifies four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the U.S. President signed the Hong Kong Autonomy Act (the “HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including the then Hong Kong Chief Executive Carrie Lam and the current Hong Kong Chief Executive John Lee. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under the HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with a foreign person sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. The ramifications of the Hong Kong National Security Law and the HKAA are still unfolding, and it is therefore difficult to predict the full impact on Hong Kong and companies located in Hong Kong. If YYEM is accused of violating the Hong Kong National Security Law or the HKAA by competent authorities, its business operations, financial position, and results of operations could be materially and adversely affected.

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Risks Related to Ownership of Our Shares

Our stock price may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment as a result.

You should consider an investment in our securities to be risky, and you should invest in our securities only if you can withstand a significant loss and wide fluctuation in the market value of your investment. The market price of our Common Stock could be subject to significant fluctuations in response to the factors described in this section and other factors, many of which are beyond our control. Among the factors that could affect our stock price are:

●	actual or anticipated variations in our quarterly and annual operating results or those of companies perceived to be similar to us;

●	Changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors, or differences between our actual results and those expected by investors and securities analysts;

●	Fluctuations in the market valuations of companies perceived by investors to be comparable to us;

●	The public’s response to our or our competitors’ filings with the SEC or announcements regarding new products or services, enhancements, significant contracts, acquisitions, strategic investments, litigation, restructurings, or other significant matters;

●	Speculation about our business in the press or the investment community;

●	Future sales of our shares;

●	Actions by our competitors;

●	Additions or departures of members of our senior management or other key personnel; and

●	The passage of legislation or other regulatory developments affecting us or our industry.

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In addition, the securities markets have experienced significant price and volume fluctuations that have affected and continue to affect the market price of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general economic, systemic, political, and market conditions, such as recessions, loss of investor confidence, interest rate changes, or international currency fluctuations, may negatively affect the market price of our shares.

If any of the foregoing occurs, it could cause our stock price to fall and may expose us to securities class action litigation that, even if unsuccessful, could be costly to defend and a distraction to management.

The trading market for our common shares will be influenced by the research and reports that equity research analysts publish about us and our business. The price of our common shares could decline if one or more securities analysts downgrade our common shares or if those analysts issue a sell recommendation or other unfavorable commentary or cease publishing reports about us or our business. If one or more of the analysts who elect to cover us downgrade our common shares, our share price could decline rapidly. If one or more of these analysts cease coverage of us, we could lose visibility in the market, which in turn could cause the price and trading volume of our Common Stock to decline.

We do not intend to pay dividends on the shares of our Common Stock.

We intend to retain all of our earnings, if any, for the foreseeable future to finance the operation and expansion of our business and do not anticipate paying cash dividends. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with applicable law and any contractual provisions, and will depend on, among other factors, our results of operations, financial condition, capital requirements, and other factors that our Board of Directors deems relevant. You should expect to receive a return on your investment in our Common Stock only if the market price of the stock increases, which may never occur.

Our stockholders may not be able to enforce judgments entered by U.S. courts against our officers and directors.

We are incorporated in the State of Delaware. However, following the completion of the Acquisition, all of our directors and executive officers will reside outside the United States. As a result, our stockholders may not be able to effect service of process upon those persons within the United States or enforce against those persons judgments obtained in U.S. courts.

Future sales of shares of Common Stock may result in a decrease in the market price of our Common Stock, even if our business is doing well.

The market price of our Common Stock could decline due to sales of a large number of shares of Common Stock in the market or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of Common Stock.

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Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized 1,000,000,000 shares of Common Stock that are not issued or reserved for issuance under convertible or exchangeable instruments. In addition, we may attempt to raise additional capital by selling shares, possibly at a deep discount to the market price. These actions may result in material dilution of the ownership interests of existing shareholders and the book value of our Common Stock.

If securities or industry analysts do not publish research, or they publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price of our stock may be negatively impacted. In the event that securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Holders of our Common Stock may be diluted by the future issuance of additional shares of Common Stock or preferred stock, or securities convertible into shares of Common Stock or preferred stock, in connection with incentive plans, acquisitions or otherwise; future sales of such shares in the public market or the expectation that such sales may occur may decrease the market price of our Common Stock.

We could issue a significant number of shares of Common Stock post-Acquisition, for example in connection with investments or acquisitions. We may increase the number of shares of Common Stock reserved for the Slinger Bag Inc. Global Share Incentive Plan (2020) which would provide additional shares of Common Stock for the issuance, pursuant to the terms and subject to the conditions set forth in such plan, of long-term incentive compensation which may take the form of options, restricted stock units or other securities. Any of these issuances could dilute existing stockholders of the Company, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of our Common Stock. Any issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of shares of our Common Stock, either by diluting the voting power of our Common Stock if the preferred stock votes together with the Common Stock as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote, even if the action were approved by the holders of our Common Stock. The future issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our Common Stock by making an investment in the Common Stock less attractive. For example, investors in the Common Stock may not wish to purchase Common Stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase Common Stock at the lower conversion price, causing economic dilution to the holders of Common Stock. As of April 30, 2024, the Company had no shares of preferred stock authorized, issued or outstanding.

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USE OF PROCEEDS

All securities sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of Common Stock offered by the selling stockholders. If the selling stockholders exercise their Pre-Funded Warrants in full via a cash exercise, however, we will receive aggregate gross proceeds of approximately $315.

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MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Shares of our Common Stock are listed on Capital Market under the symbol “YYAI”. The last reported sales price of the shares of Common Stock on the Nasdaq Capital Market on August 21, 2024 was $7.63.

Holders

As of August 9, 2024, we had approximately 520 holders of the Common Stock.

Dividends

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, to finance the growth and development of our business. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. Certain statements in this discussion and elsewhere in this report constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Information” elsewhere in this prospectus. Because this discussion involves risks and uncertainties, our actual results may differ materially from those anticipated in these forward-looking statements.

Since we expected the Acquisition will close before the Commission declares effective the registration statement of which this prospectus forms a part, we have included a separate discussion of YYEM’s financial condition and results of operations for the period ended April 30, 2024.

Overview

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. In connection with the Stock Purchase Agreement, Slinger Bag Americas acquired 2,500 shares of common stock of Lazex for $332,239. On September 16, 2019, SBL transferred its ownership of Slinger Bag Americas to Lazex in exchange for the 2,500 shares of Lazex acquired on August 23, 2019. As a result of these transactions, Lazex owned 100% of Slinger Bag Americas and the sole shareholder of SBL owned 2,500 shares of common stock (approximately 82%) of Lazex. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc.

On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. There were no assets, liabilities or historical operational activity of Slinger Bag Canada.

On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. On February 10, 2021, Zehava Tepler, the owner of SBL, contributed Slinger Bag UK to Slinger Bag Americas for no consideration.

Effective February 25, 2020, the Company increased the number of authorized shares of common stock from 75,000,000 to 300,000,000 via a four-to-one forward split of its outstanding shares of common. All share and per share information contained in this report have been retroactively adjusted to reflect the impact of the stock split. Effective June 27, 2024, the Company increased the number of authorized shares of common stock from 300,000,000 to 1,000,000,000.

On June 21, 2021, Slinger Bag Americas entered into a membership interest purchase agreement with Charles Ruddy to acquire a 100% ownership stake in Foundation Sports Systems, LLC (“Foundation Sports”).

On February 2, 2022, the Company entered into a share purchase agreement with Flixsense Pty, Ltd. (“Gameface”). As a result of the share purchase agreement, Gameface became a wholly owned subsidiary of the Company.

On February 22, 2022, the Company entered into a merger agreement with PlaySight Interactive Ltd. (“PlaySight”) and Rohit Krishnan (the “Shareholders’ Representative”). As a result of the merger agreement, PlaySight would become a wholly owned subsidiary of the Company.

During April 2022, the Company determined that the technology utilized in the Foundation Sports acquired entity would take substantially more financial resources and more time to bring to market and achieve profitability than originally anticipated. As a result, the goodwill and intangible assets related to Foundation Sports were fully impaired as of April 30, 2022, resulting in an impairment loss of $3,486,599. In addition, during April 2022 the Company decided to sell a portion of Foundation Sports. The Company continued to classify Foundation Sports in continuing operations, until December 5, 2022 when it sold 75% of Foundation Sports back to the original owners at which time it deconsolidated this subsidiary and recorded a loss on the sale. The Company also determined to dispose of the PlaySight entity during the year ended April 30, 2023. The Company completed the sale in November 2022 and recorded a loss on the sale at that time.

In April 2022, the Company changed its domicile from Nevada to Delaware. On April 7, 2022, the Company effected a name change to Connexa Sports Technologies Inc. We also changed our ticker symbol, “CNXA”. Connexa is now the holding company under which Slinger Bag and Gameface reside.

The operations of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL and Gameface are collectively referred to as the “Company.”

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On June 14, 2022, the Company effected a 1-for-10 reverse stock split, where the Company’s common stock began to trade on a reverse split adjusted basis. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. All references to the outstanding stock have been retrospectively adjusted to reflect this reverse split. The Company also consummated a public offering of shares of its common stock and the listing of its common stock on the Nasdaq Capital Market.

On November 17, 2022, Gabriel Goldman and Rohit Krishnan resigned from the Board of Directors of the Company. Gabriel and Rohit were members of the audit and compensation committees. Gabriel Goldman was a member of the Company’s Nominating and Corporate Governance Committee. Neither Gabriel nor Rohit advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On November 27, 2022, the Company entered into a share purchase agreement (the “PlaySight Agreement”) with PlaySight, Chen Shachar and Evgeni Khazanov (together, the “Buyer”) pursuant to which the Buyer purchased 100% of the issued and outstanding shares of PlaySight from the Company in exchange for (1) releasing the Company from all of PlaySight’s obligations towards its vendors, employees, tax authorities and any other (past, current and future) creditors of PlaySight; (2) waiver by the Buyer of 100% of the personal consideration owed to them under their employment agreements in the total amount of U.S. $600,000 (which would have been increased in December 2022 to U.S. $800,000); and (3) cash consideration of U.S. $2 million to be paid to the Company as follows:

(i)	a promissory note in the amount of U.S. $2 million issued and delivered to the Company (the “Promissory Note”).

(ii)	The maturity due date of the Promissory Note is December 31, 2023 subject to a one year extension in the discretion of the Buyer until December 31, 2024. The Buyer timely elected to extend the maturity date of the Promissory Note to December 31, 2024.

(iii)	The Promissory Note can be partially paid over the time, but in the event it is not paid in full by December 31, 2024, then the remaining amount due (i.e. U.S. $2 million less any amount paid), will be converted into ordinary shares of PlaySight (the “Deposited Shares”), which will be deposited with the escrow company of Altshuler Shaham Trust Ltd. (the “Escrow Agent”) for the benefit of the Company or, at the election of the Company, issued in the form of a stock certificate or recorded in some other market-standard format to be held by the Escrow Agent.

(iv)	The number of the Deposited Shares shall be determined according to the post-money valuation of the last investment round of the Company, and in the absence of such investment round, the total number of the Deposited Shares shall be $2 million divided by the Company’s valuation to be determined at that time by a third-party appraiser, to be nominated by both the Company and the Buyer (the “Appraiser”). The Company and the Buyer have agreed that the identity of the Appraiser shall be Murray Devine Valuation Advisers, to the extent their cost of the appraisal shall not be higher than the cost of other appraisers from the big 4 accounting firms (i.e. E&Y, KPMG, PWC and Deloitte). The Company and the Buyer have agreed to split the cost of the Appraiser.

The Company has also released PlaySight from all of its obligations (except for those created by the PlaySight Agreement) in respect of the Company, including any inter-company debts on the books, and the Buyer has released the Company from all of its obligations (except for those created by the PlaySight Agreement) in respect of PlaySight and the Buyer.

The reason for the entry into the PlaySight Agreement and the transactions contemplated thereby was to eliminate the need for the Company to provide further financing for PlaySight’s operations.

On December 5, 2022, the Company assigned 75% of its membership interest in Foundation Sports to Charles Ruddy, its founder and granted him the right for a period of three years to purchase the remaining 25% of its Foundation Sports membership interests for $500,000 in cash. As of December 5, 2022, the results of Foundation Sports will no longer be consolidated in the Company’s financial statements, and the investment was accounted for as an equity method investment. On December 5, 2022, the Company analyzed this investment and established a reserve for the investment at the full amount of $500,000. The Company intends to enter into a database access and marketing agreement with Foundation Sports pursuant to which Foundation Sports will (i) provide the Company with sporting or racquet facility information and contact data of its customers (subject to applicable law) and (ii) publish any promotional content, call to action, survey or similar promotional communications provided by the Company to Foundation Sport’s customers for its Customers to promote said material to their extended network of consumers in exchange for 7% of any gross revenue to be generated from such activities.

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On March 7, 2023, Slinger Bag entered into an exclusive distribution agreement for Padel Tennis with a company located in Valencia, Spain called with Desarrollo y Promocion de Padel S.L. This agreement is contracted to deliver approximately $15 million in revenue by the end of 2028.

On November 16, 2023, the Company entered into an agreement with Agile Capital Funding (the “ACF Agreement”) pursuant to which the Company sold $693,500 in future receivables to ACF (the “ACF Receivable Amount”) in exchange for $450,000 in cash. The Company agreed to pay ACF $28,895.83 each week until the ACF Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to ACF under the ACF Agreement, the Company granted to ACF a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

As previously disclosed on the Current Report on Form 8-K furnished with the SEC on September 9, 2020, the Company entered into a service agreement dated September 7, 2020 (the “YK Employment Agreement”) with Yonah Kalfa, the Company’s chief innovation officer and member of the Company’s board of directors. Pursuant to Sections 2.1(a) and 2.1(b) of the YK Employment Agreement, the Company owes Mr. Kalfa $1,137 in salary (the “Salary Compensation”) through January 31, 2024 to Mr. Kalfa.

The Company was unable to pay Mr. Kalfa any of the compensation in cash and, given Mr. Kalfa’s extraordinary contribution to the Company, pursuant to Section 2.1(b) of the YK Employment Agreement, on January 20, 2024 the Company agreed to pay $1 million of the $1.137 million owed (with Mr. Kalfa waiving the right to receive the $137,000 balance) via an issuance of shares of Common Stock as memorialized by that certain Deferred Payment Conversion Agreement with Mr. Kalfa, dated January 20, 2024 (the “2024 Agreement”). The 2024 Agreement sets forth the price per share of the shares to be issued (267,380), the number of shares to be issued using that price ($3.74), and the amount due to Mr. Kalfa through January 31, 2024.

Due to administrative delays, the Company did not issue the shares in January. Rather, on March 15, 2024, the Company issued 220,265 shares of Common Stock. This is the amount of stock owed for a $1 million payment at a conversion price of $4.54, which was the closing price of the Common Stock on March 13, 2024 (and a higher price than the closing price on March 14, 2024).

No shareholder approval was required for the issuance of the 220,265 shares because it was less than 20% of the number of the Company’s outstanding shares of Common Stock as of March 14, 2024 and was issued at a price per share ($4.54) above the Minimum Price as defined under Nasdaq Listing Rule 5635(d).

The Company sought and obtained shareholder approval, pursuant to Nasdaq Listing Rule 5635(c), to issue the balance of 47,115 shares (267,380 minus 220,265) to Mr. Kalfa.

The Shares were issued on May 24, 2024 without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.

On January 20, 2024, the Company agreed to issue to Mike Ballardie, the Company’s chairman of the board and chief executive officer, warrants to purchase 317,514 shares of common stock (the “MB Warrants”) at an exercise price of $0.02 per share and with a term of 10-years as compensation for his extraordinary contribution to the company, in exchange for Mr. Ballardie’s waiver of his right to receive any bonus payments as described in clause 2.2 of his service agreement with Slinger Bag International (UK) Limited dated 1 November 2020 (the “Service Agreement”) to which he would otherwise be entitled to receive through January 31, 2024.

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Acquisition and Recent Transactions

On March 18, 2024, the Company entered into the Purchase Agreement and the Exchange Agreement to acquire a total of 70% of the issued and outstanding ordinary shares of YYEM from the YYEM Seller, for a combined $56 million. The consummation of the transactions contemplated in the Agreements will result in a change in control of the Company as the shareholders of YYEM will become the owners 82.4% of the issued and outstanding shares of the Common Stock”. As part of this transaction, as further described below under “The Separation Agreement”, the Company has agreed to sell its wholly owned subsidiary, Slinger Bag Americas Inc., to a newly established entity to be owned by Yonah Kalfa and Mike Ballardie.

The Acquisition Structure

Pursuant to the Purchase Agreement, the Company agreed to purchase, and the Seller agreed to sell, 2,000 ordinary shares of YYEM, representing 20% of the issued and outstanding ordinary shares of YYEM, for the purchase price of $16,500,000 (the “Share Purchase Consideration”), payable in cash (the “Share Purchase Transaction”). The Share Purchase Transaction closed on March 20, 2024.

Pursuant to the Exchange Agreement, the Company has agreed to purchase, and the Seller has agreed to sell, 5,000 ordinary shares of YYEM, representing 50% of the issued and outstanding ordinary shares of YYEM, for 8,127,572 newly issued shares of Common Stock to the Seller (the “Share Exchange Transaction,” and together with the Share Purchase Transaction, the “Transactions”). The shares are expected to represent 82.4% of the issued and outstanding shares of Common Stock as of the date of the closing of the Share Exchange Transaction (the “Share Exchange Consideration”).

The Exchange Shares will be issued without registration under the Securities Act, in reliance upon a safe harbor for offshore transactions or an exemption from registration for transactions not involving a public offering and, as such, will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Under Rule 144, the Exchange Shares generally may not be offered or sold publicly unless they have been held for at least six months and subject to other conditions.

Separation Agreement

In connection with the Exchange Transaction, the Company has agreed that at or prior to the closing date of the Acquisition (the “Closing Date”), it will enter into a separation agreement to sell, transfer and assign all or substantially all of its legacy business, assets and liabilities related to or necessary for the operations of its “Slinger Bag” business or products (the “Legacy Business”) to a newly established entity (“NewCo”), and that after the Closing Date, NewCo will have the sole right to and obligations of the Legacy Business and will be liable to the Company for any losses arising from third-party claims against the Company that arise from liabilities related to the Legacy Business (the “Separation”). NewCo will be owned by Yonah Kalfa and Mike Ballardie.

On a pro forma basis, as of April 30, 2024, the Legacy Business’ assets were approximately $5.2 million (which represents the assets of the Company as of January 31, 2024, minus, on a pro forma basis, the $16.5 million used for the purchase of 20% ownership of YYEM in April 2024), and the liabilities of the Legacy Business were $12.0 million (which represents the liabilities of the Company as of April 30, 2024).

Financial Accommodations

As an inducement to the Company to complete the Transactions, the Agreements provide that aggregate payments of (a) $4,500,000 shall be made to the Company in cash by YYEM and (b) $500,000 shall be made to NewCo (as defined under the header “The Separation Agreement”) in cash by YYEM, as follows: (i) $800,000 payable within two (2) business days of the date of the Agreements; (ii) $1,200,000 payable within three (3) business days of the Company changing its ticker symbol from “CNXA” to “YYAI,” or such other symbol as the parties may agree; (iii) $2,000,000 payable at the Closing and (iv) $500,000 to be paid within 30 days from the Closing Date and paid to NewCo. Out of the $4,500,000, the Company paid $2,142,857 to certain companies for arranging the Transactions.

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Management following the Acquisition

At or after the Closing, the Board of Directors shall comprise those individuals designated by YYEM Seller, and all current members of the Board of Directors shall resign with such resignation being effective on the later of the Closing or the appointment or election of the new directors.

Closing Conditions

The Share Exchange, as amended, provides that:

●	on or before the Closing Date, the Company shall obtain approval from holders of shares of Common Stock for the Share Exchange Transaction and other matters related to the Share Exchange Transaction. Such stockholder approval was received on May 15, 2024;
●	on or before the Closing Date, the Company shall obtain approval from Nasdaq for the Reverse Stock Split of the Common Stock at a ratio to be determined by the parties;
●	as a condition to Closing, from the date of the Exchange Agreement through the Closing Date, the existing shares of Common Stock shall have been continually listed on Nasdaq, and the Company shall have not received a determination from Nasdaq indicating that the Common Stock will be delisted from Nasdaq; and
●	the Company and YYEM shall cooperate to effectuate a reverse stock split, obtain approval from Nasdaq of a new listing application to be submitted to Nasdaq in connection with the Share Exchange Transaction, and provide such information as is necessary for the Company to obtain shareholder approval of the Share Exchange Transaction and other matters relating thereto. The shareholder approval was obtained on May 15, 2024, and a new listing application was submitted to Nasdaq in May 2024, which is currently under review by Nasdaq.

We cannot provide assurance as to when, or if, all of the closing conditions will be satisfied or waived by the relevant party. As of the date of this prospectus, we have no reason to believe that any of the conditions will not be satisfied.

Closing Deliverables

At the Closing, the Company shall deliver to YYEM Seller the following:

●	copies of all resolutions of the Board of Directors authorizing the execution, delivery, and performance of the Exchange Agreement and the other agreements, instruments, and documents required to be delivered in connection with the Exchange Agreement or at the Closing to which the Company is a party and the consummation of the transactions contemplated hereby and thereby;

●	the Exchange Shares;

●	all documents, instruments, agreements and certificates that may be deliverable in connection with the performance or fulfillment of the conditions under Section 6.01 and Section 6.03 of the Exchange Agreement that are relevant to the Company;

●	a duly executed bought and sold note, as applicable; and

●	all other documents, instruments and writings which may be reasonably requested by YYEM Seller to be delivered by the Company at or prior to the Closing pursuant to the Exchange Agreement.

At the Closing, YYEM Seller shall deliver to the Company the following:

●	payment of the Closing Cash Payment (as defined in the Exchange Agreement);

●	a good standing certificate (or its equivalent) for YYEM from the relevant governmental authority of Hong Kong, if applicable, and each other jurisdiction where YYEM is qualified, registered, or authorized to do business, if any;

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●	if the YYEM shares are represented by certificates, such certificates duly endorsed for transfer by YYEM Seller, as applicable;

●	a counterpart to any consents required in connection with the transactions contemplated by the Exchange Agreement;

●	all documents, instruments, agreements and certificates that may be deliverable in connection with the performance or fulfillment of the conditions under Section 6.01 and Section 6.02 of the Exchange Agreement that are relevant to YYEM Seller;

●	a duly executed bought and sold note as may be required under the law of Hong Kong; and

●	all other documents, instruments and writings which may be reasonably requested by YYEM Buyer to be delivered by YYEM Seller and YYEM at or prior to the Closing pursuant to the Exchange Agreement.

Termination

The Exchange Agreement may be terminated by mutual written consent of the Company and the YYEM Seller at any time before the Closing or by either the Company or the YYEM Seller at any time before the Closing if the Share Exchange Transaction has not been consummated by the date that is 180 days from the date of the Exchange Agreement (the “Termination Date”) or if any party breaches the Exchange Agreement with respect to the closing conditions and such breaches cannot be cured by the Termination Date. If the Exchange Agreement is terminated by the Company unilaterally and of its own volition other than due to the aforementioned termination conditions, the Company shall be liable for a termination fee in the amount of three times the fees and costs incurred by the YYEM Seller in connection with the Share Exchange Transaction up to a maximum amount in the aggregate of $600,000, with certain exceptions, including, but not limited to lack of SEC or Nasdaq approval of the Share Exchange Transaction or lack of approval from holders of shares of Common Stock.

Meged Agreements

On June 8, 2023, the Company entered into a merchant cash advance agreement with Meged Funding Group (“Meged”) pursuant to which the Company sold $315,689 in future receivables to Meged (the “Meged Receivables Purchased Amount”) to in exchange for payment to the Company of $210,600 in cash less fees of $10,580. The Company agreed to pay Meged $17,538 each week until the Meged Receivables Purchased Amount is paid in full.

On September 19, 2023, the Company entered into an agreement with Meged (the “Second Meged Agreement”) pursuant to which the Company sold $423,000 in future receivables to Meged (the “Meged Second Receivable Amount”) in exchange for paying the then outstanding balance of $70,153 of the Meged Receivables Purchased Amount in full with the balance being retained by the Company in cash for general purposes. The Company agreed to pay Meged $15,107 each week until the Meged Second Receivable Amount was paid in full.

In order to secure payment and performance of the Company’s obligations to Meged under the Second Meged Agreement, the Company granted to Meged a security interest in all accounts receivable and all proceeds therefrom as such term is defined by Article 9 of the Uniform Commercial Code (UCC). The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

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UFS Agreement

On August 7, 2023, the Company entered into an agreement with UFS (the “UFS Agreement No.1”) pursuant to which the Company sold $797,500 in future receivables (the “UFS Second Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $550,000 in cash less fees of $50,000. The Company agreed to pay UFS $30,000 each week until the UFS Second Receivables Purchased Amount was paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement No.1, the Company granted to UFS a security interest in all accounts receivable and all proceeds therefrom as such term is defined by Article 9 of the Uniform Commercial Code (UCC). The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Special Meeting of Stockholders

On September 13, 2023 the Company held a special meeting of stockholders in which the following items were approved: (i) the issuance of (i) 1,274 shares of the our common stock, par value $0.001 per share, that were issued on October 3, 2023, and, (ii) 14,753 shares of our common stock issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.00002 per share, (iii) 16,026 shares of common stock issuable upon the exercise of 5-Year Warrants at an exercise price of $312 per share, (iv) 32,052 shares of common stock issuable upon the exercise of 7.5 Year Warrants at an exercise price of $344 per share and (v) 22,625 shares of our common stock issuable upon the exercise of 5.5 Year Warrants at an at an exercise price per share equal to $1,768per share to Armistice Capital Master Fund Ltd and (ii) a reverse stock split of our common stock within a range of 1-for-10 to 1-for-40 (“Reverse Stock Split”), with the Board of Directors of the Company to set the specific ratio and determine the date for the reverse split to be effective and any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of stockholders, at any time within 12 months of the special meeting date.

On September 25, 2023, as a result of the shareholder approval obtained at the special meeting of stockholders on September 13, 2023 and the Reverse Stock Split, the aggregate number of Pre-Funded Warrants, 5-Year Warrants, 5.5-Year Warrants and 7-Year Warrants increased from 85,455 to 471,348 due to certain adjustments that were required to be made by the terms of the relevant warrants in the event of receipt of shareholder approval and the occurrence of the Reverse Stock Split.

Armistice Transactions from September 2023 to April 2024

From September 18, 2023 through April 30, 2024, the Company issued Armistice 9478,709 shares of Common Stock related to the exercise of the pre-funded warrants.

On October 11, 2023, the Company, the Lenders and the Agent (as defined in the LSA) entered into a loan and security modification agreement to allow for an additional loan of $1,000,000 pursuant to the loan and security modification agreement. In addition, on October 11, 2023, the Company agreed to issue warrants to purchase up to 8,460 shares of Common Stock at an exercise price of $138 per share (the “October Warrants”).

On December 6, 2023, the Company entered into an inducement offer letter agreement (the “Inducement Letter”) with Armistice with regard to certain of the Company’s existing warrants to purchase up to a total of 248,611 shares of Common Stock, consisting of: (i) 70,508 shares of Common Stock issuable upon the exercise of warrants issued on September 28, 2022 each at an exercise price of $35.46 per share with a term of five year (the “September 2022 Five Year Warrants”); (ii) 155,479 shares of Common Stock issuable upon the exercise of warrants issued on September 28, 2022 each at an exercise price of $70.92 per share with a term of seven and one half years (the “September 2022 Seven and a Half Year Warrants”); and (iii) 22,625 shares of Common Stock issuable upon the exercise of warrants issued on January 6, 2023 (the “January 2023 Warrants” and, together with the September 2022 Five Year Warrants and the September 2022 Seven and a Half Year Warrants, the “2022 and 2023 Warrants”).

Pursuant to the Inducement Letter, Armistice agreed to exercise for cash the 2022 and 2023 Warrants to purchase an aggregate of 248,611 shares of Common Stock at a reduced exercise price of $5.88 per share in consideration of the Company’s agreement to issue common stock purchase warrants to purchase up to an aggregate of 497,221 shares of Common Stock (the “December Warrants”). The Company received aggregate gross proceeds of $1,461,827.68 from the exercise of the 2022 and 2023 Warrants by the Holder, before deducting offering expenses payable by it. The transaction closed on December 7, 2023.

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The resale of the shares of the Common Stock underlying the 2022 and 2023 Warrants and 224,472 shares of Common Stock owned by Sapir LLC, a consultant engaged by the Company were registered pursuant to an existing registration statement on Form S-1 (File No. 333-275407), declared effective by the Securities and Exchange Commission (the “SEC”) on December 4, 2023.

As of February 21, 2024, the total amount owed pursuant to the Note was $3,197,335.65. Of this amount, the Company received gross proceeds of $3 million from the Lenders.

On February 21, 2024, the Company and the Lenders and the Agent entered into a Waiver, Warrant Amendment and Second Loan and Security Modification Agreement (the “Waiver, Amendment, and Modification Agreement”).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to waive certain events of default with regard to certain covenants and obligations the Company had pursuant to (a) that certain registration rights agreement between the Company and the Lenders and the Agent entered into in September 2022, (b) the LSA (as modified), and (c) the Inducement Letter.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed to modify the Loan and Security Agreement such that the Note is now convertible into up to 499,584 shares of Common Stock based on the agreed to conversion price of $6.40. The Company believed that the $6.40 conversion price meets the definition of “Minimum Price” in Nasdaq Listing Rule 5635(d).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to use their reasonable best efforts to voluntarily convert all amounts owed under the Note on or prior to the last trading day before the trading day on which the next meeting of the Company’s shareholders would take place.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that following shareholder approval, which the Company obtained on May 15, 2024, the October Warrants and December Warrants have been amended to lower the exercise price of such warrants to $3.20 per share.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed that Slinger Bag Americas Inc., a Delaware subsidiary of the Company (“Slinger”) would, within ten (10) business days of the six month anniversary of the effectiveness of the registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note (the “Effectiveness Date”), pay in cash to the Lenders and the Agent the difference, if any, between (i) $6 million (the “Guaranteed Amount”) and (ii) the combined gross proceeds realized by the Lenders and the Agent from its sale of the shares of Common Stock issued pursuant to (a) conversions of the Note and (b) exercises of the October Warrants and December Warrants(the “Realized Amount”). Slinger is obligated to fund an escrow account with $2 million within ten (10) weeks of February 21, 2024. The Company and the Lenders and the Agent also agreed that if, due to a Force Majeure Event, the Lenders and the Agent had not fully converted the Note prior to the six-month anniversary of the Effectiveness Date, the Company would repurchase the Note and the October Warrants and December Warrants by paying in cash to the Lenders and the Agent the difference, if any, between the Guaranteed Amount and the Realized Amount.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that once the Note was fully repaid (either via a combination of cash payments and conversions into shares of Common Stock or just via conversions into shares of Common Stock) all liens and security interests of the Lenders and the Agent in any and all of the property of the Company and the Guarantors (as defined in the Waiver, Amendment, and Modification Agreement) would be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements.

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Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed to prepare and file a registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note with the SEC within five (5) business days of February 21, 2024 and use commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practical thereafter and, in any event, within thirty (30) calendar days of February 21, 2024. A registration statement was filed and became effective on March 1, 2024 in compliance with this obligation.

On April 15, 2024, the Company acknowledged and agreed to the entrance into a warrant purchase agreement (the “Morgan WPA”) by Armistice and Morgan Capital LLC (“Morgan”) pursuant to which Armistice sold the October and December 2023 Warrants to Morgan for $2,500,000 in cash. Pursuant to the Morgan WPA, Armistice agreed that the obligation of Slinger Bag Americas to, within 10 Business Days of the six month anniversary of the Waiver, Amendment, and Modification Agreement, pay in cash to Armistice the difference, if any, between (i) $6 million and (ii) the combined gross proceeds to be realized by the Holder from its sale of the Company’s common stock issued pursuant to (a) conversions of the note (which as of the date hereof has been fully converted into shares of the Company’s common stock) and (b) exercises of the Warrants would be terminated and of no further effect and force. In addition, pursuant to the Morgan WPA, Armistice agreed that the obligation of Slinger Bag Americas to maintain an escrow account with its counsel in the amount of no less than $2,000,000 would be terminated and of no further effect and force. Armistice further agreed that any and all liens and security interests of Armistice in any and all of the property of the Company and the Guarantors (as such terms are defined in the Waiver, Amendment, and Modification Agreement) would be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements.

Amendment to Bylaws

On October 12, 2023, the Board of Directors of the Company approved an amendment to the Bylaws of the Company to reduce the percentage of shares of stock, issued and outstanding and entitled to vote, to be present in person or represented by proxy in order to constitute a quorum for the transaction of any business from a majority to thirty-three and one third percent (33 1/3%).

Share Issuance to Sapir

On November 14, 2023, the Company issued 11,224 shares of Common Stock to Sapir LLC. Sapir LLC is controlled by Aitan Zacharin, an investor relations and financial structuring consultant to the Company who is a party to an amended and restated consulting agreement with the Company dated April 30, 2020 (the “AZ Consulting Agreement”). Pursuant to the AZ Consulting Agreement, the Company owed Mr. Zacharin $127,500 as consulting fee compensation through November 30, 2023 (the “Consulting Fee Compensation”). In addition, the Company granted Mr. Zacharin $127,500 as discretionary compensation (“Discretionary Compensation”) pursuant to Section 2.1(d) of the AZ Consulting Agreement. In consideration of the Consulting Fee Compensation and the Discretionary Compensation, the issuance of shares of Common Stock consisted of (i) 8,017 shares of Common Stock as payment of the Consulting Fee Compensation, and (ii) 3,207 shares of Common Stock as payment of the Discretionary Compensation.

Nasdaq Compliance

On January 30, 2024, the Company received a letter from the staff of the Nasdaq Stock Market confirming that following the receipt of a an investment of $16.5 million as disclosed in the Company’s current report filed on Form 8-K on January 24, 2024 (i) the Company has regained compliance with the minimum shareholder equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”), as required by the Nasdaq Hearing Panel’s (“Panel”) decision dated April 12, 2023, as amended, and (ii) in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Nasdaq Listing Qualifications staff (the “Staff”) finds that the Company is no longer in compliance with the Equity Rule, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to such deficiency and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

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In application of Listing Rule 5815(d)(4)(B), the Company is also subject to a mandatory panel monitor in respect of its periodic filing requirements in Listing Rule 5250(c)(1) (the “Periodic Filing Rule”) for a period of one year from October 11, 2023. If, within that one-year monitoring period, the Staff finds the Company again out of compliance with the Periodic Filing Rule, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the hearing panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

On December 12, 2023, the Company received a letter from Nasdaq informing the Company that because, for 30 consecutive trading days, the bid price of the Common Stock had closed below the minimum of $1.00 per share, it was not in compliance with the minimum bid price requirement for continued listing as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Nasdaq notice indicated that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company would be provided 180 calendar days, or until June 10, 2024, to regain compliance. On June 11, 2024, the Company was notified by Nasdaq that its securities were subject to delisting because the Company had not regained compliance with the rule within the prescribed time period but the Company could appeal the delisting determination and request a hearing before a new Nasdaq Hearings Panel. The Company’s request for a new panel was timely made and a hearing was scheduled for July 23, 2024, and any further suspension or delisting action was stayed. On July 18, 2024, Nasdaq informed us that the Company had regained compliance with the Minimum Bid Price Requirement. Consequently, the scheduled hearing before the new panel on July 23, 2024 was canceled.

On May 1, 2024, the Company received a letter from the Nasdaq indicating that, due to the Company’s failure, in violation of Listing Rules 5620(a) and 5810(c)(2)G), to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end of April 30, 2023, it no longer complies with the Nasdaq’s Listing Rules for continued listing. On May 17, 2024, Nasdaq notified the Company that based on the Company’s current report on Form 8-K filed on May 17, 2024, the Company’s proxy distributed on May 2, 2024, and the annual meeting of the stockholders held on May 15, 2024, it has regained compliance with the Nasdaq Listing Rules for continued listing.

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The January 2024 Offering

On January 19, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with three investors (the “January 2024 Investors”) for the issuance and sale to each investor of (i) 116,510 shares of Common Stock and (ii) the Pre-Funded Warrants to purchase an aggregate of 1,258,490 shares of Common Stock at a combined purchase price of $0.40 per share of Common Stock for an aggregate amount of approximately $16.5 million. The Pre-Funded Warrants have an exercise price of $0.0002 per share of Common Stock and are exercisable beginning on May 15, 2024, the date stockholder approval was received and effective, allowing exercisability of Pre-Funded Warrants under Nasdaq rules until the Pre-Funded Warrants are exercised in full. The aggregate number of Shares issued to the January 2024 Investors is 349,530 and the aggregate number of Pre-Funded Warrants is 3,775,470.

From April 2024 through May 2024, the Company acknowledged and agreed to the entrance into certain warrant purchase agreements (the “WPAs”) by the January 2024 Investors and 10 purchasers (the “Pre-Funded Warrants Purchasers”) pursuant to which the January 2024 Investors sold all of the 3,775,470 Pre-Funded Warrants to Pre-Funded Warrants Purchasers for an aggregate amount of $18,877,350 in cash.

Share Issuance to Smartsports

On January 23, 2024, the Company issued 10,000 shares of Common Stock to Smartsports LLC. Smartsports LLC is an investor relations consultant to the Company who is a party to a consulting agreement with the Company dated January 23, 2024 (the “Smartsports Consulting Agreement”). Pursuant to the Smartsports Consulting Agreement, the Company agreed to issue and deliver to Smartsports LLC 10,000 shares of Common Stock as a consulting fee for the provision of investor relations services (the “Consulting Fee Compensation”) and use its commercially reasonable efforts to prepare and file with the Securities Exchange Commission a registration statement covering the resale of all of the shares on Form S-1 as soon as is reasonably practicable.

Agile Capital LLC Agreement

On January 10, 2024, the Company entered into an agreement with Agile Capital Funding, LLC (the “Agile Jan Agreement”) pursuant to which the Company sold $1,460,000 in future receivables to Agile Capital Funding, LLC (the “Agile Jan Receivable Amount”) in exchange for $1,000,000 in cash. The Company agreed to pay Agile Capital Funding, LLC (“Agile”) $52,142.86 each week until the Agile Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Agile under the Agile Jan Agreement, the Company granted to Agile a security interest in all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral. The proceeds from the sale of future receivables were used, in part, to pay the outstanding balance of the ACF Receivable Amount (as defined below).

Cedar Advance Agreement No. 1

On January 29, 2024, the Company entered into an agreement with Cedar Advance LLC (the “Cedar Agreement”) pursuant to which the Company sold $1,183,200 in future receivables to Cedar Advance LLC (the “Cedar Receivable Amount”) in exchange for $752,000 in cash. The Company agreed to pay Cedar Advance LLC (“Cedar”) $39,440 each week until the Cedar Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Cedar under the Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Unique Funding Solutions Agreement

On March 6, 2024, the Company entered into an agreement (the “UFS Agreement No.2”) with Unique Funding Solutions (“UFS”) pursuant to which the Company sold $323,350 in future receivables to UFS (the “UFS Receivable Amount”) in exchange for $200,000 in cash. The Company agreed to pay UFS $9,798.49 each week until the UFS Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement No.2, the Company granted to UFS a security interest in all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

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Cedar Advance Agreement No. 2

On April 3, 2024, the Company entered into an agreement with Cedar (the “Second Cedar Agreement”) pursuant to which the Company sold $438,000 in future receivables to Cedar (the “Second Cedar Receivable Amount”) in exchange for $285,000 in cash. The Company agreed to pay UFS $14,600 each week until the Second Cedar Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Cedar under the Second Cedar Agreement, the Company granted to Cedar a security interest in all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Cedar Advance Agreement No. 3

On April 22, 2024, the Company entered into an agreement with Cedar (the “Third Cedar Agreement”) pursuant to which the Company sold $481,800 in future receivables to Cedar (the “Third Cedar Receivable Amount”) in exchange for $310,200 in cash. The Company agreed to pay UFS $18,530.77 each week until the Third Cedar Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Cedar under the Third Cedar Agreement, the Company granted to Cedar a security interest in all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Operations

The Company operates in the sports equipment and technology business. The Company is the owner of the Slinger Launcher, which is comprised of a portable tennis ball launcher, a portable padel tennis ball launcher and a portable pickleball launcher and Gameface, providing AI technology and performance analytics.

From inception to date, we have been focused on the ball sport market globally. Our first product, the Slinger Bag Launcher, is a patented, highly portable, versatile and affordable ball launcher built into an easy to transport wheeled trolley bag.

Tennis ball machines have been around since the 1950’s when they were introduced by Rene Lacoste. Improvements to performance were made in the 1970’s when Prince started its tennis business on the back of its first product - Little Prince - which was a vacuum operated ball machine. In the 1990’s the first battery operated machines came to the market and since that time very little, if anything, has changed in the structure of ball machines products outside of added computerization. Typically, the machines being marketed by traditional ball machine brands are large, cumbersome and awkward to operate. They are also generally expensive - often well above U.S. $1,000 compared to the entry price of $700 for a Slinger Bag Launcher. We believe that up until the introduction of the Slinger Bag Launcher, the majority of traditional tennis ball machines were sold to tennis facilities, institutions and tennis teachers, with only a few being sold directly to tennis playing consumers.

Recent Events

On May 15, 2024, the Company held its 2024 annual general meeting of stockholders at which the following items were approved:

1.	The nominations of Mike Ballardie, Yonah Kalfa, Kirk Taylor, Stephen Crummey, and Rodney Rapson for election as directors at the Annual Meeting until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified.
2.	The appointment of Olayinka Oyebola & Co. to continue as our independent registered public accounting firm for the fiscal year ended April 30, 2024.

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3.	The approval of the issuance of shares of our common stock pursuant to that certain Share Exchange Agreement dated March 18, 2024 (the “Exchange Agreement”) among the Company, Mr. Hongyu Zhou (the “YYEM Seller”), and Yuanyu Enterprise Management Co., Limited (“YYEM”), in exchange for 50% of the issued and outstanding ordinary shares of YYEM. The Exchange Agreement is a part of a transaction between the Company, YYEM Seller, and YYEM, whereby the Company agreed to purchase a total of 70% of the issued and outstanding ordinary shares of YYEM by entering into a share purchase agreement (the “Purchase Agreement”) and the Exchange Agreement as described in the Company’s Schedule 14A filed on May 2, 2024. Upon the closing of the Acquisition, YYEM Seller will be issued the number of Exchange Shares equal to 82.4% of the Company’s issued and outstanding shares of common stock immediately following the closing of the Acquisition, and Connexa stockholders as of immediately prior to the closing of the Acquisition will retain the balance of approximately 17.6% of such outstanding shares.
4.	The amendment to the Company’s certificate of incorporation to increase the authorized shares of its common stock from 300,000,000 shares to 1,000,000,000 shares.
5.	The approval of an amendment to the Company’s certificate of incorporation to authorize a reverse stock split of its common stock within a range of 1-for-10 to 1-for-100, with the Board of Directors of the Company to set the specific ratio and determine the date for the Reverse Stock Split to be effective.
6.	The approval of the separation of the Company’s “Slinger Bag” business and products and the transactions contemplated by the separation agreement related to the transaction contemplated by the Exchange Agreement (the “Share Exchange Transaction”). Once the Share Exchange Transaction is closed, the current board of directors of the Company will resign and will appoint YYEM’s slate of directors to the board, which will effect of a change of control of the Company, and the current business of the Company, including its liabilities, will be spun off and sold to a company to be owned and controlled by Yonah Kalfa, the founder of the Slinger Bag business and an officer and director of the company, and Mike Ballardie, the Company’s current chief executive officer and director. The Company’s current shareholders will not have a participation in the Slinger Bag business from the date of the closing of the Share Exchange Transaction and onward.
7.	The approval of the amendment to the exercise price of the Warrants held by Morgan Capital LLC to $3.20 per share.
8.	The approval of the issuance of shares of Common Stock to certain investors party to the Company’s securities purchase agreements entered into in January 2024 when the Company received an investment of $16,500,000 in cash in exchange for the issuance and sale to each Investor of (i) 116,510 shares of the Company’s common stock (the “Common Stock Shares”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 1,258,490 shares of the Company’s common stock (the “Pre-Funded Warrant Shares”) at a combined purchase price of $4 per share of our common stock for an aggregate amount of approximately $16.5 million. The Pre-Funded Warrants have an exercise price of $0.0002 per share of Common Stock and became exercisable on May 15, 2024 allowing exercisability of the Pre-Funded Warrants under Nasdaq rules until the Pre-Funded Warrants are exercised in full. The aggregate number of Common Stock Shares issued was 349,530 and the aggregate number of Pre-Funded Warrant Shares to be issued is 3,775,470.
9.	The approval of the issuance of 47,116 shares of Common Stock to Yonah Kalfa. As previously disclosed on the Current Report on Form 8-K furnished with the SEC on September 9, 2020, the Company entered into a service agreement dated September 7, 2020 (the “YK Employment Agreement”) with Yonah Kalfa, the Company’s chief innovation officer and a member of the Company’s Board. Pursuant to Sections 2.1(a) and 2.1(b) of the YK Employment Agreement, the Company owed Mr. Kalfa $1,137,000 in salary (the “Salary Compensation”) through January 31, 2024. The Company was unable to pay Mr. Kalfa any of the compensation in cash and, given Mr. Kalfa’s extraordinary contribution to the Company, pursuant to Section 2.1(b) of the YK Employment Agreement, the Company agreed to pay $1 million of the $1.137 million owed (with Mr. Kalfa waiving the right to receive the $137,000 balance) via an issuance of shares of Common Stock as memorialized by that certain Deferred Payment Conversion Agreement with Mr. Kalfa, dated January 20, 2024 (the “2024 Agreement”). The 2024 Agreement sets forth the price per share of the shares to be issued (267,380), the number of shares to be issued using that price ($3.74), and the amount due to Mr. Kalfa through January 31, 2024. Due to administrative delays, the Company did not issue the shares in January 2024. Rather, on March 15, 2024, the Company issued 220,265 shares of Common Stock. This is the amount of stock owed for a $1 million payment at a conversion price of $4.54, which was the closing price of the Common Stock on March 13, 2024 (and a higher price than the closing price on March 14, 2024).
10.	The approval of the issuance of 50,000 shares of Common Stock to each of Yonah Kalfa, Mike Ballardie and Kirk Taylor and 25,000 shares of common stock to each of Rodney Rapson and Steven Crummey, our directors, for their services and extraordinary contribution to the Company.

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11.	The approval of the issuance of 16,750 shares of Common Stock to each of Juda Honickman, the Company’s chief marketing officer, and Mark Radom, the Company’s general counsel, for their services and extraordinary contribution to the Company.
12.	The approval of the amendment of the 2020 Slinger Bag Inc. Global Share Incentive Plan to make an additional 1,500,000 shares of the Common Stock available for the issuance of awards under the plan.

On June 27, 2024, the Company effected a 1-for-20 reverse stock split. No fractional shares were issued in connection with the reverse stock split, and all such fractional interests were rounded up to the nearest whole number of shares of common stock. All references to the outstanding stock have been retrospectively adjusted to reflect this reverse split.

The operations of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL and Gameface are collectively referred to as the “Company.”

The Company operates in the sports equipment and technology business. The Company is the owner of the Slinger Bag Launcher, which is comprised of a portable tennis ball launcher, a portable padel tennis ball launcher and a portable pickleball launcher and Gameface, providing AI technology and performance analytics for sports.

Critical Accounting Policies and Estimates

The critical accounting policies relate exclusively to our continuing operations.

Basis of Presentation

The consolidated financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the transactions described above, the accompanying consolidated financial statements include the combined results of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL and Gameface for the years ended April 30, 2024 and 2023. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

Valuation of Inventory

Inventory is valued at the lower of the cost (determined principally on a first-in, first-out basis) or net realizable value. The Company’s valuation of inventory includes inventory reserves for inventory that will be sold below cost and the impact of inventory shrink. Inventory reserves are based on historical information and assumptions about future demand and inventory shrink trends. It is possible that changes to inventory reserve estimates could be required in future periods due to changes in market conditions.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. The Company recognizes revenue for its performance obligation associated with its contracts with customers at a point in time once products are shipped. Amounts collected from customers in advance of shipping products ordered are reflected as deferred revenue on the accompanying consolidated balance sheets. The Company’s standard terms are non-cancelable and do not provide for the right-of-return, other than for defective merchandise covered under the Company’s standard warranty. The Company has not historically experienced any significant returns or warranty issues.

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Business Combinations

Upon acquisition of a company, we determine if the transaction is a business combination, which is accounted for using the acquisition method of accounting. Under the acquisition method, once control is obtained of a business, the assets acquired, and liabilities assumed, are recorded at fair value. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. The determination of the fair values is based on estimates and judgments made by management. Our estimates of fair value are based upon assumptions we believe to be reasonable, but which are inherently uncertain and unpredictable. Measurement period adjustments are reflected at the time identified, up through the conclusion of the measurement period, which is the time at which all information for determination of the values of assets acquired and liabilities assumed is received and is not to exceed one year from the acquisition date. We may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill.

Additionally, uncertain tax positions and tax-related valuation allowances are initially recorded in connection with a business combination as of the acquisition date. We continue to collect information and reevaluate these estimates and assumptions periodically and record any adjustments to preliminary estimates to goodwill, provided we are within the measurement period. If outside of the measurement period, any subsequent adjustments are recorded to the consolidated statement of operations.

Fair Value of Financial Instruments

Fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities

Level 2 - Observable inputs other than quoted prices in active markets for identical assets and liabilities

Level 3 - Unobservable pricing inputs in the market

Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their categorization within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amount of these financial instruments approximates fair value due to their short-term maturity. The Company’s derivative liabilities were calculated using Level 2 assumptions.

The Company’s contingent consideration in connection with the acquisition of Gameface and PlaySight were calculated using Level 3 inputs.

The Company estimates the fair value of its intangible assets using Level 3 assumptions, primarily based on the income approach utilizing the discounted cash flow method.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are more likely than not to be realized.

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Long-Lived Assets and Goodwill

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. If those net undiscounted cash flows do not exceed the carrying amount, impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value or discounted expected cash flows of those assets and is recorded in the period in which the determination is made.

The Company accounts for goodwill in accordance with ASC 350, Intangibles - Goodwill and Other (“ASC 350”). ASC 350 requires that goodwill not be amortized, but reviewed for impairment if impairment indicators arise and, at a minimum, annually. The Company records goodwill as the excess purchase price over assets acquired and includes any work force acquired as goodwill. Goodwill is evaluated for impairment on an annual basis.

With the adoption of the ASU 2017-04, which eliminates the second step of the goodwill impairment test, the Company tests impairment of goodwill in one step. In this step, the Company compares the fair value of each reporting unit with goodwill to its carrying value. The Company determines the fair value of its reporting units with goodwill using a combination of a discounted cash flow and a market value approach. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, the Company will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired and the Company will not record an impairment charge.

Valuation of Warrants

The Company grants warrants to key employees and executives as compensation on a discretionary basis. The Company also grants warrants in connection with certain note payable agreements and other key arrangements. The Company is required to estimate the fair value of share-based awards on the measurement date and recognize as expense that value of the portion of the award that is ultimately expected to vest over the requisite service period.

Recent Accounting Pronouncements

Recently Adopted

The following are the results of our operations for the year ended April 30, 2024 as compared to April 30, 2023:

	For the Years Ended April 30,
	2024	2023	Change ($)	Change (%)

Net sales	$8,398,049	$9,922,799	$(1,524,750	-15%
Cost of sales	5,004,375	7,144,335	(2,139,960)	-30%
Gross profit	3,393,674	2,778,464	615,210	22%

Operating expenses:
Selling and marketing expenses	1,565,006	1,928,198	(363,192)	-19%
General and administrative expenses	8,271,823	22,743,877	(14,472,054)	-64%
Research and development costs	-	65,164	(65,164)	-100%
Total operating expenses	9,836,829	24,737,239	(14,900,410)	-60%

Loss from operations	(6,443,155)	(21,958,775)	15,515,620	-71%

Other expenses (income):
Amortization of debt discount	(1,067,806)	(4,095,030)	3,027,224	-74%
Loss on conversion of accounts payable to common stock	(289,980)	-	(289,908)	-%
		-
Gain on change in fair value of derivative liability	7,635,612	10,950,017	(3,314,405)	-30%
		-
Derivative Expense	(14,119,784)	(8,995,962)	(5,123,822)	57%
Interest expense - related party	-	(293,090)	(293,090)	-100%
Interest expense	(1,351,305)	(884,985)	(466,320)	53%
Total other (income) expense	(9,193,263)	(3,319,050)	(5,874,213)	177%
Net loss from Continuing Operations	$(15,636,418)	$(25,227,825)	$9,641,407	-38%

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Net sales

Our net sales during the year ended April 30, 2024 were $8,398,049, compared to net sales of $9,922,799, in the same period to April 30, 2023, a reduction of 15%. Net sales consisted partially of shipped orders related to new orders placed and fulfilled to consumers via our online marketplace and to our international distributors. The significant decrease in our online consumer marketing of Slinger Bag, coupled with on-going delays in inventory production in Asia, resulting in a significant lack of availability in Q4, all combined to contribute to the significant decrease in sales as of April 30, 2024.

Cost of sales

Our cost of sales during the year ended April 30, 2024 were $5,004,257, compared to $7,144,335 for the period to April 30, 2023, a reduction of 30%. Cost of Sales represents the costs of units shipped during the period. This reduction in Cost of Sales is a result of the reduction in net sales coupled with efficiencies in both our incoming and outgoing product supply chains. This resulted in a gross profit of $3,393,674, or 41%. compared to a gross profit of $2,778,464, or 28% for the period to April 30, 2023. The 41% in gross profit margin can be attributed to a combination of a reduction in transportation costs from Asia as well as inland USA, compared to the same period in 2023, coupled with a small increase in average selling price of the Slinger Bag units.

Selling and marketing expenses

During the year ended April 30, 2024, we incurred selling and marketing expenses of $1,565,006 compared with $1,928,198 during the year ended April 30, 2023, a reduction of 19%. This decrease is largely driven by a decrease in social media advertising, sponsorships, and other investments in our market driven primarily by reduced sales and consumer demand stemming from our production delays and significant out of stock position.

General and administrative expenses

General and administrative expenses consist primarily of compensation, including share-based compensation, and other employee-related costs, as well as legal fees and fees for professional services. During the year ended April 30, 2024, we incurred general and administrative expenses of $8,721,823 compared with $22,743,877 during the year ended April 30, 2023, a reduction of 64%. The decrease in general and administrative expenses is largely due to a reduction in our share based compensation and reductions in all professional fees and amortization costs.

Research and development costs

During the year ended April 30, 2024, we incurred research and development costs of $0 compared with $65,164 during the year ended April 30, 2023. This decrease is mainly driven by our need to pause all development activity in the period due to limited cash flow being available for investment.

Other expenses

During the year ended April 30, 2024, we recorded a gain on change in fair value of derivatives of $7,635,612, compared to $10,950,017 during the year ended April 30, 2023. Excluding the gain from the change in the fair value of the derivative liabilities during the years ended April 30, 2024 and 2023, we had other expenses totaling $16,828,875 and $14,269,067, respectively. The increase in other expenses for the year ended April 30, 2024 as compared to April 30, 2023 was primarily due an increase in derivative expenses coupled with increases in amortization of debt discounts, losses incurred on conversion of accounts payable to common stock, and an increase in interest expense.

Discontinued Operations

Discontinued operations incorporates the impact of the divestments of both PlaySight and Gameface during the period to April 30, 2024. Total loss from discontinued operations was $0 during the year ended April 30, 2024 compared to $45,875,860 in the year ended April 30, 2023.

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The loss from discontinued operations was $0 during the period to April 30,2024 compared to $4,461,968 in the period to April 30, 2023.

Liquidity and Capital Resources

Our financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We had an accumulated deficit of $167,387,028 as of April 30, 2024, and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or being able to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock.

The following is a summary of our cash flows from operating, investing and financing activities for the years ended April 30, 2024 and 2023:

	For the Years Ended April 30,
	2024	2023
Cash flows used in operating activities	$(3,001,433)	$(6,365,389)
Cash flows used in investing activities	$(16,500,000)	$-
Cash flows provided by financing activities	$19,478,993	$5,821,187

We had cash and cash equivalents of $229,705 as of April 30, 2024, as compared to $202,095 as of April 30, 2023.

Net cash used in operating activities was $3,001,433 during the year ended April 30, 2024, compared with $6,365,389 during the year ended April 30, 2023. Our cash used in operating activities during the year ended April 30, 2024 was primarily the result of our net loss for the years which was partially offset by our non-cash expenses as well as net decreases in inventories, prepaid inventories, prepaid expenses, other current assets and accounts payable and accrued expenses, offset by net increases in accounts receivable, other current liabilities and accrued interest.

Net cash used in investing activities was $16,500,000 for the year ended April, 30 2024, compared with net cash used in investing activities of $0 for the for year ended April 30, 2023. Investing activities for the year ended April, 30 2024 related to the acquisition of a 20% stake in Yuanyu Enterprise Management.

Net cash provided by financing activities was $19,478,993 for the year ended April 30, 2024, compared with $5,821,178 for the year ended April 30, 2023. Cash provided by financing activities for the year ended April 30, 2024 consisted of proceeds of $17,961,828 from issuance of common stock, $3,728,000 from notes payable, offset by $785,509 in repayments of notes payable and $1,425,326 in repayments of notes payable to related parties.

Cash provided by financing activities for the year ended April 30, 2023 consisted of proceeds of $8,744,882 from issuance of common stock, $2,000,000 from notes payable and related party notes payable, offset by $546,158 in payment of notes to related parties and $4,377,537 in notes payable.

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Merchant Cash Advances

Meged Agreement

On June 8, 2023, the Company entered into a merchant cash advance agreement with Meged Funding Group (“Meged”) pursuant to which the Company sold $315,689 in future receivables to Meged (the “Meged Receivables Purchased Amount”) to in exchange for payment to the Company of $210,600 in cash less fees of $10,580. The Company agreed to pay Meged $17,538 each week until the Meged Receivables Purchased Amount is paid in full.

UFS Agreement No. 1

On August 7, 2023, the Company entered into the UFS Agreement No.1 with Unique Funding Solutions, pursuant to which the Company sold $797,500 in future receivables (the “UFS Second Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $550,000 in cash less fees of $50,000. The Company has agreed to pay UFS $30,000 each week until the UFS Second Receivables Purchased Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement No.1, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Agile Agreement No. 1

On November 16, 2023, the Company entered into an agreement with Agile Capital Funding, LLC (the “ACF Agreement”) pursuant to which the Company sold $693,500 in future receivables to Agile Capital Funding, LLC (the “ACF Receivable Amount”) in exchange for $450,000 in cash. The Company agreed to pay Agile Capital Funding, LLC (“ACF”) $28,895.83 each week until the ACF Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to ACF under the ACF Agreement, the Company granted to ACF a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Agile Agreement No. 2

On January 10, 2024, the Company entered into an agreement with ACF (the “Agile Jan Agreement”) pursuant to which the Company sold $1,460,000 in future receivables to ACF (the “Agile Jan Receivable Amount”) in exchange for $1,000,000 in cash. The Company agreed to pay ACF (“Agile”) $52,142.86 each week until the Agile Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Agile under the Agile Jan Agreement, the Company granted to ACF a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral. The proceeds from the sale of future receivables were used, in part, to pay the outstanding balance of the ACF Receivable Amount (as defined above).

Cedar Agreement No. 1

On January 29, 2024, the Company entered into an agreement with Cedar Advance LLC (the “Cedar Agreement”) pursuant to which the Company sold $1,183,200 in future receivables to Cedar Advance LLC (the “Cedar Receivable Amount”) in exchange for $752,000 in cash. The Company agreed to pay Cedar Advance LLC (“Cedar”) $39,440 each week until the Cedar Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Cedar under the Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

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UFS Agreement No. 2

On March 6, 2024, the Company entered into the UFS Agreement No.2 with Unique Funding Solutions, pursuant to which the Company sold $323,350 in future receivables to UFS (the “UFS Receivable Amount”) in exchange for $200,000 in cash. The Company agreed to pay UFS $9,798.49 each week until the UFS Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement No.2, the Company granted to UFS a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Cedar Agreement No. 2

On April 3, 2024, the Company entered into an agreement with Cedar (the “Second Cedar Agreement”) pursuant to which the Company sold $438,000 in future receivables to Cedar (the “Second Cedar Receivable Amount”) in exchange for $285,000 in cash. The Company agreed to pay UFS $14,600 each week until the Second Cedar Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Cedar under the Second Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Cedar Agreement No. 3

On April 22, 2024, the Company entered into an agreement with Cedar (the “Third Cedar Agreement”) pursuant to which the Company sold $481,800 in future receivables to Cedar (the “Third Cedar Receivable Amount”) in exchange for $310,200 in cash. The Company agreed to pay UFS $18,530.77 each week until the Third Cedar Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Cedar under the Third Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Description of Indebtedness

Loan and Security Agreement

On January 6, 2023, the Company entered into a loan and security agreement (the “Loan and Security Agreement”) with one or more institutional investors (the “Lenders”) and Armistice Capital Master Fund Ltd. as agent for the Lenders (the “Agent”) for the issuance and sale of (i) a note in an aggregate principal amount of up to $2,000,000 (the “Note”) with the initial advance under the Loan and Security Agreement being $1,400,000 and (ii) warrants (the “Warrants”) to purchase a number of shares of common stock of the Company equal to 200% of the face amount of the Note divided by the closing price of the common stock of the Company on the date of the issuance of the Notes (collectively, the “Initial Issuance”). The closing price of the Company’s common stock on January 6, 2023, as reported by Nasdaq, was $176.80 per share, so the Warrants in respect of the initial advance under the Note are exercisable for up to 90,498 shares of the Company’s common stock. The Warrants have an exercise price per share equal to the closing price of the common stock of the Company on the date of the issuance of the Note, or $4.42 per share and a term of five- and one-half (5½) years following the initial exercise date. The initial exercise date of the Warrants was September 13, 2023, the date stockholder approval was received and effective allowing exercisability of the Warrants under Nasdaq rules. Pursuant to the terms of the Loan and Security Agreement, an additional advance of $600,000 was made to the Company under the Note in February 2023. The Company’s obligations under the terms of the Loan and Security Agreement were fully and unconditionally guaranteed by all of the Company’s subsidiaries (the “Guarantors”).

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On October 11, 2023, Connexa Sports Technologies Inc. (the “Company”) entered into a loan and security modification agreement (the “Loan and Security Modification Agreement”) with a one or more institutional investors (the “Lenders”) and a certain institutional investor, as agent for the Lenders (the “Agent”) amending the terms of the Loan and Security Agreement dated January 6, 2023 (the “LSA”) by and among the Company, the Lenders and the Agent to make an additional loan of $1,000,000 and modify the terms of the LSA to reflect the New Loan.

In connection with the Loan and Security Modification Agreement, the Company agreed to issue to the investor warrants (the “Common Warrants”) to purchase up to 8,460 shares of Common Stock at an exercise price of $19 per share. The Common Warrants are exercisable six months after their issuance and will expire five and one-half years from their date of issuance. The Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The warrants to purchase 8,460 shares of Common Stock are referred to herein as the “October Warrants”.

As previously disclosed, on December 6, 2023, the Company entered into an inducement offer letter agreement (the “Inducement Letter”) with a certain holder (the “Holder”) whereby the Holder agreed to exercise for cash warrants to purchase an aggregate of 248,611 shares of Common Stock at a reduced exercise price of $2.94 per share in consideration of the Company’s agreement to issue new common stock purchase warrants (the “December Warrants” and, together with the October Warrants, the “Lender’s Warrants”) to purchase up to an aggregate of 497,221 shares of Common Stock at an exercise price of $5.88 per share (subject to adjustment).

As of February 21, 2024, the total amount owed pursuant to the Note was $3,197,335.65. Of this amount, the Company received gross proceeds of $3 million from the Lenders.

On February 21, 2024, the Company and the Lenders and the Agent entered into a Waiver, Warrant Amendment and Second Loan and Security Modification Agreement (the “Waiver, Amendment, and Modification Agreement”).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to waive certain events of default with regard to certain covenants and obligations the Company had pursuant to (a) that certain registration rights agreement between the Company and the Lenders and the Agent entered into in September 2022, (b) the Loan and Security Agreement (as modified), and (c) the Inducement Letter.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed to modify the Loan and Security Agreement such that the Note became convertible into up to 499,584 shares of Common Stock based on the agreed to conversion price of $6.40. The Company believes that the $6.40 conversion price meets the definition of “Minimum Price” in Nasdaq Listing Rule 5635(d). On March 26, 2024, the Holder had fully converted the Note into shares of Common Stock and the Note was fully paid.

Notes Payable – Related Party

On January 14, 2022, the Company entered into two loan agreements with Yonah Kalfa and Naftali Kalfa, each for $1,000,000 (together, the “Loan Agreements”), pursuant to which we received a total amount of $2,000,000. The loans bear interest at a rate of 8% per annum, and we agreed to repay the loans in full by July 3, 2022, or such other date as may be accepted by the lenders. On June 27, 2022, the Company entered into amendments for the two related party loan agreements with the lenders in which the repayment date was extended to July 31, 2024.

There were $1,169,291 and $1,953,842 in outstanding borrowings from the Company’s related parties for the years ended April 30, 2024 and 2023, respectively. Accrued interest due to related parties as of April 30, 2024 and 2023 amounted to $917,957 and $917,957, respectively.

On January 6, 2023, we sold certain of our inventory including all components, parts, additions and accessions thereto to Yonah Kalfa and Naftali Kalfa who immediately consigned it back to us in exchange for a payment of $103 per ball launcher we sell until we have paid them an aggregate total of $2,092,700, which represents payment in full of the principal amounts of and accrued interest in respect of the Loan Agreements (as defined above) and certain other expenses they incurred in connection with the Company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Effect of Inflation and Changes in Prices

We do not believe that inflation and changes in prices will have a material effect on our operations.

Item 7A. Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company, we are not required to provide this information.

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Discussion of Financial Condition and Results of Operations of YYEM

Management’s Discussion and Analysis of Financial Condition and Results of Operations of YYEM

For purposes of this section only, “YYEM,” “we,” “us,” “our” or “the Company” refers to YYEM, together with its subsidiaries, unless the context otherwise requires.

You should read the following discussion and analysis of YYEM’s financial condition and results of operations together with its financial statements and the related notes appearing elsewhere in this prospectus. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the financial data than is included in the following discussion. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. YYEM’s actual results may differ materially from those discussed below.

Overview

We own advanced patents and other proprietary technology which we license out, and we are using this intellectual property to develop an AI-powered matchmaking platform to license to partners worldwide, enabling them to create localized matchmaking experiences tailored to their specific markets and cultures. We also intend to leverage our partners’ expertise in offline matchmaking to offer, alongside our own technology tools, a range of best practices, empowering licensees to develop culturally relevant and highly effective in-person matchmaking solutions to complement their online offerings.

We believe our pioneering technology is unique in the “love & marriage” industry. We possess six technologies related to the metaverse and five AI matchmaking patents, which together enable access to both Augmented Reality (AR) and eXtended Reality (XR), enhancing our future revenue growth potential. Our AI technology is also designed to integrate with existing Big Data models and other larger AI models, facilitating the identification of our licensees’ target subscriber base, while providing subscriber profile analysis and connecting to our AI matchmaker platform, all with the goal of helping our licensees deliver effective matchmaking services both online and in person, and helping their clients find successful life partnerships.

In-person matchmaking serves as an important complement to the online experience at some of our licensees. These licensees can leverage our proprietary technology and know-how, including our AI-related patents, to facilitate a range of in-person events, from one-to-one encounters to group gatherings with a curated guest list of potential matches. One licensee partner operates retail stores across 40 cities in China, where fees reaching up to $2,750 provide clients with a bespoke matchmaking service, delivered through face-to-face interactions across the branded offline stores. Other licensing agreements cover the use of our intellectual property in Europe, Sub-Saharan Africa, and various Asia Pacific countries.

YYEM collected royalties of approximately $1.9 million in its fiscal year ended January 31, 2024 and approximately $3.3 million for the three-month period ended April 30, 2024.

Results of Operations for the Three-Month Periods Ended April 30, 2024 and 2023

The following are the results of our operations for the three-month period ended April 30, 2024 as compared to the same period in 2023:

	For the three months period ended April 30,		Change
	2024	2023
Revenue	$3,272,727	$480,769	2,791,958
Cost of revenue	744,231	144,231	600,000
Gross profit	2,528,496	336,538	2,191,958

Operating expenses:
General and Administrative	34,120	4,169	29,951
Total operating expenses	34,120	4,169	29,951

Profit from Operations	2,494,376	332,369	2,162,007

Other Income / (Expense):	-	-
Total Other Income / (Expense)	-	-

Provisions for income taxes	321,572	54,841	266,731

Net income	$2,172,804	$277,528	1,895,276

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Revenue

Revenue increased by $2,791,958, or 581%, for the three-month period ended April 30, 2024, as compared to the same period in 2023. This increase was driven by royalty income from new licensees.

Cost of revenue and Gross profit

Cost of revenue increased by $600,000, or 416%, for the three-month period ended April 30, 2024, as compared to the same period in 2023, primarily due to the increase in amortization costs of new intellectual property or technology rights. Gross profit increased by $2,191,958, or 651%, for the three-month period ended April 30, 2024, as compared to the same period in 2023, driven by our higher royalty income.

General and administrative expenses

General and administrative expenses, which, in this period, mainly related to our intellectual property, increased by $29,951, or 718%, for the three-month period ended April 30, 2024, as compared to the same period in 2023. This was primarily driven by an increase in royalty revenue for the period.

Profit from operations

Profit from operations increased by $2,162,007, or 650%, for the three-month period ended April 30, 2024, as compared to the same period in 2023, primarily as a result of the royalty income generated by new licensees and from the new intellectual property or technology rights noted above.

Liquidity and Capital Resources

YYEM finances its operations primarily through cash generated from operations. YYEM recorded net current assets of $9,043,074 as of April 30, 2024, compared to $6,126,039 as of April 30, 2023. Our accounts and other receivables increased by $3.7 million as we recognized royalty revenue in this quarter in accordance with our recognition policy while the credit terms of our licensees allowed them 60 or 90 days from the end of the quarter to pay. This increase in accounts and other receivables was partially offset by a decline of $460,327 in cash and cash equivalents primarily reflecting mark-to-market changes in short-term investments.

As of April 30, 2024, the capital structure of YYEM consisted of equity attributable to the owners of the company of $22,529,632, comprising issued share capital and reserves.

Description of Indebtedness

We have no outstanding indebtedness.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Effect of Inflation and Changes in Prices

We do not believe that inflation and changes in prices will have a material effect on our operations.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

Financial Statements of YYEM

The audited historical financial statements of YYEM for the fiscal years ended January 31, 2024 and 2023, and unaudited interim financial statements of YYEM for the quarter ended April 30, 2024 and 2023 are included elsewhere in this prospectus.

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DESCRIPTION OF BUSINESS

Following the completion of the Acquisition, the Company will operate in the “love & marriage” industry.

The effectiveness of the registration statement of which this prospectus forms a part is not a condition to the closing of the Acquisition. For further details of the Acquisition, see “—Recent Development”.

Brief History

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. From 2019 through 2021, Lazex acquired various entities related to the manufacture and distribution of the Slinger Bag Launcher, a portable tennis ball, padel tennis ball, and pickleball launcher. In 2019, Lazex changed its name to Slinger Bag Inc., and in 2022 changed its name to Connexa Sports Technologies Inc.

In 2021 and 2022, Connexa acquired three companies: Foundation Sports Systems, LLC, Flixsense Pty, Ltd. (known as Gameface), and PlaySight Interactive Ltd. Over the course of 2022 and 2023, the Company disposed of or fully impaired the goodwill and intangible assets related to all of these.

On March 18, 2024, the Company entered into a series of agreements to acquire 70% of Yuanyu Enterprise Management Co., Limited (“YYEM”) from the sole shareholder of YYEM for a combined $56 million (the “Acquisition”). $16.5 million of this amount was paid in cash, and the balance was to be paid in shares. Assuming the Acquisition has closed prior to the date of this prospectus, the transaction has resulted in a change of control of the Company as the shareholders of YYEM became the owners of approximately 82.4% of the issued and outstanding shares of Common Stock and the Board of Directors comprised individuals designated by the seller of YYEM. As part of this transaction, the Company agreed to transfer its wholly owned subsidiary, Slinger Bag Americas Inc., to a newly established entity on or prior to the closing date of the Acquisition.

For further details of the Company’s history, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview” and “Description of Business — History of our Company”.

Overview

Yuanyu’s mission is to empower global connections through innovative matchmaking technology and the facilitation of in-person initiatives. We own advanced patents and other proprietary technology which we license out, and we are using this intellectual property to develop an AI-powered matchmaking platform to license to partners worldwide, enabling them to create localized matchmaking experiences tailored to their specific markets and cultures. We also intend to leverage our partners’ expertise in offline matchmaking to offer, alongside our own technology tools, a range of best practices, empowering licensees to develop culturally relevant and highly effective in-person matchmaking solutions. We also intend to leverage our partners’ expertise in offline matchmaking to offer, alongside our own technology tools, a range of best practices, empowering licensees to develop culturally relevant and highly effective in-person matchmaking solutions to complement their online offerings. We believe our pioneering technology has the power to transform the matchmaking industry, leading to greater success for our licensees and their clients, and ultimately leading to more people finding successful life partnerships.

Technology licensing

Our company was founded on the principle that love is universal, but dating and marriage customs vary widely across cultures. By providing highly relevant patents, and a flexible, customizable matchmaking app framework, we aim to enable our partners to develop matchmaking services that resonate with local users while benefiting from our advanced matching algorithms, safety features, and engagement tools.

We possess six technologies related to the metaverse and five AI matchmaking patents, which together enable access to both Augmented Reality (AR) and eXtended Reality (XR), enhancing our future revenue growth potential in the online matchmaking segment. Our AI technology is also designed to integrate with existing Big Data models and other larger AI models, such as Huawei Pangu, Baidu 6 Wenxinyiyan, Alibaba Tongyi, and Tencent Hunyuan. Through interrogating and analyzing available Big Data, our intellectual property aims to support the identification of our licensees’ target subscriber base, while providing subscriber profile analysis and connecting to our AI matchmaker platform, all with the goal of helping our licensees deliver effective matchmaking services both online and in person and helping their clients find successful life partnerships.

Our revenue model is based on licensing fees and revenue sharing agreements with our partners, which we intend to bolster through the development or acquisition of additional patents.

We aim to pioneer a new approach to matchmaking. Our strategy is built on three core pillars:

1.	Technological Innovation: We will invest in R&D, predominantly through our relationships with our trusted outsourcing companies, to become a leading supplier of matchmaking technology. Our AI-powered matching algorithms, advanced safety features, and engagement tools will be designed to create meaningful connections while prioritizing user safety and authenticity.

2.	Cultural Adaptability: Our platform is being built with flexibility in mind, allowing partners to easily customize the user experience and features to align with local cultural norms and preferences. This approach will better ensure that each app feels native to its market while benefiting from our global expertise.

3.	Partner Empowerment: We plan to offer our partners support, including technical integration, marketing strategies, and ongoing optimization. Our success will be tied to the success of our partners, creating a symbiotic relationship that drives innovation and growth.

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We believe that by enabling our partners to customize our AI-powered platform for local preferences and practices, each app can present a unique value proposition to its respective target user base.

Key features of our technology, offered now or in development, include:

●	AI-driven matching algorithms that learn and improve based on user behavior and feedback;
●	Metaverse capabilities for more natural meetings in cyberspace;
●	Customizable safety features, including photo verification, message filtering, and real-time moderation;
●	Engagement tools such as virtual events and video chat integration;
●	Flexible monetization options to suit different market needs; and
●	Robust analytics and reporting to help partners optimize their apps.

Our team has a strong track record in both matchmaking technology and international business. We intend to leverage this expertise not only to improve our core technology but also to offer our partners help in navigating the complexities of launching and growing matchmaking apps in diverse markets.

Looking ahead, we see promising opportunities for growth as more people around the world embrace technological assistance with matchmaking, particularly AI-driven assistance. By empowering local entrepreneurs and established companies to create culturally relevant matchmaking apps, we believe we will expand our reach and impact far beyond what we could achieve with a single, global app.

In-person matchmaking services

We intend to supplement our technology offering through the sharing of in-person initiatives. We believe that in-person events can be an important complement to the core online offering of our partners. These partners can leverage our proprietary technology and know-how, including our AI-related patents, to facilitate a range of in-person events, from one-to-one encounters to group gatherings with a curated guest list of potential matches. One of our licensees uses its physical locations in more than 40 cities across China to undergird its online presence with in-person services.

At Yuanyu, we understand the unique value and personal touch that in-person matchmaking services bring to the realm of relationship building. We have licensees that possess a wealth of experience with personalized matchmaking strategies, client management, and event organization, and we are committed to leveraging this expertise to enhance the services offered by our global network of partners. Our China-based licensee, for instance, stratifies its client rolls, affording higher paying clients more options and potentially premium partners to match with. Fees reaching up to $2,750 provide clients with a bespoke matchmaking service, delivered through face-to-face interactions across the licensee’s branded offline stores. Organizing exclusive matchmaking events is another important strategy that can be used by our licensees. These events can range from intimate gatherings and themed parties to large-scale social mixers. By creating an inviting and relaxed environment — and, most importantly, by using our AI and other technology to curate the guest lists to increase the likelihood of compatible matches — matchmakers can facilitate natural interactions and foster meaningful connections. And by learning from each other’s experiences, our licensee partners can refine their approaches and deliver superior matchmaking services tailored to their local markets.

We believe that providing ongoing support and feedback to clients is crucial for successful matchmaking and that it is important for our licensees to offer post-date follow-ups, relationship coaching, and personalized advice to help clients navigate their matchmaking journeys. One partner currently offers a “Love & Marriage University” for clients who seek to improve their relationship skills, involving, among other things, fashion and makeovers, manners and etiquette, and, critically, communication within relationships. A number of these services can leverage our AI and other technology to evaluate compatibility and to target areas for improvement. Furthermore, we intend to facilitate the sharing of best practices in maintaining client engagement, managing expectations, and offering constructive feedback to ensure that clients feel supported and valued throughout the process.

Just as in-person matchmaking can undergird our licensees’ online presences, our technology can enhance their in-person offerings. The tools and platforms that we provide will complement traditional matchmaking methods through, for example, virtual consultations, digital event planning, and AI-driven match suggestions. By blending the personal touch of in-person matchmaking with advanced technology, licensees will be able to offer a holistic and modern service.

The Yuanyu approach

At this stage of our development, we are primarily a technology company that facilitates matchmaking, while our licensees are more often matchmaking companies that leverage technology. We believe this combination enables each company to focus on the aspect of the business in which it is strongest. At the same time, we consider ourselves more than a technology company — we are facilitating connections, sparking romances, and bringing people together across the globe. In the process, we aim to redefine the future of matchmaking.

We are sensitive to cultural norms and recognize that, as we expand to new jurisdictions, the balance between online and offline, and the approaches taken to each, need to be adjusted to suit prevailing local preferences. For this reason, we often partner with local players as we enter new markets, and we build our products and services with a view to customization based on local culture and practices. By respecting cultural nuances, licensees can create services that resonate deeply with their clientele.

At Yuanyu, we are dedicated to supporting our licensees in delivering exceptional online and in-person matchmaking services. Through our advanced patent portfolio, our pioneering AI-powered technology platform, the facilitation of best practices in in-person services, and cultural adaptation of both online and in-person offerings, we believe we can empower our partners to create meaningful and lasting connections for their clients. Our commitment to innovation and excellence will help ensure that we are a trusted name in the matchmaking industry, providing considerable value to our global network and, ultimately, to individuals looking for love and marriage.

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DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name	Age	Positions and Offices*
Mike Ballardie	62	President, Chief Executive Officer, Treasurer and Director
Juda Honickman	37	Chief Marketing Officer
Mark Radom	55	General Counsel
Yonah Kalfa	40	Chief Innovation Officer and Director
Kirk Taylor	43	Director
Stephen Crummey	79	Director
Rodney Rapson	40	Director

*Paul McKeown, our former chief business integration officer, resigned in January 2023, and Tom Dye’s employment agreement terminated on April 30, 2023. Mr. Dye and Mr. McKeown both continue to provide services to the Company as outside consultants.

On November 17, 2022, Gabriel Goldman and Rohit Krishnan resigned from the Board of Directors. Gabriel and Rohit were members of the audit and compensation committees. Gabriel Goldman was a member of the Company’s Nominating and Corporate Governance Committee. Neither Gabriel nor Rohit advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. On July 14, 2023, Messrs. Crummey and Rapson joined the Board of Directors.

The directors named above will serve until the next annual meeting of the shareholders or until their resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual shareholders’ meeting. Officers will hold their positions pursuant to their respective service agreements.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mike Ballardie

Mike Ballardie has served as our President, Chief Executive Officer and a Director since June 2019. Mike is an experienced and widely recognized tennis industry leader with 35 years of experience in tennis as a player, a coach and business leader. Mike started his tennis business career at Wilson in the late 1980s where he spent 11 years growing and ultimately leading Wilson’s Europe, Middle East and Africa Racquet sports division.

In 2002, Mike joined Prince Sports Europe as vice-president and managing director and stayed in this role through 2012. In 2003, Mike was part of the management buyout team that acquired the Prince brand from Benetton Sports in partnership with a private equity group. In 2007, after a highly successful business turnaround the business was sold with the management team in place to another U.S. based private equity group.

In 2013, Mike became the Chief Executive Officer of Prince Global Sports, a role in which he stayed until 2016.

After Prince Global Sports, Mike owned and operated FED Sports Consulting where he managed all aspects of a major restructuring project involving Waitt Brands (a holding company for Prince Global Sports) and Trilium Ltd (UK), a childcare business, from 2018 to 2019.

Immediately prior to joining Prince Sports, Mike worked for VF Corp., where he built the international business for their JanSport brand from scratch.

Mike also served for many years as an Executive Board Director for the Tennis Industry Association (TIA) both in the USA and in the UK. Mike has been at the forefront of many of the most successful tennis racket innovations over this period and highly regarded across this industry sector.

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Juda Honickman

Juda Honickman is Chief Marketing Officer for Slinger Bag Inc. Juda joined Slinger Bag Inc in October 2017 to lead product design and overall strategy for the Company’s pre-sale crowdfunding initiative which exceeded its goal by 2,600%. He is responsible for overseeing the planning, development and execution of the Company’s marketing and advertising initiatives along with ensuring that the Company’s offering and brand messaging is distributed across all channels and is effectively targeting audiences in order to meet sales objectives. In his role, Juda oversees the global communications of Slinger’s brand, including consumer insights, digital marketing, creative development, agency management, marketing effectiveness, social responsibility, sponsorships, media and employee communications. Juda previously served as the Director of Marketing and Strategy for a global legal tech company and before that oversaw marketing and sales for an innovative consumer tech business.

Mark Radom

Mark Radom has been general counsel of Connexa since September 2019. Mr. Radom has also served as general counsel of The Greater Cannabis Company, Inc. and from February 2010 through July 2015, general counsel and chief carbon officer of Blue Sphere Corporation. From 2009 through 2010, Mr. Radom was managing director of Carbon MPV Limited, a Cyprus company focused on developing renewable energy and carbon credit projects. From 2007 to 2009, Mr. Radom was general counsel and chief operating officer of Carbon Markets Global Limited, a London-based carbon credit and renewable energy project developer. Mr. Radom has extensive experience in business development in the renewable energy and carbon credit sectors. He has sourced over $100,000,000 in renewable energy, industrial gas and carbon credit projects and managed many complex aspects of their implementation. He was legal counsel for a number of carbon and ecological project developers and was responsible for structuring joint ventures and advising on developing projects through the CDM/JI registration cycle and emission reduction purchase agreements under the auspices of the Kyoto Protocol. Prior to this, he worked on Wall Street and in the City of London as a U.S. securities and capital markets lawyer where he represented sovereigns, global investment banks and fortune 500 companies across a broad range of capital raising and corporate transactions. He is a graduate of Duke University and Brooklyn Law School. Mr. Radom is admitted to practice law in New York and New Jersey and speaks fluent Russian.

Yonah Kalfa

Yonah Kalfa joined Connexa as its Chief Innovation Officer in September 2020. Prior to joining Slinger Bag, Mr. Kalfa owned and operated NA Dental, a company active in the dental supply business since 2010. Mr. Kalfa is a director of Pharmedica Ltd., Plaqless Ltd., Dusmit Ltd. and Parasonic Ltd.

Kirk Taylor

Kirk Taylor is the Chief Financial Officer of American Resources Corporation where he conducts all tax and financial accounting roles of the organization, and has substantial experience in tax credit analysis and financial structure. Kirk’s main focus over his 13 years in public accounting had been auditing, tax compliance, financial modeling and reporting on complex real estate and business transactions utilizing numerous federal and state tax credit and incentive programs. Prior to joining American Resources Corporation, Kirk was Chief Financial Officer of Quest Energy, Inc., ARC’s wholly-owned subsidiary. Prior to joining Quest Energy in 2015, he was a Manager at K.B. Parrish & Co. LLP where he worked since 2014. Prior to that, he worked at Katz Sapper Miller since 2012 as Manager. In addition, Kirk is an instructor for the CPA examination and has spoken at several training and industry conferences. He received a BS in Accounting and a BS in Finance from the Kelley School of Business at Indiana University, Bloomington Indiana and is currently completing his Master of Business Administration from the University of Saint Francis at Fort Wayne, Indiana. Kirk serves his community in various ways including as the board treasurer for a community development corporation in Indianapolis, Indiana. Kirk does not have any family relationships with any of the Company’s directors or executive officers. There are no arrangements or understandings between Kirk and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Stephen Crummey

Stephen Crummey has served as the senior vice president of Investor Relations at NuEra Capital Corporation since August 2022. Previously, Stephen was (i) a partner in Covid Rapid Exam from January 2021 to September 2022, (ii) an advisor to IdentifySensors Biologics from September 2021 through August 2022, (iii) an advisor to Cmind AI from 2019 to April 2021 and (iv) chairman of CyVision Technologies, Inc. from August 2017 through March 2021. Stephen does not have any family relationships with any of the Company’s directors or executive officers. There are no arrangements or understandings between Stephen and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Rodney Rapson

Mr. Rapson has served as the chief executive officer of Inspiretek Pty Ltd since November 2022, managing director of PlaySight Europe from January 2027 through January 2022 and managed Base Tennis Academy from September 2010 through December 2022. Rodney does not have any family relationships with any of the Company’s directors or executive officers. There are no arrangements or understandings between Rodney and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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The following table lists the names, ages and positions of the individuals who are expected to serve as executive officers and directors of the Company upon completion of the Acquisition:

Name	Age	Position
Thomas Tarala	58	Chief Executive Officer and Director
Guibao Ji	60	Chief Financial Officer
Hongyu Zhou	36	Director
Warren Thomson	48	Director
Chenlong Liu	35	Director
Kong Liu	35	Director

Set forth below is a brief description of the background and business experience for the past five years of individuals who are expected to serve as executive officers and directors of the Company upon completion of the Acquisition.

Thomas Tarala

Thomas Tarala has 30 years of international corporate finance experience in New York, London, and Hong Kong, including as a partner at two leading international law firms and as General Counsel for the international operations of one of the largest private conglomerates in China. As a partner of Baker McKenzie from 2022 to 2024 and another international firm earlier in his career, Thomas has led U.S. securities practices in Hong Kong, advising on equity and debt transactions, as well as cross-border joint ventures involving companies listed on Nasdaq. With a particular focus on the technology sector, he has acted for companies and investment banks in Mainland China, Hong Kong, Singapore, Indonesia, and Thailand, including on award-winning transactions in the region.

As General Counsel in the overseas headquarters of HNA Group (International) Company Limited, a large conglomerate, from 2017 to 2022, Thomas worked closely with the business teams on a wide range of corporate and finance transactions, including multi-billion dollar acquisitions and divestments of household-name companies, the sale of airlines, and a range of investments ranging from New York and London skyscrapers to global technology companies, as well as numerous companies that were number one globally in their respective fields.

Thomas graduated magna cum laude and Phi Beta Kappa from Georgetown University with a Bachelor of Science degree in Foreign Service and holds a Juris Doctor degree from the University of Virginia School of Law. Thomas speaks English, French, Spanish, and Mandarin and is qualified to practice law in New York, Connecticut, Florida, England and Wales, and Hong Kong.

Guibao Ji

Guibao Ji has been a certified public accountant in China for 25 years and has worked as an accountant at Shenzhen Wanda Accounting Firm since January 2005. He is a partner of the firm and also an independent director of Hekeda Technology Co. Ltd., a listed company.

Mr. Ji graduated from Central Radio and TV University in 1994 with a degree in Business Accounting. He was certified by the Chinese Institute of Certified Public Accountants in 1999.

Hongyu Zhou

Hongyu Zhou has 15 years of experience founding, growing, and managing successful enterprises. His experience extends to such areas as enterprise management, entertainment technology, and information technology, including as an investor and business manager of a technology company, as a founder and manager of an innovative entertainment company, and as the founder and manager of several technology companies. Mr. Zhou has served as the Chairman of Shenzhen Qiangwo Entertainment Technology Co., Ltd., and since 2021, he has been the Chairman of our China-based licensee, Shenzhen Qianyue Information Technology Co., Ltd., a leading provider of matchmaking services in China. Mr. Zhou founded Shenzhen Yuanzu Century Network Technology Co., Ltd. in 2020 and Shenzhen Qiangwo Entertainment Technology Co., Ltd. in 2017. In founding, managing, and growing companies across various industries, Mr. Zhou has honed his skills in strategic planning, business development, and team leadership, including in the matchmaking industry.

Warren Thomson

Warren Thomson is a lawyer with over 20 years of experience at international law firms and companies. Mr. Thomson served as a partner at Hogan Lovells, an international law firm in Dubai from 2013 to 2017, where he advised companies of all sizes in the Middle East and Asia through the whole of their corporate lifecycle, from incorporation through financing and expansion, and sometimes to winding-up. This experience included mergers and acquisitions, and commercial transactions, as well as regulatory, employment, and corporate finance matters. Mr. Thomson worked at HNA Group (International) Company Limited as Senior Counsel from 2018 to 2022 and as General Counsel in 2022, and since 2022 he has served as General Counsel (Overseas) at Link Asset Management Limited, the manager of Link REIT, a multi-billion-dollar real estate investment trust listed in Hong Kong.

Mr. Thomson graduated with a Bachelor of Arts degree from Canberra University and a Bachelor of Laws degree with Honors from Australian National University before earning a Graduate Diploma in legal practice from the College of Law in Sydney. Mr. Thomson is a member of the Australian Chamber of Commerce (sitting on the Finance, Legal and Tax Committee) and the Association of Corporate Counsel and is qualified to practice law in New South Wales (Australia) and Hong Kong.

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Chenlong Liu

Chenlong Liu is a certified public accountant, as well as an investor active in the technology industry. Mr. Liu’s career has focused on technology-related investments and mergers and acquisitions. He has participated in many well-known transactions in the industry. As an investment director at China Fusion Capital from 2016 to 2020, he helped execute Nasdaq-listed iQiyi’s convertible bond transactions, Kosdaq-listed Longtu’s acquisition and reverse takeover, Hong Kong-listed Kuaishou’s Series B investment round, and China Fusion Capital’s acquisition of Particle, Inc. Since 2020, Mr. Liu has served as a director of Particle, a San Francisco-based technology company.

Mr. Liu earned a Bachelor of Science degree in mathematics from the University of Minnesota–Twin Cities in 2013 and was awarded a master’s degree in accounting from George Washington University in 2015. Mr. Liu became a certified public accountant in Washington State in January 2019.

Kong Liu

Kong (“Luke”) Liu is an entrepreneur with experience in both traditional industries and the technology and Web3 areas. (He is not related to Chenlong Liu.) Mr. Liu has experience in management and strategy roles in companies ranging from startups to multinationals, and he has founded several companies over the years. Mr. Liu has has a particular focus on digital strategies at both traditional retailers and technology companies, as well as in the recruitment field. He serves as the CEO of World@Meta, a Singapore-based technology company developing mobile apps and games, where maximizing user engagement is a primary objective. He also serves as a managing director of MS Consultancy Pte Ltd, a business consultancy that he founded in November 2020. In such environments, Mr. Liu has been responsible for establishing the vision of the enterprise and working across teams to make that vision a reality.

Mr. Liu graduated from Nanyang Polytechnic, in Singapore, with a Diploma of Information Technology and from Trent University, in Canada, with a Bachelor of Business Administration.

TERM OF OFFICE

All directors hold office until the next annual meeting of the shareholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our Board is currently composed of five members. With the exception of Thomas Tarala and Hongyu Zhou, we have determined that all of the directors are independent as such term is defined under The Nasdaq Stock Market Rules.

The following table identifies the independent and non-independent current board and committee members:

Name:	Independent	Audit	Compensation	Nominating
Mike Ballardie
Yonah Kalfa
Steven Crummey	Yes	Yes	Yes
Kirk Taylor	Yes	Yes		Yes
Rodney Rapson	Yes	Yes	Yes	Yes

The following table identifies the individual who are expected to serve as independent and non-independent board and committee members of the Company upon completion of the Acquisition:

Name:	Independent	Audit	Compensation	Nominating
Thomas Tarala
Hongyu Zhou
Warren Thomson	Yes	Yes	Yes	Yes
Chenlong Liu	Yes	Yes	Yes	Yes
Kong (“Luke”) Liu	Yes	Yes	Yes	Yes

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Kirk Taylor, Stephen Crummey and Rodney Rapson, who each satisfy the independence requirements of Rule 10A-3 under the Exchange Act and Nasdaq’s rules, serve on our audit committee.

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Audit Committee Financial Expert

We have determined that Kirk Taylor is qualified as an Audit Committee Financial Expert following the Acquisition, as that term is defined under the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to shareholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering the 2020 Global Incentive Plan. Steven Crummey and Rodney Rapson are the independent directors on the compensation committee, with Rodney Rapson serving as the chairman.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board of Directors, establishing procedures for the nomination process including procedures, oversight of possible conflicts of interests involving the Board of Directors and its members, developing corporate governance principles, and the oversight of the evaluations of the Board of Directors and management. The Nominating and Corporate Governance Committee has not established a policy with regard to the consideration of any candidates recommended by shareholders. If we receive any shareholder recommended nominations, the Corporate Governance Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith. Kirk Taylor and Rodney Rapson, who satisfy the independence requirements of Nasdaq’s rules, serve on our compensation committee, with Mr. Rapson serving as the chairman.

Board and Committee Meetings in the 2024 Fiscal Year

In the 2024 fiscal year, the Board of Directors acted by written consent in lieu of having any meetings and there were no committee meetings insofar as the committees were not established until July 2023, which was after the 2023 fiscal year had ended.

Board Diversity

While we do not have a formal policy on diversity, our Board of Directors considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its shareholders. Although there are many other factors, the Board seeks individuals with experience working with public companies or with the investment community, and experience operating growing businesses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file initial reports of ownership and changes in ownership of the Common Stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

DIRECTOR COMPENSATION

Following stockholder approval on May 15, 2024, the Company issued the directors the following securities (following adjustment by the recent 1-for-20 reverse stock split):

Mike Ballardie – Warrants to purchase 50,000 shares of common stock with a term of 10 years and an exercise price of $0.001 per share;

Kirk Taylor – 50,000 shares of common stock consisting of 15,000 shares for two years of director service and 35,000 shares of common stock for extraordinary contribution;

Yonah Kalfa – 50,000 shares of common stock consisting of 15,000 shares for two years of director service and 35,000 shares of common stock for extraordinary contribution;

Rodney Rapson – 25,000 shares of common stock consisting of 7,500 shares for one year of director service and 17,500 shares of common stock for extraordinary contribution;

Steve Crummey – 25,000 shares of common stock consisting of 7,500 shares for one year of director service and 17,500 shares of common stock for extraordinary contribution.

Messrs. Goldman and Krishnan did not receive any compensation for or in respect of the period during which they served as directors of the Company.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our Board.

RISK OVERSIGHT

Our Board will oversee a company-wide approach to risk management. Our Board will determine the appropriate risk level for us generally, assess the specific risks faced by us, and review the steps taken by management to manage those risks. While our Board will have ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our compensation committee will be responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our audit committee will oversee management of enterprise risk and financial risk, as well as potential conflicts of interests. Our Board will be responsible for overseeing the management of risks associated with the independence of our Board.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as the Company has only recently commenced operations. Our Board adopted a code of business conduct and ethics that applies to our directors, officers and employees (the “Code of Business Conduct and Ethics”). A copy of the Code of Business Conduct and Ethics is available on the Company’s website. The Company intends to disclose on its website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to their principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

CERTAIN LEGAL PROCEEDINGS

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

SIGNIFICANT EMPLOYEES

Other than our officers and directors, we currently have one other person who became in February 2022 what we consider to be a significant employee:

●	Jalaluddin Shaik, President of Gameface.

Jalaluddin Shaik founded and became the chief executive officer of Gameface in 2017. Prior to founding Gameface, Mr. Shaik led product teams at some of the world’s biggest brands, including Telstra, Sony, and Apple. While at Telstra, Shaik led the creation of the Telstra video streaming platform ‘Presto’, that reaches over 10M Australians. In addition to his role at Telstra, Shaik was the design lead on the Apple airplay technology integration to 80% of Tier1 Audio OEM (Original Equipment Manufacturers) such as Denon, Bose, Pioneer, Yamaha, leading a team of 30 engineers. Previously (2003-2010), Shaik built and deployed various end to end video decoding solutions at Sony and Intel. Mr. Shaik is a graduate of Visvesvaraya Technological University with a bachelor’s degree in Computer Science with a major in machine learning.

64

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our then Officers for all services rendered in all capacities to us for the fiscal years ended as indicated.

Name and Principal Position	Year ended April 30	Salary ($)	Bonus ($)	Share Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($)	Total ($)
Mike Ballardie (1)	2024	324,714	300,000			475,595	1,100,309
	2023	570,169	300,000	-	285,000	105,318	1,260,487
Judah Honickman (2)	2024	190,198	95,940			55,199	341,337
	2023	179,502	87,400			27,144	294,046
Paul McKeown (3)	2024	-	-	-	-	-	-
	2023	366,023	77,411				443,434
Tom Dye (4)	2024	80,000				10,395	90,395
	2023	160,000	40,000			16,902	216,902
Mark Radom (5)	2024	183,000	54,000				237,000
	2023	150,000	28,500				178,500
Yonah Kalfa (6)	2024	-	-			441,000	441,000
	2023	-	-			495,000	495,000
Jason Seifert (7)	2024	-	-			-	-
	2023	35,833				8,442	44,275

(1)

Calculated in accordance with ASC Topi c 718, consistent with the Company’s financial statements. Mr. Ballardie has served as the Company’s Principal Executive Officer and as Chairman of the Board of Directors since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

(2)	Mr. Honickman has served as the Company’s Chief Marketing Officer since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(3)	Paul McKeown served as the Company’s Chief Financial Officer from April 30, 2020 through July 6, 2021 and from July 6, 2021 to January 31, 2023 as the Company’s Chief Business Integration Officer and had an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(4)	Tom Dye served as the Company’s Chief Operating Officer from April 30, 2020 through April 30, 2023 and had an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(5)	Mark Radom has served as the Company’s General Counsel since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(6)	Yonah Kalfa has served as the Company’s Chief Innovation Officer since September 7, 2020 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(7)	Jason Seifert served as the Company’s Chief Financial Officer from July 6, 2021 through June 25, 2022 and had an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

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SERVICE AGREEMENTS

The Company is a party to service agreements with each of its executive officers.

Mike Ballardie. On April 6, 2020, we entered into a service agreement with our Chief Executive Officer, Mike Ballardie, which was amended on November 1, 2020. Pursuant to the service agreement, Mr. Ballardie will serve as our Chief Executive Officer for a period of five years. During the five-year term, Mr. Ballardie receives a monthly base salary of $50,000 and a bonus payment at a minimum of 50% of the annual base salary. We also issued Mr. Ballardie warrants to purchase 500,000 shares of Common Stock. The warrants were exercisable at issuance at an exercise price of $0.01 per share and have an expiration date of April 6, 2030. We also provide standard indemnification and directors’ and officers’ insurance. We may terminate Mr. Ballardie’s employment with cause (as defined under the agreement) and without cause by giving at least 180 days prior written notice. If we terminate Mr. Ballardie without cause, all his unvested stock and option compensation of any nature will vest without any further action. Mr. Ballardie may resign for good reason (as defined under the agreement) or without good reason by giving at least 180 days prior written notice. If we terminate Mr. Ballardie without cause or he resigns for good reason, we must pay severance in an amount in lieu of base salary and benefits that would have accrued to Mr. Ballardie for the greater of (a) the unexpired portion of the term of the agreement or (b) two years, to be paid in full within 30 days of termination. In addition, vesting of all unvested common or preferred shares and options and warrants will continue for 12 months following such termination if we terminate Mr. Ballardie without cause or he resigns for good reason. Mr. Ballardie is also subject to standard confidentiality and non-competition provisions.

Tom Dye. On April 30, 2020, we entered into a service agreement with our Chief Operating Officer, Tom Dye. Pursuant to the service agreement, Mr. Dye served as our Chief Operating Officer for a period of three years. During the three-year term, Mr. Dye received an annual base salary of $120,000 and a bonus payment at a minimum of 25% of the annual gross base salary. We agreed to issue Mr. Dye warrants to purchase a total of 125,000 shares of Common Stock to be issued at the time that certain performance goals are met. The warrants that were issued to Mr. Dye on April 30, 2020 are exercisable at issuance at an exercise price of $3.00 per share and have an expiration date of April 30, 2030. The warrants that were awarded to Mr. Dye on February 9, 2021 are exercisable at issuance at an exercise price of $39.40 per share and have an expiration date of February 9, 2031. We also agreed to issue a one-time bonus of 150,000 shares of Common Stock to Mr. Dye after the value of the Company’s outstanding stock equals $100 million. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Dye’s employment with cause (as defined under the agreement) and without cause by giving at least 60 days prior written notice. If we terminate Mr. Dye without cause, all Mr. Dye’s unvested stock and option compensation of any nature will vest without any further action, and we will pay two years base salary severance within 30 days of termination. In addition, vesting of all unvested common or preferred shares and options and warrants will continue for 12 months following such termination. Mr. Dye may resign for good reason (as defined under the agreement) or without good reason by giving at least 30 days prior written notice. Mr. Dye is also subject to standard confidentiality and non-competition provisions. Since 30 April 2023, Mr. Dye has operated as a consultant to the company.

Paul McKeown. On July 5, 2021, we entered into a service agreement with our former Chief Financial Officer, Paul McKeown. Pursuant to the service agreement, Mr. McKeown served as our Chief Business Integration Officer until January 31, 2023, when he resigned. During the term of this agreement, Mr. McKeown received a base salary at an hourly rate of $150 per hour and an annual performance bonus of at least 30% of the annual gross base salary. and We also issued Mr. McKeown warrants to purchase 150,000 shares of Common Stock. The warrants were exercisable at issuance at an exercise price of $0.01 per share and have an expiration date of The Company will also provide standard indemnification and directors’ and officers’ insurance. Mr. McKeown was also subject to standard confidentiality and non-competition provisions. Since January 2023, Mr. McKeown has operated as a consultant to the Company.

Juda Honickman. On April 30, 2020, we entered into a service agreement with Nest Consulting Inc., a Delaware corporation, owned by our Chief Marketing Officer, Juda Honickman. Pursuant to the service agreement, Mr. Honickman will serve as our Chief Marketing Officer for a period of three years. During the three-year term, Mr. Honickman receives an annual base salary of $102,000 and a bonus payment at a minimum of 50% of his annual base salary. We also issued warrants to purchase 250,000 shares of Common Stock to Mr. Honickman. The warrants were exercisable at issuance at an exercise price of $3.00 per share and have an expiration date of April 30, 2030. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Honickman’s employment with cause (as defined under the agreement) and without cause by giving at least 60 days prior written notice. If we terminate Mr. Honickman without cause, all Mr. Honickman’s unvested stock and option compensation of any nature will vest without any further action and will pay two years base salary severance within 30 days of termination. In addition, Mr. vesting of all unvested common or preferred shares and options and warrants will continue for 12 months following termination. Mr. Honickman may resign for good reason (as defined under the agreement) or without good reason by giving at least 30 days prior written notice. Mr. Honickman is also subject to standard confidentiality and non-competition provisions.

66

Mark Radom. On February 1, 2022, we entered into the second amended and restated service agreement with our General Counsel, Mark Radom. Pursuant to the service agreement, Mr. Radom will serve as General Counsel for a period of two years. During the two-year term, we agreed to pay Mr. Radom a monthly base salary of $12,500 and a bonus payment at a minimum of 25% of the annual base salary. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Radom’s employment with cause (as defined under the agreement) and without cause by giving at least 60 days prior written notice. If we terminate Mr. Radom without cause, all Mr. Radom’s unvested stock and option compensation of any nature will vest without any further action, and we will pay two years base salary severance within 30 days of termination. In addition, vesting of all unvested common or preferred shares and options and warrants will continue for 12 months following termination. Mr. Radom may resign for good reason (as defined under the agreement) or without good reason by giving at least 120 days prior written notice. Mr. Radom is also subject to standard confidentiality and non-competition provisions.

Yonah Kalfa. On September 7, 2020, we entered into a service agreement with our Chief Innovation Officer, Yonah Kalfa. Pursuant to the service agreement, Mr. Kalfa will serve as our Chief Innovation Officer for a period of three years. During the three-year term, Mr. Kalfa receives an annual base salary of 1,162,800 Israeli New Shekel (approximately $350,000) and a bonus payment at a minimum of 25% of the annual gross base salary. Mr. Kalfa agreed to defer receipt of his base salary until otherwise agreed in writing. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Kalfa’s employment with cause (as defined under the agreement) and without cause by giving at least 60 days prior written notice. If we terminate Mr. Kalfa without cause, we will pay two years base salary severance within 30 days of termination. Mr. Kalfa may resign for good reason (as defined under the agreement) or without good reason by giving at least 30 days prior written notice. Mr. Kalfa is also subject to standard confidentiality and non-competition provisions.

The Company plans to enter into a service agreement with each of the individuals who will serve as directors of the Company upon completion of the Acquisition. The terms of the service agreement are expected to include the following: (1) the director will serve as an independent contractor of the Company and perform services to the Company in consideration of payment to be determined by the Company and the director; (2) the Company shall indemnify the director if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request as a director, officer, member, employee or agent for another entity, (3) the Company shall purchase and maintain directors’ and officers’ liability insurance during the term of the director’s service and for a period of six years thereafter, (4) the term of the service agreement will be one year following the effective date or upon an earlier termination date pursuant to the agreement; and (5) the director will agree to a non-competition clause.

DIRECTOR COMPENSATION

The following table sets forth director compensation for the years ended April 30, 2024 and 2023:

Name	Year Ended April 30	Fees earned or paid in cash ($)	Stock Awards ($)	Total ($)
Mike Ballardie	2024	-	207,750	207,750
	2023	-	73,125	73,125
Kirk Taylor	2024	-	207,750	207,750
	2023		73,125	73,125
Stephen Crummey	2024	-	103,875	103,875
	2023	-	-	-
Yonah Kalfa	2024	-	207,750	207,750
	2023	-	73,125	73,125
Rodney Rapson	2024	-	103,875	103,875
	2023	-	-	-

*The Company awarded Yonah Kalfa, Mike Ballardie and Kirk Taylor 50,000 shares of common stock as compensation for their service as directors and for their exceptional support of the Company for the fiscal years ended April 30, 2024 and April 30, 2023 and 25,000 shares of common stock to each of Rodney Rapson and Steve Crummey for their service as directors and for their exceptional support of the Company for the fiscal year ended April 30, 2024. These awards were approved at the Company’s Annual General Meeting held on May 15, 2024.

Grants of Stock Options and/Stock Appreciation Rights (SARs)

None.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

On January 14, 2022, the Company entered into two loan agreements with Yonah Kalfa and Naftali Kalfa (the “Lenders”), each for $1,000,000, pursuant to which the Company received a total amount of $2,000,000. The loans bear interest at a rate of 8% per annum and are required to be repaid in full by July 31, 2024 or such other date as may be accepted by the Lenders. The Company is not permitted to make any distribution or pay any dividends unless or until the loans are repaid in full.

There were $1,655,966 and $1,953,842 in outstanding borrowings from the Company’s related parties for the period ended July 31, 2023 and 2022, respectively. Accrued interest due to related parties as of October 31, 2023 and 2022 amounted to $917,957 and $917,957, respectively

On January 6, 2023, we sold certain of our inventory including all components, parts, additions and accessions thereto to Yonah Kalfa and Naftali Kalfa who immediately consigned it back to us in exchange for a payment of $103 per ball launcher we sell until we have paid them an aggregate total of $2,092,700, which represents payment in full of the principal amounts of the Loan Agreements (as defined below) and certain other expenses they incurred in connection with the Company.

Policies and Procedures for Related-Person Transactions

Our Board intends to adopt a written related-person policy to set forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $100,000 and a related person or entities had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Kirk Taylor, Steven Crummey and Rodney Rapson, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act with respect to the Common Stock.

Information relating to beneficial ownership of the Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days after August 9, 2024, through the exercise of any stock option, warrant, or other right. Such securities are deemed outstanding for computing the percentage of the person holding such security but are not deemed outstanding for computing the percentage of any other person. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The following table does not take into account the 8,127,572 shares of Common Stock to be issued to Hongyu Zhou, the sole shareholder of YYEM, upon the closing of the Acquisition.

	Common Stock
Name	# of Shares	% of Class (1)
Yonah Kalfa (2)**	320,505	12.1%
Mike Ballardie (3)	988	*
Judah Honickman (4)	16,750	*
Kirk Taylor (5)	50,000	1.9%
Rodney Rapson (6)	22,651	*
Mark Radom (7)	16,754	*
Steven Crummey (8)	25,000	*
All current officers and directors as a group (7 persons)	452,648	15.9%
5% or Greater Shareholders
KingII Ltd (9)	265,040	9.1%
Prosperity Age LTD (10)	515,040	16.2%
Xingtan Enterprise Management Co., Limited (11)	350,000	11.6%
Winz Technology Co., Limited (12)	393,450	12.9%
Hong Kong Chengxin Asset Management Co., Limited (13)	320,950	10.8%
Millennium Partners Limited (14)	490,000	15.6%
Bingjian Technology Co., Limited (15)	363,450	12.0%
Changyunsheng Technology Co., Limited (16)	140,000	5.0%
JHG Global Ltd (17)	370,000	12.4%
AXE Global Capital Ltd (18)	440,000	14.2%

* indicates a share ownership percentage of less than one percent (1%).

** indicates a share ownership of 5% or higher

(1) Percentages are based on a total of 2,659,984 shares of Common Stock outstanding on the date hereof.

(2) Yonah Kalfa is the founder of the Company, a director and the Company’s Chief Innovation Officer. Mike Ballardie is the Company’s Chief Executive Officer, a director and chairman of the Board.

In September 2021, Mr. Kalfa was granted warrants to purchase 1,250 shares of Common Stock at an exercise price of par (i.e., $0.001) in September 2021 and transferred 525 of such warrants to a third party in August 2022. All such warrants have a term of 10 years from the date of issuance and are vested immediately upon grant. In January 2024, Mr. Kalfa received 267,380 shares of Common Stock for extraordinary contribution to the Company and in exchange for waiving his right to receive $1,000,000 in deferred salary. In May 2024, Mr. Kalfa also received 15,000 shares of Common Stock for two years of serving as a director and 35,000 shares of Common Stock for extraordinary contribution to the Company and 263 shares of Common Stock as an award under the Company’s 2020 Plan.

Mr. Kalfa currently owns a total of 321,492 shares consisting of (i) 320,505 shares of Common Stock; and (ii) 988 warrants to purchase shares of Common Stock.

(3) In April 2020, Mr. Ballardie was awarded warrants to purchase 625 shares of Common Stock at an exercise price of $0.01 and in September 2021 was awarded warrants to purchase another 1,250 shares of Common Stock at an exercise price of $0.02 per share. In August 2022, Mr. Ballardie transferred 263 of such warrants to a third party. All such warrants have a contractual life of 10 years from the date of issuance and are vested immediately upon grant. In January 2024, Mr. Ballardie received warrants to purchase 315,875 shares of Common Stock at an exercise price of $0.02 for extraordinary contribution to the Company and agreed to waive his right to receive any bonus payments through January 31, 2024. In May 2024, Mr. Ballardie also received warrants to purchase 50,263 shares of Common Stock at an exercise price of $0.02 consisting of (i) warrants to purchase 15,000 shares of Common Stock for two years of serving as a director, (ii) warrants to purchase 35,000 shares of Common Stock for extraordinary contribution to the Company and (iii) warrants to purchase 263 shares of Common Stock as an award under the Company’s 2020 Plan. All such warrants have a term of 10 years from the date of issuance and vested immediately upon grant.

(4) In April 2020, Judah Honickman was awarded warrants to purchase 313 shares of Common Stock at an exercise price of $2,320 and, in September 2021, warrants to purchase 13 shares of Common Stock at an exercise price of $27,600. All such warrants have a term of 10 years from the date of issuance and vested immediately upon grant. In May 2024, Mr. Honickman received an award of 16,750 shares for his extraordinary contribution to the Company. Earlier in 2024, the Company agreed to reset the exercise price of all of Mr. Honickman’s warrants to $3.10.

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(5) In May 2024, Kirk Taylor received 15,000 shares of Common Stock for two years of serving as a director and 35,000 shares of Common Stock for extraordinary contribution to the Company.

(6) In May 2024, Rodney Rapson received 7,500 shares of Common Stock for one year of serving as a director and 17,500 shares of Common Stock for extraordinary contribution to the Company.

(7) In April 2020, Mark Radom was awarded warrants to purchase 158 shares of Common Stock at an exercise price of $2,320 and, in February 2021, warrants to purchase 188 shares of Common Stock at an exercise price of $31,360. All such warrants have a term of 10 years from the date of issuance and vested immediately upon grant. In May 2024, Mr Radom received an award of 33,500 shares for his extraordinary contribution to the Company. Earlier in 2024, the Company agreed to reset the exercise price of all of Mr. Radom’s warrants to $3.10.

(8) In May 2024, Steve Crummey received 7,500 shares of Common Stock for one year of serving as a director and 17,500 shares of Common Stock for extraordinary contribution to the Company.

(9) As of August 9, 2024, KingII Ltd holds or has the ability to acquire up to a total of 265,040 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(10) As of August 9, 2024, Prosperity Age LTD holds or has the ability to acquire up to a total of 515,040 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(11) As of August 9, 2024, Xingtan Enterprise Management Co., Limited holds or has the ability to acquire up to a total of 350,000 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(12) As of August 9, 2024, Winz Technology Co., Limited holds or has the ability to acquire up to a total of 393,450 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(13) As of August 9, 2024, Hong Kong Chengxin Asset Management Co., Limited holds or has the ability to acquire up to a total of 320,950 shares of Common Stock consisting of 320,950 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(14) As of August 9, 2024, Millennium Partners Limited holds or has the ability to acquire up to a total of 490,000 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(15) As of August 9, Bingjian Technology Co., Limited holds or has the ability to acquire up to a total of 363,450 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(16) As of August 9, Changyunsheng Technology Co., Limited holds or has the ability to acquire up to a total of 140,000 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(17) As of August 9, JHG Global Ltd holds or has the ability to acquire up to a total of 375,000 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(18) As of August 9, AXE Global Capital Ltd holds or has the ability to acquire up to a total of 440,000 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

Securities authorized for issuance under equity compensation plans.

The table below provides information regarding all compensation plans as of the end of the most recently completed fiscal year (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance.

On November 11, 2020, the Board of Directors approved the Slinger Bag Inc. Global Share Incentive Plan (2020), or the 2020 Plan, which was approved by stockholders holding in the aggregate 999,735 shares of Common Stock, or approximately 75.4% of the Common Stock outstanding on such date. The 2020 Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted stock, restricted stock, restricted stock units, performance stock and other equity-based and cash awards or any combination of the foregoing, to eligible key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely employees of the Company and its subsidiaries are eligible for incentive stock option awards).

The Company reserved a total of 18,750 shares of Common Stock for issuance under awards to be made under the 2020 Plan, all of which may, but need not, be issued in connection with ISOs. As of the date hereof, all 37,500 shares had been awarded to management in accordance with the 2020 Plan and zero (0) shares of Common Stock remain available under the 2020 Plan for future awards. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The 2020 Plan shall continue in effect, unless sooner terminated, until the tenth anniversary of the date on which it was adopted by the Board of Directors (except as to awards outstanding on that date). The Board in its discretion may terminate the 2020 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2020 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the 2020 Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	0
Equity compensation plans not approved by security holders	1,225,516	$20.1	-
Total	1,225,516	$20.1	0

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders consist of those previously issued to the selling stockholders. For additional information regarding the issuances of those shares of Common Stock and the Pre-Funded Warrants, see “Prospectus Summary – The January 2024 Offering” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling stockholders’ interest in the Common Stock other than through a public sale.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholders, based on its ownership of the shares of Common Stock as of August 9, 2024.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Common Stock. In addition, the selling stockholders may sell, transfer, or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the selling stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Offered Hereby(1)	Number of Shares of Common Stock Owned After Offering(2)%
Andy and Lion Co., Limited. (3)	116,510	(4)	116,510	0	-
Junjie Enterprise Management Co., Limited (5)	116,510	(6)	116,510	0	-
Xinsheng Enterprise Management Services Co., Limited.(7)	116,510	(8)	116,510	0	-
KingII Ltd (11)	265,040	(12)	265,040	0	-
Prosperity Age LTD (13)	515,040	(14)	515,040	0	-
Xingtan Enterprise Management Co., Limited (15)	350,000	(16)	350,000	0	-
Winz Technology Co., Limited (17)	393,450	(18)	393,450	0	-
Hong Kong Chengxin Asset Management Co., Limited (19)	320,950	(20)	51,940	269,010	6.92%

(1) This is the number of shares of Common Stock being registered pursuant to the registration statement of which this prospectus forms a part.

(2) Assuming all shares offered by the selling stockholders hereby are sold and that the selling stockholders buy or sell no additional shares of Common Stock prior to the completion of this offering.

(3) The securities are held by Andy and Lion Co., Limited, a Hong Kong company, and may be deemed to be beneficially owned by: (i) Haibin Cui, as Chairman of Andy and Lion Co. Ltd. The address of Andy and Lion Co., Limited. is Rm.A29, 24/F, Regent’s Park, Prince Industrial Building, 706 Prince Edward Road East, San Po Kong, Hong Kong.

(4) As of August 9, 2024, Andy and Lion Co., Limited holds a total of 116,510 shares of Common Stock.

(5) The securities are held by Junjie Enterprise Management Co., Limited, a Hong Kong company, and may be deemed to be beneficially owned by: (i) Yanling Zhang, as Chairman of Junjie Enterprise Management Co. Ltd. The address of Junjie Enterprise Management Co. Ltd. is Rm.A27, 24/F, Regent’s Park, Prince Industrial Bldg, No. 706 Prince Edward Rd, San Po Kong, Hong Kong.

(6) As of August 9, 2024, Junjie Enterprise Management Co., Limited holds a total of 116,510 shares of Common Stock.

(7) The securities are held by Xinsheng Enterprise Management Services Co., Limited, a Hong Kong company, and may be deemed to be beneficially owned by: (i) Zhaowu Pan, as Chairman of Xinsheng Enterprise Management Services Co. Ltd. The address of Xinsheng Enterprise Management Services Co. Ltd. is Rm.1318-20, 13/F, Hollywood Plaza, 610 Nathan Road, Mongkok, Kowloon, Hong Kong.

(8) As of August 9, 2024, Xinsheng Enterprise Management Services Co., Limited holds a total of 116,510 shares of Common Stock.

71

(11) The securities are held by KingII Ltd, a British Virgin Islands company, and may be deemed to be beneficially owned by Yanlin Tang, as Director of King II Ltd. The address of King II Ltd is 4th Floor, Water’s Edge Building, Meridian Plaza, Road Town, Tortola VG1110, British Virgin Islands.

(12) As of August 9, 2024, KingII Ltd holds or has the ability to acquire up to a total of 265,040 shares of Common Stock consisting of 265,040 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(13) The securities are held by Prosperity Age LTD, a British Virgin Islands company, and may be deemed to be beneficially owned by Lie Ma, as Director of Prosperity Age Ltd. The address of Prosperity Age Ltd is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands.

(14) As of August 9, 2024, Prosperity Age LTD holds or has the ability to acquire up to a total of 515,040 shares of Common Stock consisting of 515,040 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(15) The securities are held by Xingtan Enterprise Management Co., Limited, a Hong Kong company, and may be deemed to be beneficially owned by Junhui Shan, as Director of Xingtan Enterprise Management Co. The address of Xingtan Enterprise Management Co. is Rm.4, 16/F, Ho King Commercial Centre, 2-16 Fayuen Street, Mongkok, Kowloon, Hong Kong.

(16) As of August 9, 2024, Xingtan Enterprise Management Co., Limited holds or has the ability to acquire up to a total of 350,000 shares of Common Stock consisting of 350,000 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(17) The securities are held by Winz Technology Co., Limited, a Hong Kong company, and may be deemed to be beneficially owned by Qiongqing Luo, as Director of Winz Technology Co., Limited. The address of Winz Technology Co., Limited is Rm.F, 6/F, Mega Cube, No. 8 Wang Kwong Road, Kowloon, Hong Kong.

(18) As of August 9, 2024, Winz Technology Co., Limited holds or has the ability to acquire up to a total of 393,450 shares of Common Stock consisting of 393,450 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

(19) The securities are held by Hong Kong Chengxin Asset Management Co., Limited, a Hong Kong company, and may be deemed to be beneficially owned by Wenming Lyu, as Director of Hong Kong Chengxin Asset Management Co., Limited. The address of Hong Kong Chengxin Asset Management Co., Limited is Rm. 2, 3/F, Ruby Commercial Building, 480 Nathan Road, Kowloon, Hong Kong.

(20) As of August 9, 2024, Hong Kong Chengxin Asset Management Co., Limited holds or has the ability to acquire up to a total of 320,950 shares of Common Stock consisting of 320,950 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the selling stockholders offer or sell shares of Common Stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position, and results of operations and may do so by an amendment to this prospectus or a prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of selected provisions of our certificate of incorporation, bylaws and Delaware General Corporation Law, as amended (the “DGCL”) as in effect on the date of this prospectus relating to us and our capital stock. This summary does not purport to be complete. This discussion is subject to the relevant provisions of Delaware law and is qualified by reference to our certificate of incorporation, our bylaws and the provisions of Delaware law. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Common Stock

We are authorized to issue up to 1,000,000,000 shares of Common Stock. As of August 9, 2024, there were 2,659,984 shares of Common Stock outstanding. All outstanding shares of Common Stock are fully paid and non-assessable.

The Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities. The Common Stock is neither convertible nor redeemable.

Voting Rights

Each holder of shares of Common Stock is entitled to one vote per share on each matter submitted to a vote of stockholders, as provided by our certificate of incorporation. Our bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, our Bylaws or our Certificate of incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Liquidation Rights

If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of shares of Common Stock will participate pro rata in all assets remaining after payment of liabilities.

Dividend Policy

We have not paid and do not expect to declare or pay any cash dividends on the Common Stock in the foreseeable future. We currently expect to retain all future earnings for use in the operation and expansion of our business. The declaration and payment of any cash dividends in the future will be determined by our Board, in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition and contractual restrictions, if any.

Market for Shares of Common Stock

Shares of our Common Stock are listed on the Nasdaq Capital Market under the symbol “YYAI”, having undergone a symbol change from “CNXA” that took effect prior to the market opening on April 15, 2024. On August 21, 2024, the closing sale price of the Common Stock was $7.63.

Transfer Agent

The transfer agent and registrar for the Common Stock is ClearTrust, LLC.

Preferred Stock

We do not have any authorized shares of preferred stock.

Options

On November 11, 2020, our Board approved the 2020 Plan, which provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options, unrestricted stock, restricted stock, restricted stock units, performance stock and other equity-based and cash awards or any combination of the foregoing, to eligible key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”). Only the employees of the Company and its subsidiaries are eligible for incentive stock option awards. The Company has reserved a total of 1,500,000 shares for issuance under awards to be made under the 2020 Plan, all of which may, but need not, be issued in connection with ISOs. As of August 9, 2024, there were 37,500 shares of Common Stock subject to outstanding awards and approximately 0 shares of Common Stock remain available under the 2020 Plan for future awards. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The 2020 Plan shall continue in effect, unless sooner terminated, until the tenth anniversary of the date on which it was adopted by the Board of Directors (except as to awards outstanding on that date). The Board in its discretion may terminate the 2020 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2020 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

73

Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “Business Combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or Bylaws not to be governed by this particular Delaware law.

Our certificate of incorporation, our bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board of Directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our certificate of incorporation does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Specifically, among other things, our certificate of incorporation and our bylaws:

●	do not provide for cumulative voting in the election of directors;
●	provide for the exclusive right of the Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director by stockholders;
●	requires that a special meeting of stockholders may be called only by the Board, or by a committee of the Board that has been designated by the Board;
●	limits the liability of, and provides indemnification to, our directors and officers;
●	controls the procedures for the conduct and scheduling of stockholder meetings;
●	grants the ability to remove directors for cause only by the affirmative vote of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors;
●	specifies advance notice procedures that stockholders must comply with in order to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting

The combination of these provisions will make it more difficult for our stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders or another party to effect a change in management.

Our authorized but unissued Common Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The provisions described above are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares of Common Stock and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Common Stock.

Limitation of Liability and Indemnification

Our bylaws provide that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. Under our Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Our bylaws also require us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such an event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

Lucosky Brookman, LLP will pass upon the validity of the shares of Common Stock offered hereby.

EXPERTS

The financial statements as of and for the years ended April 30, 2024 and 2023 of Connexa have been audited by Olayinka Oyebola & Co., an independent registered public accounting firm, and have been included on the authority of said firm as experts in auditing and accounting.

The financial statements as of and for the years ended January 31, 2024 and 2023 of YYEM have been audited by Olayinka Oyebola & Co., an independent registered public accounting firm, and have been included on the authority of said firm as experts in auditing and accounting.

No named experts under this section or under Legal Matters own any shares of Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

For further information with respect to our company and the securities being offered hereby, reference is hereby made to the registration statement of which this prospectus forms a part, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K, respectively. These filings are available on the SEC’s website at http://www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

Connexa Sports Technologies Inc. Financial Statements as of and for the Years Ended April 30, 2024 and 2023

Yuanyu Enterprise Management Co., Limited Financial Statements as of and for the Fiscal Years Ended January 31, 2024 and 2023

Yuanyu Enterprise Management Co., Limited Financial Statements as of and for the Three Months Ended April 30, 2024 and 2023 (unaudited)

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

CONNEXA SPORTS TECHNOLOGIES INC.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Connexa Sports Technologies Inc (the ‘Company’) as of April 30, 2024, and 2023, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for each of the two years ended April 30, 2024, and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of April 30, 2024, and 2023, and the results of its operations and its cash flows for each of the two years ended April 30, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company suffered an accumulated deficit of $(167,387,028), net loss of $(15,636,418) and decline in net sales. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

F-2

Revenue Recognition

The company recognize revenue for its performance obligations associated with its contract with customers at a point in time when the products are shipped. Significant judgment is exercised by the Company in determining the timing or pattern of delivery (i.e., timing of when revenue is recognized) for each performance obligation.

The related audit effort in evaluating management’s judgments in determining revenue recognition for customer agreements required a high degree of auditor judgment.

 Our principal audit procedures related to the Company’s revenue recognition for customer agreements included the following:

■	We gained an understanding of internal controls related to revenue recognition.
■	We evaluated management’s significant accounting policies for reasonableness.
■	We selected a sample of revenues recognized and performed the following procedures:

○	Obtained and read contract source documents for each selected transactions
○	Assessed the terms in the customer agreement and evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of revenue recognition conclusions.
○	We tested the mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognized in the financial statements.

Going Concern Uncertainty - See also Going Concern Uncertainty explanatory paragraph above

As described further in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations The ability of the Company to continue as a going concern is dependent on executing its business plan and ultimately to attain profitable operations. Accordingly, the Company has determined that these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management intends to continue to fund its business by way of public or private offerings of the Company’s stock or through loans from private investors, in order satisfy the Company’s obligations as they come due for at least one year from the financial statement issuance date. However, the Company has not concluded that these plans alleviate the substantial doubt related to its ability to continue as a going concern.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination. Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

■	We performed testing procedures such as analytical procedures to identify conditions and events that indicate that there could be substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
■	We reviewed and evaluated management’s plans for dealing with adverse effects of these conditions and events.
■	We inquired of Company management and reviewed company records to assess whether there are additional factors that contribute to the uncertainties disclosed.
■	We assessed whether the Company’s determination that there is substantial doubt about its ability to continue as a going concern was adequately disclosed.

/s/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

Lagos, Nigeria

We have served as the Company’s auditor since 2023.

July 24th, 2024

F-3

CONNEXA SPORTS TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS (IN US$)

APRIL 30, 2024 AND 2023

	APRIL 30, 2024	APRIL 30, 2023
ASSETS

Current Assets:
Cash and cash equivalents	$229,705	$202,095
Investment, at cost	16,500,000	-
Accounts receivable, net	273,874	399,680
Inventories, net	1,609,196	3,189,766
Prepaid inventory	810,978	936,939
Prepaid expenses and other current assets	197,871	263,020

Total Current Assets	19,621,624	4,991,500

Non-Current Assets:
Note receivable - former subsidiary	2,000,000	2,000,000
Fixed assets, net of depreciation	-	14,791
Intangible assets, net of amortization	1,000	101,281

Total Non-Current Assets	2,001,000	2,116,072

TOTAL ASSETS	$21,622,624	$7,107,572

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable	$4,704,596	$5,496,629
Accrued expenses	3,405,372	4,911,839
Accrued interest	-	25,387
Accrued interest - related party	917,957	917,957
Current portion of notes payable, net of discount	1,564,513	1,484,647
Current portion of notes payable - related parties	1,169,291	-
Derivative liabilities	5,433	10,489,606
Contingent consideration	-	418,455
Other current liabilities	255,648	22,971

Total Current Liabilities	12,022,810	23,767,491

Long-Term Liabilities:
Notes payable related parties, net of current portion	-	1,953,842

Total Long-Term Liabilities	-	1,953,842

Total Liabilities	12,022,810	25,721,333

Commitments and contingency	-	-

SHAREHOLDERS’ EQUITY (DEFICIT)
Common stock, par value, $0.001, 300,000,000 shares authorized, 1,828,541 and 16,929 shares issued and outstanding as of April 30, 2024 and April 30, 2023, respectively	1,828	17
Additional paid in capital	176,801,473	132,994,320
Accumulated deficit	(167,387,028)	(151,750,610)
Accumulated other comprehensive income	183,541	142,512

Total Stockholders’ Equity (Deficit)	9,599,814	(18,613,761)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$21,622,624	$7,107,572

The accompanying notes are an integral part of these financial statements.

F-4

CONNEXA SPORTS TECHNOLOGIES, INC

CONSOLIDATED STATEMENTS OF OPERATIONS (IN US$)

YEARS ENDED APRIL 30, 2024 AND 2023

	APRIL 30, 2024	APRIL 30, 2023

NET SALES	$8,398,049	$9,922,799

COST OF SALES	5,004,375	7,144,335
		.
GROSS PROFIT	3,393,674	2,778,464

OPERATING EXPENSES
Selling and marketing expenses	1,565,006	1,928,198
General and administrative expenses	8,271,823	22,743,877
Research and development costs	-	65,164

Total Operating Expenses	9,836,829	24,737,239

OPERATING LOSS	(6,443,155)	(21,958,775)

NON-OPERATING INCOME (EXPENSE)
Amortization of debt discounts	(1,067,806)	(4,095,030)
Loss on conversion of accounts payable to common stock	(289,980)	-
Change in fair value of derivative liability	7,635,612	10,950,017
Derivative expense	(14,119,784)	(8,995,962)
Interest expense	(1,351,305)	(884,985)
Interest expense - related party	-	(293,090)

Total Non-Operating Income (Expenses)	(9,193,263)	(3,319,050)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(15,636,418)	(25,277,825)

DISCONTINUED OPERATIONS
Loss from discontinued operations	-	(4,461,968)
Loss on disposal of subsidiaries	-	(41,413,892)
LOSS FROM DISCONTINUED OPERATIONS	-	(45,875,860)

NET INCOME (LOSS) FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(15,636,418)	(71,153,685)

Provision for income taxes		-

NET INCOME (LOSS)	$(15,636,418)	$(71,153,685)

Other comprehensive income (loss)
Foreign currency translations adjustment	41,029	87,550
Comprehensive income (loss)	$(15,595,389)	$(71,066,135)

Net income (loss) per share - basic and diluted (see Note 3)
Continuing operations	$(32.44)	$(1,806.33)
Discontinued operations	$-	$(3,278.25)

Net loss per share - basic and diluted	$(32.44)	$(5,084.58)

Weighted average common shares outstanding - basic and diluted	482,005	13,994

The accompanying notes are an integral part of these financial statements.

F-5

CONNEXA SPORTS TECHNOLOGIES, INC

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT) (IN US$)

FOR THE YEARS ENDED APRIL 30, 2024 AND 2023

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated
	Shares	Amount	Capital	Income	Deficit	Total

Balance - May 1, 2022	5,243	$5	$113,053,890	$54,962	$(80,596,925)	$32,511,932

Stock issued for:
Conversion of notes payable	5,487	5	14,046,295	-	-	14,046,300
Acquisition	3,537	4	915,541	-	-	915,545
Services	39	-	37,086	-	-	37,086
Cash	2,584	3	4,194,997	-	-	4,195,000
Cashless exercise of warrants	37	-	-	-	-	-
Fractional share issuance	2	-	-	-	-	-
Share-based compensation	-	-	746,511	-	-	746,511
Change in comprehensive income	-	-	-	87,550	-	87,550
Net loss for the year	-	-	-	-	(71,153,685)	(71,153,685)

Balance - April 30, 2023	16,929	$17	$132,994,320	$142,512	$(151,750,610)	$(18,613,761)

Balance - May 1, 2023	16,929	$17	$132,994,320	$142,512	$(151,750,610)	$(18,613,761)

Stock issued for:
Cash (including warrants)	598,140	598	17,961,230	-	-	17,961,828
Services	38,499	38	295,920	-	-	295,958
Accounts payable	223,639	224	559,755	-	-	559,979
Acquisition/Contingent Consideration	168	-	418,454	-	-	418,454
Cashless exercise of warrants	232,489	232	(232)	-	-	-
Satisfaction of profit guarantee on note payable	716,893	717	5,125,569	-	-	5,126,286
Fractional adjustment in reverse split	1,784	2	(2)	-	-	-
Reclassification of derivative liability upon amendment of agreement	-	-	17,258,959	-	-	17,258,959
Conversion of deferred compensation to warrants (equity)	-	-	2,187,500	-	-	2,187,500
Change in comprehensive income	-	-	-	41,029	-	41,029
Net loss for the period	-	-	-	-	(15,636,418)	(15,636,418)

Balance - April 30, 2024	1,828,541	$1,828	$176,801,473	$183,541	$(167,387,028)	$9,599,814

The accompanying notes are an integral part of these financial statements.

F-6

CONNEXA SPORTS TECHNOLOGIES, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS (IN US$)

YEARS ENDED APRIL 30, 2024 AND 2023

	2024	2023
CASH FLOW FROM OPERTING ACTIVITIES
Net (loss)	$(15,636,418)	$(71,153,685)
Adjustments to reconcile net (loss) to net cash used in operating activities
Depreciation, amortization and impairment expense	115,072	11,555,332
Change in fair value of derivative liability	(7,635,612)	(10,950,017)
Shares and warrants issued for services	295,958	37,086
Share-based compensation	-	746,511
Loss on disposal	-	41,413,892
Derivative expense	14,119,784	8,995,962
Non-cash transaction costs	-	454,823
Amortization of debt discounts	1,067,806	4,095,030
Settlement expense	1,928,948	-
Loss on settlement of accounts payable	289,980	-

Changes in assets and liabilities, net of acquired amounts
Accounts receivable	127,448	(1,368,643)
Inventories	1,580,570	4,413,056
Prepaid inventory	125,961	(138,308)
Prepaid expenses and other current assets	100,047	430,193
Accounts payable and accrued expenses	(1,114,312)	(598,814)
Other current liabilities	1,461,386	1,072,836
Accrued interest	171,949	158,187
Accrued interest - related parties	-	9,201
Total adjustments	12,634,985	60,326,327

Net cash used in operating activities of continuing operations	(3,001,433)	(10,827,358)
Net cash provided by operating activities of discontinued operations	-	4,461,969
Net cash used in operating activities	(3,001,433)	(6,365,389)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment, at cost	(16,500,000)	-
Net cash used in investing activities of continuing operations	(16,500,000)	-
Net cash provided by operating activities of discontinued operations	-	-
Net cash used in investing activities	(16,500,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock and warrants for cash	17,961,828	8,744,882
Proceeds from notes payable	3,728,000	2,000,000
Payments of notes payable - related parties	(785,509)	(546,158)
Payments of notes payable	(1,425,326)	(4,377,537)
Net cash provided by financing activities	19,478,993	5,821,187

Effect of exchange rate fluctuations on cash and cash equivalents	50,050	81,295

NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	27,610	(462,907)

CASH AND RESTRICTED CASH - BEGINNING OF PERIOD	202,095	665,002

CASH AND RESTRICTED CASH - END OF PERIOD	$229,705	$202,095

CASH PAID DURING THE PERIOD FOR:
Interest expense	$706,942	$482,687

Income taxes	$-	$-

SUPPLEMENTAL INFORMATION - NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of convertible notes payable and accrued interest to common stock	$-	$14,046,300
Shares issued for contingent consideration	$418,455	$915,545
Warrants granted for deferred compensation	$2,187,500	$-
Derivative liability recorded for shares and warrants issued in private placement	$-	$4,999,882
Note receivable issued in sale of PlaySight	$-	$2,000,000

The accompanying notes are an integral part of these financial statements.

F-7

CONNEXA SPORTS TECHNOLOGIES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: ORGANIZATION AND NATURE OF BUSINESS

Organization

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. In connection with the Stock Purchase Agreement, Slinger Bag Americas acquired 2,500 shares of common stock of Lazex for $332,239. On September 16, 2019, SBL transferred its ownership of Slinger Bag Americas to Lazex in exchange for the 2,500 shares of Lazex acquired on August 23, 2019. As a result of these transactions, Lazex owned 100% of Slinger Bag Americas and the sole shareholder of SBL owned 2,500 shares of common stock (approximately 82%) of Lazex. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc.

On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. There were no assets, liabilities or historical operational activity of Slinger Bag Canada.

On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. On February 10, 2021, Zehava Tepler, the owner of SBL, contributed Slinger Bag UK to Slinger Bag Americas for no consideration.

Effective February 25, 2020, the Company increased the number of authorized shares of common stock from 75,000,000 to 300,000,000 via a four-to-one forward split of its outstanding shares of common. All share and per share information contained in this report have been retroactively adjusted to reflect the impact of the stock split. Effective June 27, 2024, the Company increased the number of authorized shares of common stock from 300,000,000 to 1,000,000,000.

On June 21, 2021, Slinger Bag Americas entered into a membership interest purchase agreement with Charles Ruddy to acquire a 100% ownership stake in Foundation Sports Systems, LLC (“Foundation Sports”).

On February 2, 2022, the Company entered into a share purchase agreement with Flixsense Pty, Ltd. (“Gameface”). As a result of the share purchase agreement, Gameface became a wholly owned subsidiary of the Company.

On February 22, 2022, the Company entered into a merger agreement with PlaySight Interactive Ltd. (“PlaySight”) and Rohit Krishnan (the “Shareholders’ Representative”). As a result of the merger agreement, PlaySight would become a wholly owned subsidiary of the Company.

During April 2022, the Company determined that the technology utilized in the Foundation Sports acquired entity would take substantially more financial resources and more time to bring to market and achieve profitability than originally anticipated. As a result, the goodwill and intangible assets related to Foundation Sports were fully impaired as of April 30, 2022, resulting in an impairment loss of $3,486,599. In addition, during April 2022 the Company decided to sell a portion of Foundation Sports. The Company continued to classify Foundation Sports in continuing operations, until December 5, 2022 when it sold 75% of Foundation Sports back to the original owners at which time it deconsolidated this subsidiary and recorded a loss on the sale. The Company also determined to dispose of the PlaySight entity during the year ended April 30, 2023. The Company completed the sale in November 2022 and recorded a loss on the sale at that time.

In April 2022, the Company changed its domicile from Nevada to Delaware. On April 7, 2022, the Company effected a name change to Connexa Sports Technologies Inc. We also changed our ticker symbol, “CNXA”. Connexa is now the holding company under which Slinger Bag and Gameface reside.

F-8

The operations of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL and Gameface are collectively referred to as the “Company.”

On June 14, 2022, the Company effected a 1-for-10 reverse stock split, where the Company’s common stock began to trade on a reverse split adjusted basis. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. All references to the outstanding stock have been retrospectively adjusted to reflect this reverse split. The Company also consummated a public offering of shares of its common stock and the listing of its common stock on the Nasdaq Capital Market.

On November 17, 2022, Gabriel Goldman and Rohit Krishnan resigned from the Board of Directors of the Company. Gabriel and Rohit were members of the audit and compensation committees. Gabriel Goldman was a member of the Company’s Nominating and Corporate Governance Committee. Neither Gabriel nor Rohit advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On November 27, 2022, the Company entered into a share purchase agreement (the “Agreement”) with PlaySight, Chen Shachar and Evgeni Khazanov (together, the “Buyer”) pursuant to which the Buyer purchased 100% of the issued and outstanding shares of PlaySight from the Company in exchange for (1) releasing the Company from all of PlaySight’s obligations towards its vendors, employees, tax authorities and any other (past, current and future) creditors of PlaySight; (2) waiver by the Buyer of 100% of the personal consideration owed to them under their employment agreements in the total amount of U.S. $600,000 (which would have been increased in December 2022 to U.S. $800,000); and (3) cash consideration of U.S. $2 million to be paid to the Company as follows:

(i)	a promissory note in the amount of U.S. $2 million issued and delivered to the Company (the “Promissory Note”).

(ii)	The maturity due date of the Promissory Note is December 31, 2023 subject to a one year extension in the discretion of the Buyer until December 31, 2024. The Buyer timely elected to extend the maturity date of the Promissory Note to December 31, 2024.

(iii)	The Promissory Note can be partially paid over the time, but in the event it is not paid in full by December 31, 2024, then the remaining amount due (i.e. U.S. $2 million less any amount paid), will be converted into ordinary shares of PlaySight (the “Deposited Shares”), which will be deposited with the escrow company of Altshuler Shaham Trust Ltd. (the “Escrow Agent”) for the benefit of the Company or, at the election of the Company, issued in the form of a stock certificate or recorded in some other market-standard format to be held by the Escrow Agent.

(iv)	The number of the Deposited Shares shall be determined according to the post-money valuation of the last investment round of the Company, and in the absence of such investment round, the total number of the Deposited Shares shall be $2 million divided by the Company’s valuation to be determined at that time by a third party appraiser, to be nominated by both the Company and the Buyer (the “Appraiser”). The Company and the Buyer have agreed that the identity of the Appraiser shall be Murray Devine Valuation Advisers, to the extent their cost of the appraisal shall not be higher than the cost of other appraisers from the big 4 accounting firms (i.e. E&Y, KPMG, PWC and Deloitte). The Company and the Buyer have agreed to split the cost of the Appraiser.

The Company has also released PlaySight from all of its obligations (except for those created by the Agreement) in respect of the Company, including any inter-company debts on the books, and the Buyer has released the Company from all of its obligations (except for those created by the Agreement) in respect of PlaySight and the Buyer.

The reason for the entry into the Agreement and the transactions contemplated thereby was to eliminate the need for the Company to provide further financing for PlaySight’s operations.

F-9

On December 5, 2022, the Company assigned 75% of its membership interest in Foundation Sports to Charles Ruddy, its founder and granted him the right for a period of three years to purchase the remaining 25% of its Foundation Sports membership interests for $500,000 in cash. As of December 5, 2022, the results of Foundation Sports will no longer be consolidated in the Company’s financial statements, and the investment was accounted for as an equity method investment. On December 5, 2022, the Company analyzed this investment and established a reserve for the investment at the full amount of $500,000. The Company intends to enter into a database access and marketing agreement with Foundation Sports pursuant to which Foundation Sports will (i) provide the Company with sporting or racquet facility information and contact data of its customers (subject to applicable law) and (ii) publish any promotional content, call to action, survey or similar promotional communications provided by the Company to Foundation Sport’s customers for its Customers to promote said material to their extended network of consumers in exchange for 7% of any gross revenue to be generated from such activities.

On March 7, 2023, Slinger Bag entered into an exclusive distribution agreement for Padel Tennis with a company located in Valencia, Spain called with Desarrollo y Promocion de Padel S.L. This agreement is contracted to deliver approximately $15 million in revenue by the end of 2028.

On September 13, 2023 the Company held a special meeting of stockholders in which the following items were approved: (i) the issuance of (i) 1,274 shares of the our common stock, par value $0.001 per share, that were issued on October 3, 2023, and, (ii) 14,753 shares of our common stock issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.00002 per share, (iii) 16,026 shares of common stock issuable upon the exercise of 5-Year Warrants at an exercise price of $312 per share, (iv) 32,052 shares of common stock issuable upon the exercise of 7.5 Year Warrants at an exercise price of $344 per share and (v) 22,625 shares of our common stock issuable upon the exercise of 5.5 Year Warrants at an at an exercise price per share equal to $1,768per share to Armistice Capital Master Fund Ltd and (ii) a reverse stock split of our common stock within a range of 1-for-10 to 1-fo-40 (“Reverse Stock Split”), with the Board of Directors of the Company to set the specific ratio and determine the date for the reverse split to be effective and any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of stockholders, at any time within 12 months of the special meeting date.

On September 25, 2023, as a result of the shareholder approval obtained at the special meeting of stockholders on September 13, 2023 and the Reverse Stock Split, the aggregate number of Pre-Funded Warrants, 5-Year Warrants, 5.5-Year Warrants and 7-Year Warrants increased from 85,455 to 471,348 due to certain adjustments that were required to be made by the terms of the relevant warrants in the event of receipt of shareholder approval and the occurrence of the Reverse Stock Split.

On November 16, 2023, the Company entered into an agreement with Agile Capital Funding (the “ACF Agreement”) pursuant to which the Company sold $693,500 in future receivables to ACF (the “ACF Receivable Amount”) in exchange for $450,000 in cash. The Company agreed to pay ACF $28,895.83 each week until the ACF Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to ACF under the ACF Agreement, the Company granted to ACF a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

As previously disclosed on the Current Report on Form 8-K furnished with the SEC on September 9, 2020, the Company entered into a service agreement dated September 7, 2020 (the “YK Employment Agreement”) with Yonah Kalfa, the Company’s chief innovation officer and member of the Company’s board of directors. Pursuant to Sections 2.1(a) and 2.1(b) of the YK Employment Agreement, the Company owes Mr. Kalfa $1,137 in salary (the “Salary Compensation”) through January 31, 2024 to Mr. Kalfa.

The Company was unable to pay Mr. Kalfa any of the compensation in cash and, given Mr. Kalfa’s extraordinary contribution to the Company, pursuant to Section 2.1(b) of the YK Employment Agreement, on January 20, 2024 the Company agreed to pay $1 million of the $1.137 million owed (with Mr. Kalfa waiving the right to receive the $137,000 balance) via an issuance of shares of Common Stock as memorialized by that certain Deferred Payment Conversion Agreement with Mr. Kalfa, dated January 20, 2024 (the “2024 Agreement”). The 2024 Agreement sets forth the price per share of the shares to be issued (267,380), the number of shares to be issued using that price ($3.74), and the amount due to Mr. Kalfa through January 31, 2024.

F-10

Due to administrative delays, the Company did not issue the shares in January. Rather, on March 15, 2024, the Company issued 220,265 shares of Common Stock. This is the amount of stock owed for a $1 million payment at a conversion price of $4.54, which was the closing price of the Common Stock on March 13, 2024 (and a higher price than the closing price on March 14, 2024).

No shareholder approval was required for the issuance of the 220,265 shares because it was less than 20% of the number of the Company’s outstanding shares of Common Stock as of March 14, 2024 and was issued at a price per share ($4.54) above the Minimum Price as defined under Nasdaq Listing Rule 5635(d).

The Company sought and obtained shareholder approval, pursuant to Nasdaq Listing Rule 5635(c), to issue the balance of 47,115 shares (267,380 minus 220,265) to Mr. Kalfa.

The Shares were issued on May 24, 2024 without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.

On January 20, 2024, the Company agreed to issue to Mike Ballardie, the Company’s chairman of the board and chief executive officer, warrants to purchase 317,514 shares of common stock (the “MB Warrants”) at an exercise price of $0.02 per share and with a term of 10-years as compensation for his extraordinary contribution to the company, in exchange for Mr. Ballardie’s waiver of his right to receive any bonus payments as described in clause 2.2 of his service agreement with Slinger Bag International (UK) Limited dated 1 November 2020 (the “Service Agreement”) to which he would otherwise be entitled to receive through January 31, 2024.

Acquisition and Recent Transactions

On March 18, 2024, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) and a share exchange agreement (the “Share Exchange Agreement,” and together with the Share Purchase Agreement, the “Agreements”) to acquire a total of 70% of the issued and outstanding ordinary shares of Yuanyu Enterprise Management Co., Limited (“YYEM”), a Hong Kong company, from the sole shareholder of YYEM, Mr. Hongyu Zhou (the “Seller”), for a combined $56 million. The consummation of the transactions contemplated in the Agreements will result in a change in control of the Company as the shareholders of YYEM will become the owners 82.4% of the issued and outstanding shares of common stock of the Company (the “Common Stock”). As part of this transaction, as further described below under the heading of “The Separation Agreement”, the Company has agreed to sell its wholly owned subsidiary, Slinger Bag Americas Inc., to a newly established entity to be owned by Yonah Kalfa and Mike Ballardie.

The Acquisition Structure

Pursuant to the Share Purchase Agreement, the Company agreed to purchase, and the Seller agreed to sell, 2,000 ordinary shares of YYEM, representing 20% of the issued and outstanding ordinary shares of YYEM, for the purchase price of $16,500,000 (the “Share Purchase Consideration”), payable in cash (the “Share Purchase Transaction”). The Share Purchase Transaction closed on March 20, 2024.

Pursuant to the Exchange Agreement, the Company has agreed to purchase, and the Seller has agreed to sell, 5,000 ordinary shares of YYEM, representing 50% of the issued and outstanding ordinary shares of YYEM, for 8,127,572 newly issued shares of Common Stock to the Seller (the “Share Exchange Transaction,” and together with the Share Purchase Transaction, the “Transactions”). The shares are expected to represent 82.4% of the issued and outstanding shares of Common Stock as of the date of the closing of the Share Exchange Transaction (the “Share Exchange Consideration”).

The Exchange Shares will be issued without registration under the Securities Act, in reliance upon a safe harbor for offshore transactions or an exemption from registration for transactions not involving a public offering and, as such, will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Under Rule 144, the Exchange Shares generally may not be offered or sold publicly unless they have been held for at least six months and subject to other conditions.

F-11

Separation Agreement

In connection with the Exchange Transaction, the Company has agreed that at or prior to the closing date of the Acquisition (the “Closing Date”), it will enter into a separation agreement to sell, transfer and assign all or substantially all of its legacy business, assets and liabilities related to or necessary for the operations of its “Slinger Bag” business or products (the “Legacy Business”) to a newly established entity (“NewCo”), and that after the Closing Date, NewCo will have the sole right to and obligations of the Legacy Business and will be liable to the Company for any losses arising from third-party claims against the Company that arise from liabilities related to the Legacy Business (the “Separation”). NewCo will be owned by Yonah Kalfa and Mike Ballardie.

On a pro forma basis, as of April 30, 2024, the Legacy Business’ assets were approximately $5.1 million (which represents the assets of the Company as of January 31, 2024, minus, on a pro forma basis, the $16.5 million used for the purchase of 20% ownership of YYEM in April 2024), and the liabilities of the Legacy Business were $12.0 million (which represents the liabilities of the Company as of April 30, 2024).

Financial Accommodations

As an inducement to the Company to complete the Transactions, the Agreements provide that aggregate payments of (a) $4,500,000 shall be made to the Company in cash by YYEM and (b) $500,000 shall be made to NewCo (as defined under the header “The Separation Agreement”) in cash by YYEM, as follows: (i) $800,000 payable within two (2) business days of the date of the Agreements; (ii) $1,200,000 payable within three (3) business days of the Company changing its ticker symbol from “CNXA” to “YYAI,” or such other symbol as the parties may agree; (iii) $2,000,000 payable at the Closing and (iv) $500,000 to be paid within 30 days from the Closing Date and paid to NewCo. Out of the $4,500,000, the Company paid $2,142,857 to certain companies for arranging the Transactions.

Management following the Acquisition

At or after the Closing, the board of directors of Connexa (the “Board of Directors” or the “Board”) shall comprise those individuals designated by YYEM Seller, and all current members of the Board shall resign with such resignation being effective on the later of the Closing or the appointment or election of the new directors.

Closing Conditions

The Share Exchange, as amended, provides that:

●	on or before the Closing Date, the Company shall obtain approval from holders of shares of Common Stock for the Share Exchange Transaction and other matters related to the Share Exchange Transaction. Such stockholder approval was received on May 15, 2024;
●	on or before the Closing Date, the Company shall obtain approval from Nasdaq for the Reverse Stock Split of the Common Stock at a ratio to be determined by the parties;
●	as a condition to Closing, from the date of the Exchange Agreement through the Closing Date, the existing shares of Common Stock shall have been continually listed on Nasdaq, and the Company shall have not received a determination from Nasdaq indicating that the Common Stock will be delisted from Nasdaq; and
●	the Company and YYEM shall cooperate to effectuate a reverse stock split, obtain approval from Nasdaq of a new listing application to be submitted to Nasdaq in connection with the Share Exchange Transaction, and provide such information as is necessary for the Company to obtain shareholder approval of the Share Exchange Transaction and other matters relating thereto. The shareholder approval was obtained on May 15, 2024, and a new listing application was submitted to Nasdaq in May 2024, which is currently under review by Nasdaq.

We cannot provide assurance as to when, or if, all of the closing conditions will be satisfied or waived by the relevant party. As of the date of this prospectus, we have no reason to believe that any of the conditions will not be satisfied.

F-12

Closing Deliverables

At the Closing, the Company shall deliver to YYEM Seller the following:

●	copies of all resolutions of the Board of Directors authorizing the execution, delivery, and performance of the Exchange Agreement and the other agreements, instruments, and documents required to be delivered in connection with the Exchange Agreement or at the Closing to which the Company is a party and the consummation of the transactions contemplated hereby and thereby;

●	the Exchange Shares;

●	all documents, instruments, agreements and certificates that may be deliverable in connection with the performance or fulfilment of the conditions under Section 6.01 and Section 6.03 of the Exchange Agreement that are relevant to the Company;

●	a duly executed bought and sold note, as applicable; and

●	all other documents, instruments and writings which may be reasonably requested by YYEM Seller to be delivered by the Company at or prior to the Closing pursuant to the Exchange Agreement.

At the Closing, YYEM Seller shall deliver to the Company the following:

●	payment of the Closing Cash Payment (as defined in the Exchange Agreement);

●	a good standing certificate (or its equivalent) for YYEM from the relevant governmental authority of Hong Kong, if applicable, and each other jurisdiction where YYEM is qualified, registered, or authorized to do business, if any;

●	if the YYEM shares are represented by certificates, such certificates duly endorsed for transfer by YYEM Seller, as applicable;

●	a counterpart to any consents required in connection with the transactions contemplated by the Exchange Agreement;

●	all documents, instruments, agreements and certificates that may be deliverable in connection with the performance or fulfilment of the conditions under Section 6.01 and Section 6.02 of the Exchange Agreement that are relevant to YYEM Seller;

●	a duly executed bought and sold note as may be required under the law of Hong Kong; and

●	all other documents, instruments and writings which may be reasonably requested by YYEM Buyer to be delivered by YYEM Seller and YYEM at or prior to the Closing pursuant to the Exchange Agreement.

Termination

The Exchange Agreement may be terminated by mutual written consent of the Company and the YYEM Seller at any time before the Closing or by either the Company or the YYEM Seller at any time before the Closing if the Share Exchange Transaction has not been consummated by the date that is 180 days from the date of the Exchange Agreement (the “Termination Date”) or if any party breaches the Exchange Agreement with respect to the closing conditions and such breaches cannot be cured by the Termination Date. If the Exchange Agreement is terminated by the Company unilaterally and of its own volition other than due to the aforementioned termination conditions, the Company shall be liable for a termination fee in the amount of three times the fees and costs incurred by the YYEM Seller in connection with the Share Exchange Transaction up to a maximum amount in the aggregate of $600,000, with certain exceptions, including, but not limited to lack of SEC or Nasdaq approval of the Share Exchange Transaction or lack of approval from holders of shares of Common Stock.

F-13

Reverse Stock Split

The Company’s Board of Directors and stockholders have approved the Proposed Reverse Stock Split of its Common Stock within a range of 1-for-10 to 1-for-100, with the Board having set the specific ratio at 1-20 and determined the date for the Proposed Reverse Stock Split to be effective to be June 27, 2024.

Meged Agreements

On June 8, 2023, the Company entered into a merchant cash advance agreement with Meged Funding Group (“Meged”) pursuant to which the Company sold $315,689 in future receivables to Meged (the “Meged Receivables Purchased Amount”) to in exchange for payment to the Company of $210,600 in cash less fees of $10,580. The Company agreed to pay Meged $17,538 each week until the Meged Receivables Purchased Amount is paid in full.

On September 19, 2023, the Company entered into an agreement with Meged (the “Second Meged Agreement”) pursuant to which the Company sold $423,000 in future receivables to Meged (the “Meged Second Receivable Amount”) in exchange for paying the then outstanding balance of $70,153 of the Meged Receivables Purchased Amount in full with the balance being retained by the Company in cash for general purposes. The Company agreed to pay Meged $15,107 each week until the Meged Second Receivable Amount was paid in full.

In order to secure payment and performance of the Company’s obligations to Meged under the Second Meged Agreement, the Company granted to Meged a security interest in all accounts receivable and all proceeds therefrom as such term is defined by Article 9 of the Uniform Commercial Code (UCC). The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

UFS Agreement

On August 7, 2023, the Company entered into an agreement with UFS (the “UFS Agreement”) pursuant to which the Company sold $797,500 in future receivables (the “UFS Second Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $550,000 in cash less fees of $50,000. The Company agreed to pay UFS $30,000 each week until the UFS Second Receivables Purchased Amount was paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in all accounts receivable and all proceeds therefrom as such term is defined by Article 9 of the Uniform Commercial Code (UCC). The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Special Meeting of Stockholders

On September 13, 2023 the Company held a special meeting of stockholders in which the following items were approved: (i) the issuance of (i) 1,274 shares of the our common stock, par value $0.001 per share, that were issued on October 3, 2023, and, (ii) 14,753 shares of our common stock issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.00002 per share, (iii) 16,026 shares of common stock issuable upon the exercise of 5-Year Warrants at an exercise price of $312 per share, (iv) 32,052 shares of common stock issuable upon the exercise of 7.5 Year Warrants at an exercise price of $344 per share and (v) 22,625 shares of our common stock issuable upon the exercise of 5.5 Year Warrants at an at an exercise price per share equal to $1,768per share to Armistice Capital Master Fund Ltd and (ii) a reverse stock split of our common stock within a range of one (1)-for-ten (10) to one (1)-for-forty (40) (“Reverse Stock Split”), with the Board of Directors of the Company to set the specific ratio and determine the date for the reverse split to be effective and any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of stockholders, at any time within 12 months of the special meeting date.

On September 25, 2023, as a result of the shareholder approval obtained at the special meeting of stockholders on September 13, 2023 and the Reverse Stock Split, the aggregate number of Pre-Funded Warrants, 5-Year Warrants, 5.5-Year Warrants and 7-Year Warrants increased from 85,455 to 471,348 due to certain adjustments that were required to be made by the terms of the relevant warrants in the event of receipt of shareholder approval and the occurrence of the Reverse Stock Split.

F-14

Armistice Transactions from September 2023 to April 2024

From September 18, 2023 through April 30, 2024, the Company issued Armistice 473,935 shares of Common Stock related to the exercise of the pre-funded warrants.

On October 11, 2023, the Company, the Lenders and the Agent (as defined in the LSA) entered into a loan and security modification agreement to allow for an additional loan of $1,000,000 pursuant to the loan and security modification agreement. In addition, on October 11, 2023, the Company agreed to issue warrants to purchase up to 8,460 shares of Common Stock at an exercise price of $138 per share (the “October Warrants”).

On December 6, 2023, the Company entered into an inducement offer letter agreement (the “Inducement Letter”) with Armistice with regard to certain of the Company’s existing warrants to purchase up to a total of 248,611 shares of Common Stock, consisting of: (i) 70,508 shares of Common Stock issuable upon the exercise of warrants issued on September 28, 2022 each at an exercise price of $35.46 per share with a term of five year (the “September 2022 Five Year Warrants”); (ii) 155,479 shares of Common Stock issuable upon the exercise of warrants issued on September 28, 2022 each at an exercise price of $70.92 per share with a term of seven and one half years (the “September 2022 Seven and a Half Year Warrants”); and (iii) 22,625 shares of Common Stock issuable upon the exercise of warrants issued on January 6, 2023 (the “January 2023 Warrants” and, together with the September 2022 Five Year Warrants and the September 2022 Seven and a Half Year Warrants, the “2022 and 2023 Warrants”).

Pursuant to the Inducement Letter, Armistice agreed to exercise for cash the 2022 and 2023 Warrants to purchase an aggregate of 248,611 shares of Common Stock at a reduced exercise price of $5.88 per share in consideration of the Company’s agreement to issue common stock purchase warrants to purchase up to an aggregate of 497,221 shares of Common Stock (the “December Warrants”). The Company received aggregate gross proceeds of $1,461,827.68 from the exercise of the 2022 and 2023 Warrants by the Holder, before deducting offering expenses payable by it. The transaction closed on December 7, 2023.

The resale of the shares of the Common Stock underlying the 2022 and 2023 Warrants and 224,472 shares of Common Stock owned by Sapir LLC, a consultant engaged by the Company were registered pursuant to an existing registration statement on Form S-1 (File No. 333-275407), declared effective by the Securities and Exchange Commission (the “SEC”) on December 4, 2023.

As of February 21, 2024, the total amount owed pursuant to the Note was $3,197,335.65. Of this amount, the Company received gross proceeds of $3 million from the Lenders.

On February 21, 2024, the Company and the Lenders and the Agent entered into a Waiver, Warrant Amendment and Second Loan and Security Modification Agreement (the “Waiver, Amendment, and Modification Agreement”).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to waive certain events of default with regard to certain covenants and obligations the Company had pursuant to (a) that certain registration rights agreement between the Company and the Lenders and the Agent entered into in September 2022, (b) the LSA (as modified), and (c) the Inducement Letter.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed to modify the Loan and Security Agreement such that the Note is now convertible into up to 499,584 shares of Common Stock based on the agreed to conversion price of $6.40. The Company believed that the $6.40 conversion price meets the definition of “Minimum Price” in Nasdaq Listing Rule 5635(d).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to use their reasonable best efforts to voluntarily convert all amounts owed under the Note on or prior to the last trading day before the trading day on which the next meeting of the Company’s shareholders would take place.

F-15

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that following shareholder approval, which the Company obtained on May 15, 2024, the October Warrants and December Warrants have been amended to lower the exercise price of such warrants to $3.20 per share.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed that Slinger Bag Americas Inc., a Delaware subsidiary of the Company (“Slinger”) would, within ten (10) business days of the six month anniversary of the effectiveness of the registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note (the “Effectiveness Date”), pay in cash to the Lenders and the Agent the difference, if any, between (i) $6 million (the “Guaranteed Amount”) and (ii) the combined gross proceeds realized by the Lenders and the Agent from its sale of the shares of Common Stock issued pursuant to (a) conversions of the Note and (b) exercises of the October Warrants and December Warrants(the “Realized Amount”). Slinger is obligated to fund an escrow account with $2 million within ten (10) weeks of February 21, 2024. The Company and the Lenders and the Agent also agreed that if, due to a Force Majeure Event, the Lenders and the Agent had not fully converted the Note prior to the six-month anniversary of the Effectiveness Date, the Company would repurchase the Note and the October Warrants and December Warrants by paying in cash to the Lenders and the Agent the difference, if any, between the Guaranteed Amount and the Realized Amount.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that once the Note was fully repaid (either via a combination of cash payments and conversions into shares of Common Stock or just via conversions into shares of Common Stock) all liens and security interests of the Lenders and the Agent in any and all of the property of the Company and the Guarantors (as defined in the Waiver, Amendment, and Modification Agreement) would be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed to prepare and file a registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note with the SEC within five (5) business days of February 21, 2024 and use commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practical thereafter and, in any event, within thirty (30) calendar days of February 21, 2024. A registration statement was filed and became effective on March 1, 2024 in compliance with this obligation.

On April 15, 2024, the Company acknowledged and agreed to the entrance into a warrant purchase agreement (the “Morgan WPA”) by Armistice and Morgan Capital LLC (“Morgan”) pursuant to which Armistice sold the October and December 2023 Warrants to Morgan for $2,500,000 in cash. Pursuant to the Morgan WPA, Armistice agreed that the obligation of Slinger Bag Americas to, within 10 Business Days of the six month anniversary of the Waiver, Amendment, and Modification Agreement, pay in cash to Armistice the difference, if any, between (i) $6 million and (ii) the combined gross proceeds to be realized by the Holder from its sale of the Company’s common stock issued pursuant to (a) conversions of the note (which as of the date hereof has been fully converted into shares of the Company’s common stock) and (b) exercises of the Warrants would be terminated and of no further effect and force. In addition, pursuant to the Morgan WPA, Armistice agreed that the obligation of Slinger Bag Americas to maintain an escrow account with its counsel in the amount of no less than $2,000,000 would be terminated and of no further effect and force. Armistice further agreed that any and all liens and security interests of Armistice in any and all of the property of the Company and the Guarantors (as such terms are defined in the Waiver, Amendment, and Modification Agreement) would be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements.

Amendment to Bylaws

On October 12, 2023, the Board of Directors of the Company approved an amendment to the Bylaws of the Company to reduce the percentage of shares of stock, issued and outstanding and entitled to vote, to be present in person or represented by proxy in order to constitute a quorum for the transaction of any business from a majority to thirty-three and one third percent (33 1/3%).

F-16

Share Issuance to Sapir

On November 14, 2023, the Company issued 11,224 shares of Common Stock to Sapir LLC. Sapir LLC is controlled by Aitan Zacharin, an investor relations and financial structuring consultant to the Company who is a party to an amended and restated consulting agreement with the Company dated April 30, 2020 (the “AZ Consulting Agreement”). Pursuant to the AZ Consulting Agreement, the Company owed Mr. Zacharin $127,500 as consulting fee compensation through November 30, 2023 (the “Consulting Fee Compensation”). In addition, the Company granted Mr. Zacharin $127,500 as discretionary compensation (“Discretionary Compensation”) pursuant to Section 2.1(d) of the AZ Consulting Agreement. In consideration of the Consulting Fee Compensation and the Discretionary Compensation, the issuance of shares of Common Stock consisted of (i) 8,017 shares of Common Stock as payment of the Consulting Fee Compensation, and (ii) 3,207 shares of Common Stock as payment of the Discretionary Compensation.

Nasdaq Compliance

On January 30, 2024, the Company received a letter from the staff of the Nasdaq Stock Market confirming that following the receipt of a an investment of $16.5 million as disclosed in the Company’s current report filed on Form 8-K on January 24, 2024 (i) the Company has regained compliance with the minimum shareholder equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”), as required by the Nasdaq Hearing Panel’s (“Panel”) decision dated April 12, 2023, as amended, and (ii) in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Nasdaq Listing Qualifications staff (the “Staff”) finds that the Company is no longer in compliance with the Equity Rule, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to such deficiency and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

It is further reported that, in application of Listing Rule 5815(d)(4)(B), the Company is also subject to a mandatory panel monitor in respect of its periodic filing requirements in Listing Rule 5250(c)(1) (the “Periodic Filing Rule”) for a period of one year from October 11, 2023. If, within that one-year monitoring period, the Staff finds the Company again out of compliance with the Periodic Filing Rule, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the hearing panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

On December 12, 2023, the Company received a letter (the “Notice”) from the Staff informing the Company that because the closing bid price for the Common Stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company was not in compliance with the minimum bid price requirement for continued listing on Nasdaq as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given a period of 180 calendar days from December 12, 2023, or until June 10, 2024, to regain compliance with the Minimum Bid Price Requirement.

On June 11, 2024, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that (i) the Company did not regained compliance with the Rule within the prescribed time period and is not eligible for a second 180-day remediation period. Specifically, the Company did not comply with the $5,000,000 minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market under the Equity Standard and (ii) unless the Company requests an appeal by June 18, 2024, of this determination, Nasdaq has determined that the Company’s securities will be scheduled for delisting from Nasdaq and will be suspended at the opening of business on June 21, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market (the “Delisting Determination”).

F-17

The Company appealed of the Delisting Determination on June 18, 2024 by requesting a hearing before the Panel to stay the suspension of the Company’s securities. The hearing panel date was set for July 25, 2024. Through the subsequent filing of the Form 25-NSE with the SEC. On June 27, 2024, the Company effected a 1-20 reverse stock split, which brought its share price to $8.31, which, in turn, caused the Company to regain compliance with the Minimum Bid Price Requirement and on July 11, 2024, the company’s closing bid price was in excess of $1 for a continuous 10-day trading period. On July 18, 2024, the Company received Nasdaq confirmation that the hearing has been cancelled and the Delisting Determination has been withdrawn.

There can be no assurance that the Company will be able to satisfy Nasdaq’s continued listing requirements.

The January 2024 Offering

On January 19, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with three investors (the “January 2024 Investors”) for the issuance and sale to each investor of (i) 116,510 shares of Common Stock and (ii) the Pre-Funded Warrants to purchase an aggregate of 1,258,490 shares of Common Stock at a combined purchase price of $0.40 per share of Common Stock for an aggregate amount of approximately $16.5 million. The Pre-Funded Warrants have an exercise price of $0.0002 per share of Common Stock and are exercisable beginning on May 15, 2024, the date stockholder approval was received and effective, allowing exercisability of Pre-Funded Warrants under Nasdaq rules until the Pre-Funded Warrants are exercised in full. The aggregate number of Shares issued to the January 2024 Investors is 349,530 and the aggregate number of Pre-Funded Warrants is 3,775,470.

From April 2024 through May 2024, the Company acknowledged and agreed to the entrance into certain warrant purchase agreements (the “WPAs”) by the January 2024 Investors and 10 purchasers (the “Pre-Funded Warrants Purchasers”) pursuant to which the January 2024 Investors sold all of the 3,775,470 Pre-Funded Warrants to Pre-Funded Warrants Purchasers for an aggregate amount of $18,877,350 in cash.

Share Issuance to Smartsports

On January 23, 2024, the Company issued 10,000 shares of Common Stock to Smartsports LLC. Smartsports LLC is an investor relations consultant to the Company who is a party to a consulting agreement with the Company dated January 23, 2024 (the “Smartsports Consulting Agreement”). Pursuant to the Smartsports Consulting Agreement, the Company agreed to issue and deliver to Smartsports LLC 10,000 shares of Common Stock as a consulting fee for the provision of investor relations services (the “Consulting Fee Compensation”) and use its commercially reasonable efforts to prepare and file with the Securities Exchange Commission a registration statement covering the resale of all of the shares on Form S-1 as soon as is reasonably practicable.

Agile Capital LLC Agreement

On January 10, 2024, the Company entered into an agreement with Agile Capital Funding, LLC (the “Agile Jan Agreement”) pursuant to which the Company sold $1,460,000 in future receivables to Agile Capital Funding, LLC (the “Agile Jan Receivable Amount”) in exchange for $1,000,000 in cash. The Company agreed to pay Agile Capital Funding, LLC (“Agile”) $52,142.86 each week until the Agile Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Agile under the Agile Jan Agreement, the Company granted to Agile a security interest in all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral. The proceeds from the sale of future receivables were used, in part, to pay the outstanding balance of the ACF Receivable Amount (as defined below).

Cedar Advance Agreement No.1

On January 29, 2024, the Company entered into an agreement with Cedar Advance LLC (the “Cedar Agreement”) pursuant to which the Company sold $1,183,200 in future receivables to Cedar Advance LLC (the “Cedar Receivable Amount”) in exchange for $752,000 in cash. The Company agreed to pay Cedar Advance LLC (“Cedar”) $39,440 each week until the Cedar Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Cedar under the Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

F-18

Unique Funding Solutions Agreement

On March 6, 2024, the Company entered into an agreement (the “UFS Agreement”) with Unique Funding Solutions (“UFS”) pursuant to which the Company sold $323,350 in future receivables to UFS (the “UFS Receivable Amount”) in exchange for $200,000 in cash. The Company agreed to pay UFS $9,798.49 each week until the UFS Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Cedar Advance Agreement No. 2

On April 3, 2024, the Company entered into an agreement with Cedar (the “Second Cedar Agreement”) pursuant to which the Company sold $438,000 in future receivables to Cedar (the “Second Cedar Receivable Amount”) in exchange for $285,000 in cash. The Company agreed to pay UFS $14,600 each week until the Second Cedar Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Cedar under the Second Cedar Agreement, the Company granted to Cedar a security interest in all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Cedar Advance Agreement No. 3

On April 22, 2024, the Company entered into an agreement with Cedar (the “Third Cedar Agreement”) pursuant to which the Company sold $481,800 in future receivables to Cedar (the “Third Cedar Receivable Amount”) in exchange for $310,200 in cash. The Company agreed to pay UFS $18,530.77 each week until the Third Cedar Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Cedar under the Third Cedar Agreement, the Company granted to Cedar a security interest in all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Operations

The Company operates in the sports equipment and technology business. The Company is the owner of the Slinger Launcher, which is comprised of a portable tennis ball launcher, a portable padel tennis ball launcher and a portable pickleball launcher and Gameface, providing AI technology and performance analytics.

From inception to date, we have been focused on the ball sport market globally. Our first product, the Slinger Bag Launcher, is a patented, highly portable, versatile and affordable ball launcher built into an easy to transport wheeled trolley bag.

Tennis ball machines have been around since the 1950’s when they were introduced by Rene Lacoste. Improvements to performance were made in the 1970’s when Prince started its tennis business on the back of its first product - Little Prince - which was a vacuum operated ball machine. In the 1990’s the first battery operated machines came to the market and since that time very little, if anything, has changed in the structure of ball machines products outside of added computerization. Typically, the machines being marketed by traditional ball machine brands are large, cumbersome and awkward to operate. They are also generally expensive - often well above U.S. $1,000 compared to the entry price of $700 for a Slinger Bag Launcher. We believe that up until the introduction of the Slinger Bag Launcher, the majority of traditional tennis ball machines were sold to tennis facilities, institutions and tennis teachers, with only a few being sold directly to tennis playing consumers.

F-19

Recent Events

On May 15, 2024, the Company held its 2024 annual general meeting of stockholders at which the following items were approved:

1.	The nominations of Mike Ballardie, Yonah Kalfa, Kirk Taylor, Stephen Crummey, and Rodney Rapson for election as directors at the Annual Meeting until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified.
2.	The appointment of Olayinka Oyebola & Co. to continue as our independent registered public accounting firm for the fiscal year ended April 30, 2024.
3.	The approval of the issuance of shares of our common stock pursuant to that certain Share Exchange Agreement dated March 18, 2024 (the “Exchange Agreement”) among the Company, Mr. Hongyu Zhou (the “YYEM Seller”), and Yuanyu Enterprise Management Co., Limited (“YYEM”), in exchange for 50% of the issued and outstanding ordinary shares of YYEM. The Exchange Agreement is a part of a transaction between the Company, YYEM Seller, and YYEM, whereby the Company agreed to purchase a total of 70% of the issued and outstanding ordinary shares of YYEM by entering into a share purchase agreement (the “Purchase Agreement”) and the Exchange Agreement as described in the Company’s Schedule 14A filed on May 2, 2024. Upon the closing of the Acquisition, YYEM Seller will be issued the number of Exchange Shares equal to 82.4% of the Company’s issued and outstanding shares of common stock immediately following the closing of the Acquisition, and Connexa stockholders as of immediately prior to the closing of the Acquisition will retain the balance of approximately 17.6% of such outstanding shares.
4.	The amendment to the Company’s certificate of incorporation to increase the authorized shares of its common stock from 300,000,000 shares to 1,000,000,000 shares.
5.	The approval of an amendment to the Company’s certificate of incorporation to authorize a reverse stock split of its common stock within a range of 1-for-10 to 1-for-100, with the Board of Directors of the Company to set the specific ratio and determine the date for the Reverse Stock Split to be effective.
6.	The approval of the separation of the Company’s “Slinger Bag” business and products and the transactions contemplated by the separation agreement related to the transaction contemplated by the Exchange Agreement (the “Share Exchange Transaction”) Once the Share Exchange Transaction is closed, the current board of directors of the Company will resign and will appoint YYEM’s slate of directors to the board, which will effect of a change of control of the Company, and the current business of the Company, including its liabilities, will be spun off and sold to a company to be owned and controlled by Yonah Kalfa, the founder of the Slinger Bag business and an officer and director of the company, and Mike Ballardie, the Company’s current chief executive officer and director. The Company’s current shareholders will not have a participation in the Slinger Bag business from the date of the closing of the Share Exchange Transaction and onward.
7.	The approval of the amendment to the exercise price of the Warrants held by Morgan Capital LLC to $3.20 per share.
8.	The approval of the issuance of shares of Common Stock to certain investors party to the Company’s securities purchase agreements entered into in January 2024 when the Company received an investment of $16,500,000 in cash in exchange for the issuance and sale to each Investor of (i) 116,510 shares of the Company’s common stock (the “Common Stock Shares”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 1,258,490 shares of the Company’s common stock (the “Pre-Funded Warrant Shares”) at a combined purchase price of $4 per share of our common stock for an aggregate amount of approximately $16.5 million. The Pre-Funded Warrants have an exercise price of $0.0002 per share of Common Stock and became exercisable on May 15, 2024 allowing exercisability of the Pre-Funded Warrants under Nasdaq rules until the Pre-Funded Warrants are exercised in full. The aggregate number of Common Stock Shares issued was 349,530 and the aggregate number of Pre-Funded Warrant Shares to be issued is 3,775,470.

F-20

9.	The approval of the issuance of 47,116 shares of Common Stock to Yonah Kalfa. As previously disclosed on the Current Report on Form 8-K furnished with the SEC on September 9, 2020, the Company entered into a service agreement dated September 7, 2020 (the “YK Employment Agreement”) with Yonah Kalfa, the Company’s chief innovation officer and a member of the Company’s Board. Pursuant to Sections 2.1(a) and 2.1(b) of the YK Employment Agreement, the Company owed Mr. Kalfa $1,137,000 in salary (the “Salary Compensation”) through January 31, 2024. The Company was unable to pay Mr. Kalfa any of the compensation in cash and, given Mr. Kalfa’s extraordinary contribution to the Company, pursuant to Section 2.1(b) of the YK Employment Agreement, the Company agreed to pay $1 million of the $1.137 million owed (with Mr. Kalfa waiving the right to receive the $137,000 balance) via an issuance of shares of Common Stock as memorialized by that certain Deferred Payment Conversion Agreement with Mr. Kalfa, dated January 20, 2024 (the “2024 Agreement”). The 2024 Agreement sets forth the price per share of the shares to be issued (267,380), the number of shares to be issued using that price ($3.74), and the amount due to Mr. Kalfa through January 31, 2024. Due to administrative delays, the Company did not issue the shares in January 2024. Rather, on March 15, 2024, the Company issued 220,265 shares of Common Stock. This is the amount of stock owed for a $1 million payment at a conversion price of $4.54, which was the closing price of the Common Stock on March 13, 2024 (and a higher price than the closing price on March 14, 2024).
10.	The approval of the issuance of 50,000 shares of Common Stock to each of Yonah Kalfa, Mike Ballardie and Kirk Taylor and 25,000 shares of common stock to each of Rodney Rapson and Steven Crummey, our directors, for their services and extraordinary contribution to the Company.
11.	The approval of the issuance of 16,750 shares of Common Stock to each of Juda Honickman, the Company’s chief marketing officer, and Mark Radom, the Company’s general counsel, for their services and extraordinary contribution to the Company.
12.	The approval of the amendment of the 2020 Slinger Bag Inc. Global Share Incentive Plan to make an additional 1,500,000 shares of the Common Stock available for the issuance of awards under the plan.

On June 27, 2024, the Company effected a 1-20 reverse stock split. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. All references to the outstanding stock and per share amounts have been retrospectively adjusted to reflect this reverse split.

The Company operates in the sport equipment and technology business. The Company is the owner of the Slinger Launcher, which is a portable tennis ball launcher as well as other associated tennis accessories and Gameface AI an Australian artificial intelligence sports software company.

The operations of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL, and Gameface are collectively referred to as the “Company.”

Basis of Presentation

The accompanying consolidated financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the transactions described above, the accompanying consolidated financial statements include the combined results of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL, and Gameface for the years ended April 30, 2024, and 2023. The operations of Foundation Sports and PlaySight are included as discontinued operations in our statements of operations as these entities were sold in November 2022 and December 2022 as disclosed in Note 16.

F-21

Impact of Russian and Ukrainian Conflict and Israel-Hamas War

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. We are closely monitoring the unfolding events due to the Russia-Ukraine conflict and its regional and global ramifications. We have one distributor in Russia, which is not material to our overall financial results. We do not have operations in Ukraine or Belarus.

In October 2023, Hamas attacked Israel and has been engaged in warfare with Israel to-date.

We are monitoring any broader economic impact from these conflicts. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements. However, to the extent that such military action spreads to other countries, intensifies, or otherwise remains active, such action could have a material adverse effect on our financial condition, results of operations, and cash flows.

Note 2: GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has an accumulated deficit of $167,387,028 as of April 30, 2024, and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock. In the event that the Company is unable to successfully raise capital and/or generate revenues, the Company will likely reduce general and administrative expenses, and cease or delay its development plan until it is able to obtain sufficient financing. The Company has begun reducing operating expenses and cash outflows by selling PlaySight, as well as selling 75% of Foundation Sports in November and December 2022, respectively to the former shareholders of those companies. There can be no assurance that additional funds will be available on terms acceptable to the Company, or at all. We have recorded the 25% investment in Foundation Sports at $0. We have recorded our 20% ownership stake in YYEM at $16,500,000.

Note 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

Financial Statement Reclassification

Certain prior year amounts within accounts payable, accrued expenses, and certain operating expenses have been reclassified for consistency with the current year presentation and had no effect on the Company’s balance sheet, net loss, shareholders’ deficit or cash flows.

F-22

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The majority of payments due from banks for credit card transactions process within 24 to 48 hours and are accordingly classified as cash and cash equivalents.

Accounts Receivable

The Company’s accounts receivable are non-interest bearing trade receivables resulting from the sale of products and payable over terms ranging from 15 to 60 days. The Company provides an allowance for doubtful accounts at the point when collection is considered doubtful. Once all collection efforts have been exhausted, the Company charges-off the receivable with the allowance for doubtful accounts. The Company recorded $40,000 and $209,690 in allowance for doubtful accounts for the years ended April 30, 2024 and 2023.

Inventory

Inventory is valued at the lower of the cost (determined principally on a first-in, first-out basis) or net realizable value. The Company’s valuation of inventory includes inventory reserves for inventory that will be sold below cost and the impact of inventory shrink. Inventory reserves are based on historical information and assumptions about future demand and inventory shrink trends. The Company’s inventory as of April 30, 2024 and April 30, 2023 consisted of the following:

	April 30, 2024	April 30, 2023
Finished Goods	$995,533	$1,509,985
Component/Replacement Parts	770,737	1,712,553
Capitalized Duty/Freight	26,171	517,228
Inventory Reserve	(183,245)	(550,000)
Total	$1,609,196	$3,189,766

Prepaid Inventory

Prepaid inventory represents inventory that is in-transit that has been paid for but not received from the Company’s third-party vendors. The Company typically prepays for the purchase of materials and receives the products within three months after making payments. The Company continuously monitors delivery from, and payments to, the vendors. If the Company has difficulty receiving products from a vendor, the Company would cease purchasing products from such vendors in future periods. The Company has not had difficulty receiving products during the reporting periods.

Property and equipment

Property and equipment acquired through business combinations are stated at the estimated fair value at the date of the acquisition. Purchases of property and equipment are stated at cost, net of accumulated depreciation and impairment losses. Expenditures that materially increase the useful life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, which is an average of 5 years.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. While we may be exposed to credit risk, we consider the risk remote and do not expect that any such risk would result in a significant effect on our results of operations or financial condition. See Note 4 for further details on the Company’s concentration of credit risk as well as other risks and uncertainties.

F-23

Revenue Recognition

The Company recognizes revenue for their continuing operations in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. The Company recognizes revenue for its performance obligation associated with its contracts with customers at a point in time once products are shipped. Amounts collected from customers in advance of shipping products ordered are reflected as contract liabilities on the accompanying consolidated balance sheets. The Company’s standard terms are non-cancelable and do not provide for the right-of-return, other than for defective merchandise covered under the Company’s standard warranty. The Company has not historically experienced any significant returns or warranty issues.

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers”. The core principle of this revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

The Company determines that it has a contract with a customer when each party’s rights regarding the products or services to be transferred can be identified, the payment terms for the services can be identified, the Company has determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation.

Step 2: Identify the performance obligations in the contract

The Company’s customers are buying an integrated system. In evaluating whether the equipment is a separate performance obligation, the Company’s management considered the customer’s ability to benefit from the equipment on its own or together with other readily available resources and if so, whether the service and equipment are separately identifiable (i.e., is the service highly dependent on, or highly interrelated with the equipment). Because the Products and Services included in the customer’s contract are integrated and highly interdependent, and because they must work together to deliver the Solution, the Company has concluded that Products installed on customer’s premise and Services contracted for by the customer are generally not distinct within the context of the contract and, therefore, constitute a single, combined performance obligation.

Step 3: Determine the transaction price

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer includes predetermined fixed amounts, variable amounts, or both. The Company’s contracts do not include any rights of returns or refunds.

The Company collects each year’s service fees in advance and should therefore consider the existence of a significant financing component. However, due to the fact that the payments are provided for the service of a one-year term, the Company elected to apply the practical expedient under ASC 606 which exempts the adjustment of the consideration for the existence of a significant financing component when the period between the transfer of the services and the payment for such services is one year or less.

Step 4: Allocate the transaction price to the performance obligations in the contract

Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price (“SSP”). The Company has identified a single performance obligation in the contract, and therefore, the allocation provisions under ASC 606 do not apply to the Company’s contracts.

F-24

Step 5: Recognize revenue when the Company satisfies a performance obligation

Revenues for the Company’s single, combined performance obligation are recognized on a straight-line basis over the customer’s contract term, which is the period in which the parties to the contract have enforceable rights and obligations (Typically 3-4 years).

Business Combinations

Upon acquisition of a company, we determine if the transaction is a business combination, which is accounted for using the acquisition method of accounting. Under the acquisition method, once control is obtained of a business, the assets acquired, and liabilities assumed, are recorded at fair value. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. The determination of the fair values is based on estimates and judgments made by management. Our estimates of fair value are based upon assumptions we believe to be reasonable, but which are inherently uncertain and unpredictable. Measurement period adjustments are reflected at the time identified, up through the conclusion of the measurement period, which is the time at which all information for determination of the values of assets acquired and liabilities assumed is received and is not to exceed one year from the acquisition date. We may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. The Company elected to apply pushdown accounting to all entities acquired.

Additionally, uncertain tax positions and tax-related valuation allowances are initially recorded in connection with a business combination as of the acquisition date. We continue to collect information and reevaluate these estimates and assumptions periodically and record any adjustments to preliminary estimates to goodwill, provided we are within the measurement period. If outside of the measurement period, any subsequent adjustments are recorded to the consolidated statement of operations.

Fair Value of Financial Instruments

Fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities

Level 2 - Observable inputs other than quoted prices in active markets for identical assets and liabilities

Level 3 - Unobservable pricing inputs in the market

Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their categorization within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, investments and accounts payable. The carrying amount of these financial instruments approximates fair value due to their short-term maturity.

The Company’s contingent consideration in connection with the acquisition of Gameface was calculated using Level 3 inputs. The fair value of contingent consideration as of April 30, 2024 and 2023 was $0 and $418,455, respectively.

The Company estimates the fair value of its intangible assets using Level 3 assumptions, primarily based on the income approach utilizing the discounted cash flow method.

F-25

The investment, at cost of $16,500,000 and $0 as of April 30, 2024 and 2023 have been classified using level 3 inputs.

The Company’s derivative liabilities were calculated using Level 2 assumptions on the issuance and balance sheet dates via a Black-Scholes option pricing model and consisted of the following ending balances and gain amounts as of and for the year ended April 30, 2024:

Note derivative is related to	April 30, 2024 balance	(Gain) loss for the year ended April 30, 2024
8/6/21 warrants	$4,898	$(97,026)
6/17/22 underwriter warrants	535	(5,996)
9/30/22 warrants issued with common stock	-	(16,484,486)
1/6/2023 warrants issued with note payable	-	(2,720,053)
10/11/2023 warrants issued with note payable	-	(46,909)
12/7/2023 warrants issued with note payable	-	11,718,858
Total	$5,433	$(7,635,612)

The Company’s derivative liabilities were calculated using Level 2 assumptions on the issuance and balance sheet dates via a Black-Scholes option pricing model and consisted of the following ending balances and gain amounts as of and for the year ended April 30, 2023:

Note derivative is related to	April 30, 2023 ending balance	(Gain) loss for the year ended April 30, 2023
4/11/21 profit guaranty	$1,456,854	$395,304
8/6/21 convertible notes	101,924	(2,611,410)
6/17/22 underwriter warrants	6,531	(57,951)
Other derivative liabilities eliminated in uplist	-	(1,604,413)
9/30/22 warrants issued with common stock	6,109,559	(6,170,728)
1/6/2023 warrants issued with note payable	2,814,738	(900,819)
Total	$10,489,606	$(10,950,017)

The Company also recognized derivative expense of $14,119,784 and 8,995,962 at inception on the issuance dates of the derivative instruments for the years ended April 30, 2024 and 2023, respectively. The Black-Scholes option pricing model assumptions for the derivative liabilities during the years ended April 30, 2024 and 2023 consisted of the following:

	Year Ended April 30, 2024	Year Ended April 30, 2023
Expected life in years	2.5 -10 years	3.25-10 years
Stock price volatility	150%	50 - 150%
Risk free interest rate	4.08-5.37%	2.90%-4.34%
Expected dividends	0%	0%

Refer to Note 10 and Note 11 for more information regarding the derivative instruments.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are more likely than not to be realized.

Intangible Assets

Intangible assets relate to the “Slinger” technology trademark, which the Company purchased on November 10, 2020. The Company also acquired intangible assets as a part of the Gameface acquisition. These intangible assets include tradenames, internally developed software, and customer relationships. The acquired intangible assets are amortized based on the estimated present value of cash flows of each class of intangible assets in order to determine their economic useful life. All intangible assets acquired with the PlaySight transaction are included in discontinued operations. Refer to Note 6 for more information.

F-26

Impairment of Long-Lived Assets

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. Factors which could trigger impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. If those net undiscounted cash flows do not exceed the carrying amount, impairment, if any, is based on the excess of the carrying amount over the fair value based on the market value or discounted expected cash flows of those assets and is recorded in the period in which the determination is made. There was impairment of long-lived assets identified during the year ended April 30, 2024 and 2023 in our continuing operations. Refer to Note 6 for more information.

Goodwill

The Company accounts for goodwill in accordance with ASC 350, Intangibles - Goodwill and Other (“ASC 350”). ASC 350 requires that goodwill not be amortized, but reviewed for impairment if impairment indicators arise and, at a minimum, annually. The Company records goodwill as the excess purchase price over assets acquired and includes any work force acquired as goodwill. Goodwill is evaluated for impairment on an annual basis.

With the adoption of the ASU 2017-04, which eliminates the second step of the goodwill impairment test, the Company tests impairment of goodwill in one step. In this step, the Company compares the fair value of each reporting unit with goodwill to its carrying value. The Company determines the fair value of its reporting units with goodwill using a combination of a discounted cash flow and a market value approach. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, the Company will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired and the Company will not record an impairment charge.

The Company impaired all goodwill as of April 30, 2023.

Share-Based Payment

The Company accounts for share-based compensation in accordance with ASC 718, Compensation-Stock Compensation (ASC 718). Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

Warrants

The Company grants warrants to key employees and executives as compensation on a discretionary basis. The Company also grants warrants in connection with certain note payable agreements and other key arrangements. The Company is required to estimate the fair value of share-based awards on the measurement date and recognize as expense that value of the portion of the award that is ultimately expected to vest over the requisite service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 11 and Note 14.

The warrants granted during the years ended April 30, 2024 and 2023 were valued using a Black-Scholes option pricing model on the date of grant using the following assumptions:

	Year Ended April 30, 2024	Year Ended April 30, 2023
Expected life in years	5-10 years	5 - 10 years
Stock price volatility	150%	50% - 150%
Risk free interest rate	4.59%	2.50% - 4.68%
Expected dividends	0%	0%

Foreign Currency Translation

Our functional currency is the U.S. dollar. The functional currency of our foreign operations, generally, is the respective local currency for each foreign subsidiary. Assets and liabilities of foreign operations denominated in local currencies are translated at the spot rate in effect at the applicable reporting date. Our consolidated statements of comprehensive loss are translated at the weighted average rate of exchange during the applicable period. The resulting unrealized cumulative translation adjustment is recorded as a component of accumulated other comprehensive loss in shareholders’ equity. Realized and unrealized transaction gains and losses generated by transactions denominated in a currency different from the functional currency of the applicable entity are recorded in other income (loss) in the period in which they occur.

Earnings Per Share

Basic earnings per share are calculated by dividing income available to shareholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period.

All common stock equivalents such as shares to be issued for the conversion of notes payable and warrants were excluded from the calculation of diluted earnings per share as the effect is antidilutive. As a result, the basic and diluted earnings per share are the same for each of the periods presented.

F-27

Note 4: CONCENTRATION OF CREDIT RISK AND OTHER RISKS AND UNCERTAINTIES

Accounts Receivable Concentration

As of April 30, 2024, the Company had two customers that accounted for 100%, compared to two customers accounting for 47% of the Company’s trade receivables balance as of April 30, 2023.

Accounts Payable Concentration

As of April 30, 2024 and 2023, the Company had four significant suppliers that accounted for 63% and 59% of the Company’s trade payables balances, respectively.

Note 5: INTANGIBLE ASSETS

Intangible assets reflect only those intangible assets of our continuing operations, and consist of the following:

	Weighted
	Average Period	April 30, 2024
	Amortization (in years)	Carrying Value	Accumulated Amortization	Impairment Loss	Net Carrying Value
Tradenames and patents	15.26	$385,582	$24,031	$360,551	$1,000
Customer relationships	9.92	3,930,000	50,038	3,879,962	-
Internally developed software	4.91	580,000	79,608	500,392	-
Total intangible assets		$4,895,582	$153,677	$4,740,905	$1,000

	Weighted
	Average Period	April 30, 2023
	Amortization (in years)	Carrying Value	Accumulated Amortization	Impairment Loss	Net Carrying Value
Tradenames and patents	15.26	$385,582	$24,031	260,270	$101,281
Customer relationships	9.92	3,930,000	50,038	3,879,962	-
Internally developed software	4.91	580,000	79,608	500,392	-
Total intangible assets		$4,895,582	$153,677	$4,640,624	$101,281

Amortization expense for the years ended April 30, 2024 and 2023 was approximately $1,000 and $101,281, respectively. The Company impaired $100,281 for the year ended April 30, 2024. The remaining $1,000 is a nominal value related to the Company’s patents. This amount is not expected to be amortized any further.

Note 6: ACCRUED EXPENSES

The composition of accrued expenses is summarized below:

	April 30, 2024	April 30, 2023
Accrued payroll	$1,304,363	$1,535,186
Accrued bonus	1,022,751	1,720,606
Accrued professional fees	37,212	490,424
Other accrued expenses	1,041,046	1,165,623
Total	$3,405,372	$4,911,839

F-28

Note 7: NOTE PAYABLE - RELATED PARTY

The discussion of note payable - related party only includes those that existed as of April 30, 2023. For a discussion of all prior note payable - related party we refer you to the Annual Report on Form 10-K filed September 14, 2023 for the fiscal year end April 30, 2023.

On January 14, 2022, the Company entered into two loan agreements with related party lenders, each for $1,000,000, pursuant to which the Company received a total amount of $2,000,000. The loans bear interest at a rate of 8% per annum and are required to be repaid in full by April 30, 2022 or such other date as may be accepted by the lenders. The Company is not permitted to make any distribution or pay any dividends unless or until the loans are repaid in full. On June 28, 2022, the Company entered into amendments for the two related party loan agreements with the lenders in which the repayment date was extended to July 31, 2024.

There was $1,169,291 and $1,953,842 in outstanding borrowings from related parties as of April 30, 2024 and 2023. Interest expense related to the related parties for the years ended April 30, 2024 and 2023 amounted to $0 and $293,090, respectively. Accrued interest due to related parties as of April 30, 2024 and 2023 amounted to $917,957 and $917,957, respectively. The accrued interest includes notes that were either repaid or converted but the interest remained.

On January 6, 2023, we sold certain of our inventory including all components, parts, additions and accessions thereto to Yonah Kalfa and Naftali Kalfa who immediately consigned it back to us in exchange for a payment of $103 per ball launcher we sell until we have paid them an aggregate total of $2,092,700, which represents payment in full of the principal amounts of and accrued interest in respect of the Loan Agreements (as defined above) and certain other expenses they incurred in connection with the Company.

Note 8: CONVERTIBLE NOTES PAYABLE

The discussion of convertible notes payable only includes those that existed as of April 30, 2023. For a discussion of all prior convertible notes payable we refer you to the Annual Report on Form 10-K filed September 14, 2023 for the fiscal year end April 30, 2023.

As of April 30, 2024, all outstanding convertible notes payable had been fully converted into outstanding common shares. On June 17, 2022, the Company issued 109,737 shares of common stock in conversion of the $13,200,000 in convertible notes payable and $846,301 in accrued interest. In addition, the remaining $122,222 of unamortized discount on the convertible notes payable was amortized and included in our consolidated statements of operations for the fiscal year end April 30, 2023.

Note 9: NOTES PAYABLE

The discussion of notes payable only includes those that existed as of April 30, 2023. For a discussion of all prior notes payable we refer you to the Annual Report on Form 10-K filed September 14, 2023 for the fiscal year end April 30, 2023.

On April 11, 2021, the Company and the lender entered into an agreement whereby the lender converted the promissory note into 681 shares of Company stock, which were issued to the lender at a 20% discount from the closing price of the stock on the day prior to the conversion. In addition to the discount, the agreement contains a guarantee that the aggregate gross sales of the shares by the lender will be no less than $1,500,000 over the next three years and if the aggregate gross sales are less than $1,500,000 the Company will issue additional shares of common stock to the lender for the difference between the total gross proceeds and $1,500,000, which could result in an infinite number of shares being required to be issued.

F-29

The Company evaluated the conversion option of the note payable to shares under the guidance in ASC 815-40, Derivatives and Hedging, and determined the conversion option qualified for equity classification. The Company also evaluated the profit guarantee under ASC 815, Derivatives and Hedging, and determined it to be a make-whole provision, which is an embedded derivative within the host instrument. As the economic characteristics are dissimilar to the host instrument, the profit guarantee was bifurcated from the host instrument and stated as a separate derivative liability, which is marked to market at the end of each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivative.

On the date of conversion, the Company recognized a $1,501,914 loss on extinguishment of debt, which represented the difference between the promissory note and the fair value of the shares issued of $1,250,004, which were recorded in shares issued in connection with conversion of note payable within shareholders’ equity, as well as the derivative liability of $1,251,910, which was valued using a Black-Scholes option pricing model.

The fair value of the derivative liability was $1,456,854 as of April 30, 2023.

On August 21, 2023, the Company amended its arrangement with MidCity and agreed to issue 42,500 shares of stock monthly for eight months to settle the profit guarantee under its prior note arrangement from April 2020. The parties agreed to a one-time true-up at March 31, 2024 if any further amounts are due MidCity at that time. As a result of this new agreement with MidCity fixing the terms of the guarantee, the Company has removed the criteria that created a net share settlement issue and thus no longer treats this as a derivative liability. The remaining liability has been adjusted against additional paid in capital at the date of the agreement.

On February 15, 2022, for and in consideration of $4,000,000 the Company conveyed, sold, transferred, set over, assigned and delivered to Slinger Bag Consignment, LLC, a Virginia limited liability company (“Consignor”), all of the Company’s right, title and interest in and to 13,000 units of certain surplus inventory, including all components, parts, additions and accessions thereto (collectively, the “Consigned Goods”). The Company has repaid this in full as of April 30, 2024.

On April 1, 2022, the Company entered into a $500,000 note payable. The note was to mature on July 1, 2022 and bears interest at eight percent (8%) per year. The Company pays interest monthly and will pay all accrued and unpaid interest on the maturity date in which the outstanding principal is due. On August 1, 2022, the Company repaid the $500,000.

F-30

Cash Advance Agreements

UFS Agreements

On August 7, 2023, the Company entered into an agreement with UFS (the “UFS Agreement”) pursuant to which the Company sold $797,500 in future receivables (the “UFS Second Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $550,000 in cash less fees of $50,000. The Company agreed to pay UFS $30,000 each week until the UFS Second Receivables Purchased Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On March 6, 2024, the Company entered into an agreement (the “UFS Agreement”) with Unique Funding Solutions (“UFS”) pursuant to which the Company sold $323,350 in future receivables to UFS (the “UFS Receivable Amount”) in exchange for $200,000 in cash. The Company agreed to pay UFS $9,798.49 each week until the UFS Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Cedar Agreements

On January 29, 2024, the Company entered into an agreement with Cedar Advance LLC (the “Cedar Agreement”) pursuant to which the Company sold $1,183,200 in future receivables to Cedar Advance LLC (the “Cedar Receivable Amount”) in exchange for $752,000 in cash. The Company agreed to pay Cedar Advance LLC (“Cedar”) $39,440 each week until the Cedar Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Cedar under the Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On April 3, 2024, the Company entered into an agreement with Cedar (the “Second Cedar Agreement”) pursuant to which the Company sold $438,000 in future receivables to Cedar (the “Second Cedar Receivable Amount”) in exchange for $285,000 in cash. The Company agreed to pay UFS $14,600 each week until the Second Cedar Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Cedar under the Second Cedar Agreement, the Company granted to Cedar a security interest in all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On April 22, 2024, the Company entered into an agreement with Cedar (the “Third Cedar Agreement”) pursuant to which the Company sold $481,800 in future receivables to Cedar (the “Third Cedar Receivable Amount”) in exchange for $310,200 in cash. The Company agreed to pay UFS $18,530.77 each week until the Third Cedar Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Cedar under the Third Cedar Agreement, the Company granted to Cedar a security interest in all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

F-31

Meged Agreements

On June 8, 2023, the Company entered into a merchant cash advance agreement with Meged Funding Group (“Meged”) pursuant to which the Company sold $315,689 in future receivables to Meged (the “Meged Receivables Purchased Amount”) to in exchange for payment to the Company of $210,600 in cash less fees of $10,580. The Company agreed to pay Meged $17,538 each week until the Meged Receivables Purchased Amount is paid in full.

On September 19, 2023, the Company entered into an agreement with Meged (the “Second Meged Agreement”) pursuant to which the Company sold $423,000 in future receivables to Meged (the “Meged Second Receivable Amount”) in exchange for paying the then outstanding balance of $70,153.20 of the Meged Receivables Purchased Amount in full with the balance being retained by the Company in cash for general purposes. The Company agreed to pay Meged $15,107.14 each week until the Meged Second Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Meged under the Second Meged Agreement, the Company granted to Meged a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Agile Capital Funding Agreements

On November 16, 2023, the Company entered into an agreement with Agile Capital Funding (the “ACF Agreement”) pursuant to which the Company sold $693,500 in future receivables to ACF (the “ACF Receivable Amount”) in exchange for $450,000 in cash. The Company agreed to pay ACF $28,895.83 each week until the ACF Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to ACF under the ACF Agreement, the Company granted to ACF a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On January 10, 2024, the Company entered into an agreement with Agile Capital Funding, LLC (the “Agile Jan Agreement”) pursuant to which the Company sold $1,460,000 in future receivables to Agile Capital Funding, LLC (the “Agile Jan Receivable Amount”) in exchange for $1,000,000 in cash. The Company agreed to pay Agile Capital Funding, LLC (“Agile”) $52,142.86 each week until the Agile Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Agile under the Agile Jan Agreement, the Company granted to Agile a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral. The proceeds from the sale of future receivables were used, in part, to pay the outstanding balance of the ACF Receivable Amount.

Note 10: RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances, amounts paid in satisfaction of liabilities, or accrued compensation that has been deferred. The advances are considered temporary in nature and have not been formalized by a promissory note.

The Company has outstanding notes payable of $1,169,291 and $1,953,842 and accrued interest of $917,957 and $917,957 due to a related party as of April 30, 2024 and April 30, 2023, respectively (see Note 7).

The Company recognized net sales of $177,219 and $164,661 during the years ended April 30, 2024 and 2023, respectively, to related parties. As of April 30, 2024 and 2023, related parties had accounts receivable due to the Company of $17,720 and $28,800, respectively.

Note 11: SHAREHOLDERS’ EQUITY (DEFICIT)

Common Stock

The Company had 300,000,000 shares authorized as at April 30, 2024 and, as at the date hereof, has 1,000,000,000 shares of common stock authorized with a par value of $0.001 per share. As of April 30, 2024 and April 30, 2023, the Company had 1,828,541 and 16,929 shares of common stock issued and outstanding, respectively.

Equity Transactions During the Year Ended April 30, 2024

The Company issued an aggregate of 1,811,612 shares of its common stock consisting of the following:

For the period May 1, 2023 through July 31, 2023, the Company issued 9,486 shares of common stock to ambassadors under their agreements (10), to vendors in settlement of accounts payable (3,375), for settlement with former owners of FSS (168), for the exercise of warrants (1,350) and to satisfy the profit guarantee on a note (4,819).

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For the period August 1, 2023 through October 31, 2023, the Company issued 192,226 shares of common stock for services rendered (686), for settlement with former owners of Gameface and the remaining contingent consideration (99), for the exercise of warrants (185,408) and to satisfy the profit guarantee on a note (4,250). In addition, we issued 1,785 to satisfy our requirement under the 1 for 40 reverse split that occurred in this time period.

For the period November 1, 2023 through January 31, 2024, the Company issued 909,983 shares of common stock in exercises of warrants and in a securities purchase agreement with three investors (598,141), shares owed to shareholders of previously purchased companies (3), settlements (128,375), services rendered (37,804), and cashless exercises of warrants (2,145,661).

For the period February 1, 2024 through April 30, 2024, the Company issued 799,919 shares of common stock in cashless exercises of warrants (71), settlements (579,584) and for conversion of deferred compensation/services (220,265).

Equity Transactions During the Year Ended April 30, 2023

The Company issued an aggregate of 11,686 shares of its common stock consisting of the following:

On June 15, 2022, the Company issued 5,485 shares of common stock to the Convertible Noteholders upon conversion of convertible notes.

On June 15, 2022, the Company issued 1,311 shares to investors who participated in the Company’s Nasdaq uplist round.

On June 27, 2022, the Company issued 32 shares of common stock to Gabriel Goldman for consulting services performed in the first quarter of calendar 2022. Gabriel Goldman became a director of the Company on June 15, 2022.

On June 27, 2022, the Company issued 748 shares of common stock to the former Gameface shareholders in connection with the purchase of Gameface.

On August 25, 2022, the Company issued 1,500 shares of common stock to Midcity Capital Ltd (“Midcity”) pursuant to a cashless conversion of warrants Midcity received from its warrant agreement with the Company dated March 2020.

On September 28, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a single institutional investor (the “Investor”) for the issuance and sale of (i) 1,274 shares of common stock and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 14,753 shares of its common stock, together with accompanying common stock warrants, at a combined purchase price of $312 per share of the common stock and associated common stock warrant and $311.92 per Pre-Funded Warrant and associated common stock warrants for an aggregate amount of approximately $5.0 million (the “Offering”). The Pre-Funded Warrants have an exercise price of $0.008 per share of common stock and are exercisable until the Pre-Funded Warrants are exercised in full. The shares of common stock and Pre-Funded Warrants were sold in the offering together with common stock warrants to purchase 16,026 shares of common stock at an exercise price of $312 per share and a term of five years following the initial exercise date (the “5-Year Warrants”) and common stock warrants to purchase 32,052 shares of common stock at an exercise price of $344 per share and a term of seven and one half years (the “7.5-Year Warrants”) following the initial exercise date (collectively, the “Warrants”). The Warrants issued in the Offering contain variable pricing features. The Warrants and Pre-Funded Warrants will be exercisable beginning on the date stockholder approval is received and effective allowing exercisability of the Warrants and Pre-Funded Warrants under Nasdaq rules. Net proceeds to the Company were $4,549,882.

On October 12, 2022, the Company issued 2,405 shares of common stock, on November 21, 2022 issued 34 shares of common stock and January 26, 2023 issued 350 shares of common stock in connection with the acquisition of PlaySight.

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On January 26, 2023, the Company issued 8 shares of common stock for services rendered to their ambassadors.

There were 2 shares issued in a fractional share issuance.

The Company granted the following warrants for the year ended April 30, 2024:

The Company granted 2,500 warrants to a consultant for services valued at $50,873.

The Company granted an investor an additional 38,590 warrants as a result of our reset provisions in the warrant agreements dated September 28, 2022. The Company recognized an $11,398,589 charge to derivative expense as a result of this issuance.

The Company granted 846 warrants in the amended loan agreement on October 1, 2023.

On December 6, 2023, the “Company entered into an inducement offer letter agreement (the “Inducement Letter”) with the Armistice Selling Shareholder of certain of the Company’s existing warrants to purchase up to a total of 24,862 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of: (i) 7,051 shares of Common Stock issuable upon the exercise of warrants issued on September 28, 2022 each at an exercise price of $709.20 per share with a term of five year (the “September 2022 Five Year Warrants”); (ii) 15,548 shares of Common Stock issuable upon the exercise of warrants issued on September 28, 2022 each at an exercise price of $3709.20 per share with a term of seven and one half years (the “September 2022 Seven and a Half Year Warrants”); and (iii) 2,263 shares of Common Stock issuable upon the exercise of warrants issued on January 6, 2023 (the “January 2023 Warrants” and, together with the September 2022 Five Year Warrants and the September 2022 Seven and a Half Year Warrants, the “Existing Warrants).

Pursuant to the Inducement Letter, Armistice agreed to exercise for cash the 2022 and 2023 Warrants to purchase an aggregate of 248,611 shares of Common Stock at a reduced exercise price of $5.88 per share in consideration of the Company’s agreement to issue common stock purchase warrants to purchase up to an aggregate of 497,221 shares of Common Stock (the “December Warrants”). The Company received aggregate gross proceeds of $1,461,827.68 from the exercise of the 2022 and 2023 Warrants by the Holder, before deducting offering expenses payable by it. The transaction closed on December 7, 2023.

On January 19, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with three investors (the “January 2024 Investors”) for the issuance and sale to each investor of (i) 116,510 shares of Common Stock and (ii) the Pre-Funded Warrants to purchase an aggregate of 1,258,490 shares of Common Stock at a combined purchase price of $0.40 per share of Common Stock for an aggregate amount of approximately $16.5 million. The Pre-Funded Warrants have an exercise price of $0.0002 per share of Common Stock and are exercisable beginning on May 15, 2024, the date stockholder approval was received and effective, allowing exercisability of Pre-Funded Warrants under Nasdaq rules until the Pre-Funded Warrants are exercised in full. The aggregate number of Shares issued to the January 2024 Investors is 349,530 and the aggregate number of Pre-Funded Warrants is 3,775,470.

The resale of the shares of the Common Stock underlying the Existing Warrants and 11,224 shares of Common Stock owned by Sapir LLC, a consultant engaged by the Company were registered pursuant to an existing registration statement on Form S-1 (File No. 333-275407), declared effective by the Securities and Exchange Commission (the “SEC”) on December 4, 2023.

The Company also agreed to file a registration statement on Form S-1 (or other appropriate form if it is not then Form S-1 eligible) providing for the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), within sixty (60) days after the Closing Date, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 120 days following the Closing Date and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares. The Company will have to pay partial liquidated damages pursuant to the Resale Registration Statement provision of the Inducement Letter if certain deadlines and requirements are not met. In the Inducement Letter, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until sixty (60) days after the Closing Date. The Company also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Inducement Letter) until one (1) year after the Closing Date (subject to an exception). In addition, the Company agreed in the Inducement Letter to grant the Holder a participation right in future financings until the date the principal amount of a promissory note issued to the Holder in January 2023 and as modified in October 2023 has been fully repaid.

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On January 20, 2024 the Company granted an officer 317,514 warrants with a strike price of $0.02 and a term of ten years in conversion of $1,187,500 in deferred compensation that was accrued for them.

Warrants Granted During the Year Ended April 30, 2024 and April 30, 2023

On September 28, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a single institutional investor (the “Investor”) for the issuance and sale of (i) 1,274 shares of common stock and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 14,753 shares of its common stock, together with accompanying common stock warrants, at a combined purchase price of $312 per share of the common stock and associated common stock warrant and $311.92 per Pre-Funded Warrant and associated common stock warrants for an aggregate amount of approximately $5.0 million (the “Offering”). The Pre-Funded Warrants have an exercise price of $0.008 per share of common stock and are exercisable until the Pre-Funded Warrants are exercised in full. The shares of common stock and Pre-Funded Warrants were sold in the offering together with common stock warrants to purchase 16,026 shares of common stock at an exercise price of $312 per share and a term of five years following the initial exercise date (the “5-Year Warrants”) and common stock warrants to purchase 32,052 shares of common stock at an exercise price of $344 per share and a term of seven and one half years (the “7.5-Year Warrants”) following the initial exercise date (collectively, the “Warrants”). The Warrants issued in the Offering contain variable pricing features. The Warrants and Pre-Funded Warrants will be exercisable beginning on the date stockholder approval is received and effective allowing exercisability of the Warrants and Pre-Funded Warrants under Nasdaq rules. Net proceeds to the Company were $4,549,882. The exercise price of the Warrants was reset in January 2023 to $176.80 per share and in October 2023 to $70.92 per share.

On January 6, 2023, the Company entered into a loan and security agreement (the “Loan and Security Agreement”) with one or more institutional investors (the “Lenders”) and Armistice Capital Master Fund Ltd. as agent for the Lenders (the “Agent”) for the issuance and sale of (i) a note in an aggregate principal amount of up to $2,000,000 (the “Note”) with the initial advance under the Loan and Security Agreement being $1,400,000 and (ii) warrants (the “Warrants”) to purchase a number of shares of common stock of the Company equal to 200% of the face amount of the Note divided by the closing price of the common stock of the Company on the date of the issuance of the Notes (collectively, the “Initial Issuance”). The closing price of the Company’s common stock on January 6, 2023, as reported by Nasdaq, was $176.80 per share, so the Warrants in respect of the initial advance under the Note are exercisable for up to 90,498 shares of the Company’s common stock. The Warrants have an exercise price per share equal to the closing price of the common stock of the Company on the date of the issuance of the Note, or $4.42 per share and a term of five- and one-half (5½) years following the initial exercise date. The initial exercise date of the Warrants was September 13, 2023, the date stockholder approval was received and effective allowing exercisability of the Warrants under Nasdaq rules. Pursuant to the terms of the Loan and Security Agreement, an additional advance of $600,000 was made to the Company under the Note in February 2023. The Company’s obligations under the terms of the Loan and Security Agreement were fully and unconditionally guaranteed by all of the Company’s subsidiaries (the “Guarantors”).

The following represents a summary of the warrants:

	Year Ended April 30, 2024		Year Ended April 30, 2023
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	89,615	$684.20	4,853	$8,890.00

Granted	5,254,438	0.59	85,706	234.00
Exercised	(472,651)	-	-	-
Forfeited	-	-	-	-
Expired	(179)	-	(944)	-
Ending balance	4,871,223	$1.44	89,615	$684.20
Intrinsic value of warrants	$3,712,223		$2,344,529
Weighted Average Remaining Contractual Life (Years)	9.25		6.45

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As of April 30, 2024, 4,871,223 warrants are vested.

Note 12: COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space under short-term leases with terms under a year. Total rent expense for the nine months ended April 30, 2024 and 2023 amounted to $9,426 and $4,900, respectively.

Contingencies

In connection with the Gameface acquisition on February 2, 2022, the Company agreed to earn-out consideration of common shares of the Company’s common stock with a fair value of $1,334,000.

The Company issued 14,960 common shares to the former Gameface shareholders in June 2022. The remaining balance of the contingent consideration of $418,455 was converted on October 23, 2023.

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company is not presently a party to any legal proceedings that it currently believes would individually or taken together have a material adverse effect on the Company’s business or financial statements.

On February 8, 2023, Oasis Capital, LLC (“Oasis”) filed a complaint against the Company in the United States District Court for the Southern District of New York seeking damages (i) in the amount of $764,647.53 in for an alleged breach of the terms of the 8% senior convertible note and the securities purchase agreement entered into between Oasis and the Company in connection with the Note (as defined below), which in December 2021 was increased to $600,000 in principal amount (the “Note”) and (ii) an unspecified amount of damage for an alleged breach of the exclusivity provisions of a term sheet that the Company and Oasis entered into on July 7, 2022 plus an actual damages in an amount to be proven at trial, interest and costs, reasonable attorney’s fees and such other legal and equitable relief as the court deems just and proper. On June 30, 2023, the United States District Court for the Southern District of New York granted the Company’s motion to dismiss this complaint but with leave to amended complaint. On July 31, Oasis filed an amended complaint against the Company and its Chief Executive Officer, Mike Ballardie, seeking damages in an amount to be proven at trial, interest and costs for breach of fiduciary duty and violations of Section 10(b) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 thereunder. On February 28, 2024, the Company and Oasis settled this matter by entering into a settlement agreement pursuant to which the Company paid Oasis $225,000 in cash in exchange for a dismissal of the action by Oasis and a full release.

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

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Nasdaq Compliance

On July 26, 2023, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2023 did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1), which requires that a listed company’s stockholders’ equity be at least $2.5 million (the “Minimum Stockholders’ Equity Requirement”). In addition, the Company did not meet the alternatives of listed securities or net income from continuing operations as of the date of the letter. The Company timely submitted a compliance plan to the Panel and on August 23, 2023 received notice from Nasdaq that it has until January 22, 2024 to demonstrate compliance with the Minimum Stockholders’ Equity Requirement. On January 22, 2024, the Company consummated and received a cash investment of $16,500,000 (as described in more detail below), which increased the Company’s stockholder equity to $4,045,326, which has brought the Company back into compliance with the Minimum Stockholders’ Equity Requirement. On January 30, 2024, the Company received a letter from Nasdaq confirming that following the receipt of a an investment of $16.5 million as disclosed in the Company’s current report filed on Form 8-K on January 24, 2024 (i) the Company has regained compliance with the minimum shareholder equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”), as required by the Nasdaq Hearing Panel’s decision dated April 12, 2023, and (ii) in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Company is no longer in compliance with the Equity Rule, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Nasdaq with a plan of compliance with respect to such deficiency and Nasdaq will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Ruel 5810(c)(3). Instead, Nasdaq will issue a delist determination letter and the Company will have the opportunity to request a new hearing. The Company will have the opportunity to respond/present to the hearing panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

On December 12, 2023, the Company received a letter (the “Notice”) from the Staff informing the Company that because the closing bid price for the Common Stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company was not in compliance with the minimum bid price requirement for continued listing on Nasdaq as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given a period of 180 calendar days from December 12, 2023, or until June 10, 2024, to regain compliance with the Minimum Bid Price Requirement.

On June 11, 2024, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that (i) the Company did not regained compliance with the Rule within the prescribed time period and is not eligible for a second 180-day remediation period. Specifically, the Company did not comply with the $5,000,000 minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market under the Equity Standard and (ii) unless the Company requests an appeal by June 18, 2024, of this determination, Nasdaq has determined that the Company’s securities will be scheduled for delisting from Nasdaq and will be suspended at the opening of business on June 21, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market (the “Delisting Determination”).

The Company appealed of the Delisting Determination on June 18, 2024 by requesting a hearing before the Panel to stay the suspension of the Company’s securities and the filing of the Form 25-NSE with the SEC. On June 27, 2024, the Company effected a 1-20 reverse stock split, which brought its share price to $8.71, which, in turn, caused the Company to regain compliance with the Minimum Bid Price Requirement and on July 11, 2024, the Company completed 10 consecutive trading days with the bid price in excess of $1 and on July 18, 2024 received Nasdaq confirmation that the hearing panel has been cancelled and the Delisting Determination has been withdrawn.

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Note 13: YYEM PURCHASE AGREEMENT

On March 18, 2024, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) and a share exchange agreement (the “Share Exchange Agreement,” and together with the Share Purchase Agreement, the “Agreements”) to acquire a total of 70% of the issued and outstanding ordinary shares of Yuanyu Enterprise Management Co., Limited (“YYEM”), a Hong Kong company, from the sole shareholder of YYEM, Mr. Hongyu Zhou (the “Seller”), for a combined $56 million. The consummation of the transactions contemplated in the Agreements will result in a change in control of the Company as the shareholders of YYEM will become the owners 82.4% of the issued and outstanding shares of common stock of the Company (the “Common Stock”). As part of this transaction, as further described below under the heading of “The Separation Agreement”, the Company has agreed to sell its wholly owned subsidiary, Slinger Bag Americas Inc., to a newly established entity to be majority owned by Yonah Kalfa and Mike Ballardie.

The Acquisition Structure

Pursuant to the Share Purchase Agreement, the Company agreed to purchase, and the Seller agreed to sell, 2,000 ordinary shares of YYEM, representing 20% of the issued and outstanding ordinary shares of YYEM, for the purchase price of $16,500,000 (the “Share Purchase Consideration”), payable in cash (the “Share Purchase Transaction”). The Share Purchase Transaction closed on March 20, 2024. The $16,500,000 has been classified as an investment on the consolidated balance sheet as of April 30, 2024.

Pursuant to the Share Exchange Agreement, the Company has agreed to purchase, and the Seller has agreed to sell, 5,000 ordinary shares of YYEM, representing 50% of the issued and outstanding ordinary shares of YYEM, for 8,127,572 newly issued shares of Common Stock to the Seller (the “Share Exchange Transaction,” and together with the Share Purchase Transaction, the “Transactions”). The shares are expected to represent 82.4% of the issued and outstanding shares of Common Stock as of the date of the closing of the Share Exchange Transaction (the “Share Exchange Consideration”).

The Exchange Shares will be issued without registration under the Securities Act, in reliance upon a safe harbor for offshore transactions or an exemption from registration for transactions not involving a public offering and, as such, will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Under Rule 144, the Exchange Shares generally may not be offered or sold publicly unless they have been held for at least six months and subject to other conditions.

Separation Agreement

In connection with the Exchange Transaction, the Company has agreed that at or prior to the closing date of the Acquisition (the “Closing Date”), it will enter into a separation agreement to sell, transfer and assign all or substantially all of its legacy business, assets and liabilities related to or necessary for the operations of its “Slinger Bag” business or products (the “Legacy Business”) to a newly established entity (“NewCo”), and that after the Closing Date, NewCo will have the sole right to and obligations of the Legacy Business and will be liable to the Company for any losses arising from third-party claims against the Company that arise from liabilities related to the Legacy Business (the “Separation”). NewCo will be owned by Yonah Kalfa and Mike Ballardie.

On a pro forma basis, as of April 30, 2024, the Legacy Business’ assets were approximately $5.1 million (which represents the assets of the Company as of January 31, 2024, minus, on a pro forma basis, the $16.5 million used for the purchase of 20% ownership of YYEM in April 2024), and the liabilities of the Legacy Business were $12.0 million (which represents the liabilities of the Company as of April 30, 2024).

Financial Accommodations

As an inducement to the Company to complete the Transactions, the Agreements provide that aggregate payments of (a) $4,500,000 shall be made to the Company in cash by YYEM and (b) $500,000 shall be made to NewCo (as defined under the header “The Separation Agreement”) in cash by YYEM, as follows: (i) $800,000 payable within two (2) business days of the date of the Agreements; (ii) $1,200,000 payable within three (3) business days of the Company changing its ticker symbol from “CNXA” to “YYAI,” or such other symbol as the parties may agree; (iii) $2,000,000 payable at the Closing and (iv) $500,000 to be paid within 30 days from the Closing Date and paid to NewCo. Out of the $4,500,000, the Company paid $2,142,857 to certain companies for arranging the Transactions.

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Management following the Acquisition

At or after the Closing, the Board of Directors shall comprise those individuals designated by YYEM Seller, and all current members of the Board of Directors shall resign with such resignation being effective on the later of the Closing or the appointment or election of the new directors.

Closing Conditions

The Share Exchange, as amended, provides that:

●	on or before the Closing Date, the Company shall obtain approval from holders of shares of Common Stock for the Share Exchange Transaction and other matters related to the Share Exchange Transaction. Such stockholder approval was received on May 15, 2024;
●	on or before the Closing Date, the Company shall obtain approval from Nasdaq for the Reverse Stock Split of the Common Stock at a ratio to be determined by the parties;
●	as a condition to Closing, from the date of the Exchange Agreement through the Closing Date, the existing shares of Common Stock shall have been continually listed on Nasdaq, and the Company shall have not received a determination from Nasdaq indicating that the Common Stock will be delisted from Nasdaq; and
●	the Company and YYEM shall cooperate to effectuate a reverse stock split, obtain approval from Nasdaq of a new listing application to be submitted to Nasdaq in connection with the Share Exchange Transaction, and provide such information as is necessary for the Company to obtain shareholder approval of the Share Exchange Transaction and other matters relating thereto. The shareholder approval was obtained on May 15, 2024, and a new listing application was submitted to Nasdaq in May 2024, which is currently under review by Nasdaq and the 1:20 reverse split took place on 27 June 2024.

We cannot provide assurance as to when, or if, all of the closing conditions will be satisfied or waived by the relevant party. As of the date of this prospectus, we have no reason to believe that any of the conditions will not be satisfied.

Closing Deliverables

At the Closing, the Company shall deliver to YYEM Seller the following:

●	copies of all resolutions of the Board of Directors authorizing the execution, delivery, and performance of the Exchange Agreement and the other agreements, instruments, and documents required to be delivered in connection with the Exchange Agreement or at the Closing to which the Company is a party and the consummation of the transactions contemplated hereby and thereby;

●	the Exchange Shares;

●	all documents, instruments, agreements and certificates that may be deliverable in connection with the performance or fulfillment of the conditions under Section 6.01 and Section 6.03 of the Exchange Agreement that are relevant to the Company;

●	a duly executed bought and sold note, as applicable; and

●	all other documents, instruments and writings which may be reasonably requested by YYEM Seller to be delivered by the Company at or prior to the Closing pursuant to the Exchange Agreement.

At the Closing, YYEM Seller shall deliver to the Company the following:

●	payment of the Closing Cash Payment (as defined in the Exchange Agreement);

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●	a good standing certificate (or its equivalent) for YYEM from the relevant governmental authority of Hong Kong, if applicable, and each other jurisdiction where YYEM is qualified, registered, or authorized to do business, if any;

●	if the YYEM shares are represented by certificates, such certificates duly endorsed for transfer by YYEM Seller, as applicable;

●	a counterpart to any consents required in connection with the transactions contemplated by the Exchange Agreement;

●	all documents, instruments, agreements and certificates that may be deliverable in connection with the performance or fulfillment of the conditions under Section 6.01 and Section 6.02 of the Exchange Agreement that are relevant to YYEM Seller;

●	a duly executed bought and sold note as may be required under the law of Hong Kong; and

●	all other documents, instruments and writings which may be reasonably requested by YYEM Buyer to be delivered by YYEM Seller and YYEM at or prior to the Closing pursuant to the Exchange Agreement.

Termination

The Exchange Agreement may be terminated by mutual written consent of the Company and the YYEM Seller at any time before the Closing or by either the Company or the YYEM Seller at any time before the Closing if the Share Exchange Transaction has not been consummated by the date that is 180 days from the date of the Exchange Agreement (the “Termination Date”) or if any party breaches the Exchange Agreement with respect to the closing conditions and such breaches cannot be cured by the Termination Date. If the Exchange Agreement is terminated by the Company unilaterally and of its own volition other than due to the aforementioned termination conditions, the Company shall be liable for a termination fee in the amount of three times the fees and costs incurred by the YYEM Seller in connection with the Share Exchange Transaction up to a maximum amount in the aggregate of $600,000, with certain exceptions, including, but not limited to lack of SEC or Nasdaq approval of the Share Exchange Transaction or lack of approval from holders of shares of Common Stock.

Note 14: INCOME TAXES

The Company does business in the US through its subsidiaries Slinger Bag Inc. and Slinger Bag Americas. It also does business in Israel through SBL whose operations are reflected in the Company’s consolidated financial statements. The Company’s operations in Canada, Israel, and the UK were immaterial for the years ended April 30, 2024 and 2023.

Net deferred tax assets from operations in the US, using an effective tax rate of 21%, consisted of the following:

	2024	2023

Deferred tax assets:
Loss carryforwards	$6,298,000	$3,049,000
Stock options	7,606,000	8,454,000
Capital loss carryforward/Disposal	186,000	11,039,000
Related party accruals	1,013,000	1,001,000
Inventory reserve	63,000	133,000
Interest deferral	223,000	221,000
Start-up costs	66,000	81,000
Other	138,000	131,000
Valuation allowance	(15,593,000)	(24,109,000)
Net deferred tax assets	$-	$-

F-40

The income tax provision differs from the amount of income tax determined by applying the applicable statutory income tax rate to pretax loss due to the following for the years ended April 30, 2024 and 2023:

	2024	2023

Income tax benefit based on book loss at US statutory rate	$2,808,000	$(10,983,000)
Share-based compensation and shares for services	-	-
Debt discount amortization	3,250,000	860,000
Related party accruals	(94,000)	226,000
Stock options	-	(145,000)
Interest expense	132,000	79,000
Depreciation	20,000	(18,000)
Inventory reserve	(107,000)	26,000
Interest deferral	-	(5,000)
Acquisition costs	24,000	260,000
Accrued legal	-	(76,000)
Loss on sale of capital assets	-	8,713,000
Accrued payroll	-	-
Change in fair value of derivatives	(1,603,000)	481,000
Other	(274,000)	40,000
Valuation allowance	1,460,000	542,000
Total income tax provision	$-	$-

The Company had net operating loss carryforwards of $37,481,805 and $17,038,000 as of April 30, 2024 and 2023, respectively, which may be available to be used to offset future taxable income in the US for the years ended 2024 through 2042. The utilization of the Company’s net operating losses may be subject to a U.S. federal limitation due to the “change in ownership provisions” under Section 382 of the Internal Revenue Code and other similar limitations in various state jurisdictions. Such limitations may result in a reduction of the amount of net operating loss carryforwards in future years and possibly the expiration of certain net operating loss carryforwards before their utilization. The Company has not completed a full study to assess whether an “ownership change” as defined in Section 382 has occurred or whether there have been multiple ownership changes since inception. Future changes in the Company’s stock ownership, which may be outside of the Company’s control, may trigger an “ownership change”. In addition, future equity offerings or acquisitions that have equity as a component of the purchase price could result in an “ownership change”. Tax years that remain subject to examination are 2018 and forward.

Net deferred tax assets from operations in Israel, using an effective tax rate of 23%, consisted of the following:

	2024	2023
Deferred tax assets:
Loss carryforwards	$295,000	$241,000
Start-up costs	-	-
Research and development costs	(113,000)	(113,000)
Valuation allowance	(182,000)	(128,000)
Net deferred tax assets	$-	$-

The income tax provision differs from the amount of income tax determined by applying the applicable Israeli statutory income tax rate of 23% due to the following for the years ended April 30, 2024 and 2023:

	2024	2023

Income tax provision (benefit) based on book income (loss) at Israeli statutory rate	$(54,000)	$(54,000)
Valuation allowance	54,000	54,000

Total income tax provision	$-	$-

The Company had net operating loss carryforwards of approximately $6,298,000 and $3,049,000 as of April 30, 2024 and 2023, respectively, which may be available to be used to offset future taxable income in Israel. All of the Company’s tax years since inception are open for examination.

The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. There were no interest or penalties recognized in the accompanying consolidated statements of comprehensive loss for the years ended April 30, 2024 and 2023.

Note 15: DISCONTINUED OPERATIONS

On November 27, 2022, the Company entered into a share purchase agreement (the “Agreement”) with PlaySight, Chen Shachar and Evgeni Khazanov (together, the “Buyer”) pursuant to which the Buyer purchased 100% of the issued and outstanding shares of PlaySight from the Company in exchange for (1) releasing the Company from all of PlaySight’s obligations towards its vendors, employees, tax authorities and any other (past, current and future) creditors of PlaySight; (2) waiver by the Buyer of 100% of the personal consideration owed to them under their employment agreements in the total amount of $600,000; and (3) cash consideration of $2,000,000 to be paid to the Company in the form of a promissory note that was to mature on December 31, 2023.

F-41

On December 5, 2022, the Company assigned 75% of its membership interest in Foundation Sports to Charles Ruddy, its founder and granted him the right for a period of three years to purchase the remaining 25% of its Foundation Sports membership interests for $500,000 in cash. As of December 5, 2022, the results of Foundation Sports will no longer be consolidated in the Company’s financial statements, and the investment was accounted for as an equity method investment. On December 5, 2022, the Company analyzed this investment and established a reserve for the investment at the full amount of $500,000.

Current reclassified the following operations as discontinued operations for the year ended April 30, 2023 -

2023
Revenue	$3,954,149
Operating expenses	8,416,117
Other (income) loss	-
Net loss from discontinued operations	$(4,461,968)

The following represents the calculation of the loss on disposal of PlaySight and Foundation Sports for the year ended April 30, 2023:

Note receivable	$2,000,000
Cash and restricted cash	(714,507)
Accounts receivable	(411,249)
Prepaid expenses	(106,031)
Inventory	(296,920)
Finished products used in operations	(4,117,986)
Contract assets	(298,162)
Right of use asset	(103,228)
Goodwill	(25,862,000)
Property and equipment	(116,505)
Intangible assets	(18,576,475)
Contract liabilities	3,785,408
Lease liabilities	78,016
Accounts payable and accrued expenses	3,325,747
Loss on disposal of discontinued operations	$(41,413,892)

Note 16: SUBSEQUENT EVENTS

From May 1, 2024 through the date hereof, the Company issued the following shares of common stock:

On May 24, 2024, the Company issued 47,116 shares of common stock to Yonah Kalfa in satisfaction of deferred compensation obligations.

On May 24, 2024, the Company issued 150,000 shares of common stock to its directors as compensation for the service and for their extraordinary contributions to the Company and warrants to purchase 50,000 shares of common stock with an exercise price of $0.02 and a term of 10 years to Mike Ballardie as compensation for his service and for his extraordinary contribution to the Company.

On May 24, 2024, the Company issued 33,500 shares of common stock consisting of 16,750 shares of common stock to each of Juda Honickman and Mark Radom for their extraordinary contributions to the Company.

On June 27, 2024, the Company issued 511,214 shares of common stock upon the exercise of warrants.

On July 8, 2024, the Company issued 110,665 shares of common stock to satisfy DTC’s request for round-up shares as a result of the Company’s recent 1-20 reverse split.

On July 23, 2024, the Company issued 10 shares of common stock to a former shareholder of PlaySight in satisfaction of the Company’s obligation to issue shares of its common stock in exchange for its shares of PlaySight. This issuance was delayed until July 23, 2024 due to administrative issues.

F-42

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED.

F-43

Report of Independent Registered Public Accounting Firm

To the Members of Yuanyu Enterprise Management Co., Limited

Opinion on the financial statements

We have audited the accompanying balance sheets of YUANYU ENTERPRISE MANAGEMENT CO., LIMITED (the “Company”) as of January 31, 2024 and 2023, the related statements of operations, changes in stockholders equity and cash flows, for the two years in the period ended January 31, 2024, and the related notes collectively referred to as the “financial statements”. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2024 and 2023, and the results of its operations, changes in stockholders equity and its cash flows for the year ended January 31, 2024, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. As of December 31, 2023, we have no critical audit matter to communicate.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company’s auditor since November 2022.

March 21st 2024.

Lagos, Nigeria

F-44

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED.

Balance Sheets

	January 31, 2024	January 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$499,678	$-
Account and other Receivables	1,681,091	257,692
Other assets	4,210,385	-
Total Current Assets	6,391,154	4,538,225

Non-Current Assets
Intangible Assets	14,230,789	307,612
Total Assets	$20,621,943	$565,304
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	16,025	5,769
Income tax payables	249,090	28,667
Total Current Liabilities	265,115	34,436
Stockholders Equity
Common stock	1,282	1,282
Additional paid in capital	19,095,000	384,515
Accumulated Reserve	1,260,546	145,071
Total Members Equity	20,356,828	530,868
Total Liabilities and Stockholders Equity	$20,621,943	$565,304

The accompanying notes are an integral part of these financial statements.

F-45

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED.

Statements of Operations

	For the years ended January 31,
	2024	2023
Revenues	$1,923,077	$256,410
Cost of revenues	576,923	76,903
Gross profit	1,346,154	179,507
Operating expenses:
General and Administrative	10,256	5,769
Total operating expenses	10,256	5,769
Profit from Operations	1,335,898	173,738
Other Income / (Expense):
Total Other Income / (Expense)	-	-
Provisions for income taxes	220,423	28,667
Net income	$1,115,475	$145,071

The accompanying notes are an integral part of these financial statements.

F-46

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED.

Statement of Changes in Stockholder’s Equity

For the period of February 1, 2022 (Inception through January 31, 2023, and 2024)

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance February 1, 2022	10,000	$1,282	$-	$-	$1,282
Additional paid in capital	-	-	384,515	-	384,515
Profit for the year ended January 31, 2023	-	-	-	145,071	1415,071
Balance January 31, 2023	10,000	1,282	384,515	145,071	530,868

Balance February 1, 2023	10,000	1,282	384,515	145,071	530,868
Additional paid in capital	-	-	18,710,485	-	18,710,485
Profit for the year ended January 31, 2024	-	-	-	1,115,475	1,115,475
Balance January 31, 2024	10,000	$1,282	$19,095,000	$1,260,546	$20,356,828

F-47

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED.

Statements of Cash Flows

	For the years ended January 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,335,898	$173,738
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	576,923	76,903
Changes in operating assets and liabilities:
Accounts receivable	(1,423,399)	(256,410)
Accounts and other payables	10,256	5,769
Net Cash used in operating activities	499,678	-

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash used in financing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Share Capital	-	-
Net Cash provided by financing activities	-	-
INCREASE (DECREASE) IN CASH	499,678	-
CASH AT BEGINNING OF YEAR	-	-
CASH AT END OF YEAR	$499,678	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$-	$-
Taxes Paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-48

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED.

Notes to the Financial Statements January 31, 2024, and 2023

NOTE 1. DESCRIPTION OF BUSINESS

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED. (the “Company”) was registered in Hong Kong, on November 11, 2021.

The business purpose of the Company is to provide technology service.

The Company’s registered office is located at Rm 4, 16/F, Ho King Comm Ctr, 2-16 Fayuen St, Mongkok, Kowloon, Hong Kong.

The Company’s founder and director is Zhou Hongyu.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal year

The Company has selected January 31 as its fiscal year end.

Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of these financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 as of January 31, 2022, and January 31, 2021, respectively.

F-49

Income taxes

The Company was treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits being passed through to its members. As such, no recognition of federal or state income taxes for the Company has been provided for the years ended January 31, 2022 and 2021.

As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In the event of an examination of the Company’s tax return, the tax liability of the members could be changed if an adjustment in the Company’s income is ultimately sustained by the taxing authorities.

Revenue Recognition

The Company follows ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation. During the year ended January 31, 2021, the Company generated revenues from selling power vending stations (charging stations). The Company considers its performance obligations satisfied upon shipment and/or delivery of the purchased products to the customer. The Company evaluates returns from customers purchasing product on a case-by-case basis and generally will issue replacement product in the limited cases of product returns. The Company has no policy requiring cash refunds.

The Company recognizes revenue in the amount that reflects the consideration it expects to receive in exchange for these products and services. Accounts receivables are recorded when the right to consideration becomes unconditional. The Company’s terms and conditions vary by customers and typically provide net 30 to 90 days terms.

S/N	Type of services	Nature, timing of satisfaction of performance obligation and significant payment terms	Revenue Recognition
1	Information Services Income	The company receives royalty income from the customers for the use of the company’s technology rights by the customers. Royalty income is recognized by over time when the company’s technology rights are used by the customers in accordance with the terms and conditions of the royalty agreement.	Revenue is recognized by the company not only when delivery and invoice has been signed and confirmed by the customer, but at the end of each month over the 12 months period after service has been delivered to the customers.

Cost of Revenue

The cost of revenue consists primaily of amortisation charge of intangible assets – technology rights, which are directly attributable to the revenues.

F-50

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, and prepaid expenses, short-term borrowings, accounts payable, due to related parties, and other payables and other current liabilities, approximate the fair value of the respective assets and liabilities as of January 31, 2022 based upon the short-term nature of the assets and liabilities.

Income Taxes

The Company has adopted ASC Topic 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recent accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

NOTE 4. OTHER ASSETS

This represent quoted investment with Brightstar Technology Group Co., Ltd. as of January 31, 2024, there was a balance of $4,210,385.

F-51

NOTE 7. Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in an additional paid in capital is the fair value at the date of acquisition. Intangible assets with finite lives are subsequently amortised over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life are reviewed at least at each financial year end.

Technology right is stated at cost less accumulated amortisation and impairment losses. Amortisation is calculated on a straight-line basis over their estimated useful lives of 5 years.

Acquisition of Intangible Asset – Technology Right
Date	Note	Amount
01/02/2022	Hey Yuan Universe Scene Marriage and Love social platform	384,515
01/02/2023	Flash Enough Oversee Shopping	1,200,000
01/02/2023	Xinjudi Creative Base System	1,300,000
31/01/2024	Safe Transaction method of payment with QR code	1,500,000
31/01/2024	Multifunctional network information security server	1,500,000
31/01/2024	Internet of things trade follow up method	1,500,000
31/01/2024	Retail information management control	1,500,000
31/01/2024	Live scene video automatic production system	1,500,000
31/01/2024	Video Chat method and other storage media	1,500,000
31/01/2024	Speech recognition and other methods	1,500,000
31/01/2024	Data processing method and other storage media	1,500,000
TOTAL		14,884,615

Amortization of Intangible Asset – Technology Right
Date	Note	Amount
31/01/2023	Cost	384,515
31/01/2023	Accumulated Amortization	(76,903)
Net value of Intangible Asset – Technology Right as of January 31/2022		307,612

Amortization of Intangible Asset – Technology Right
Date	Note	Amount
31/01/2024	Cost	14,884,615
31/01/2024	Accumulated Amortization	(653,816)
Net value of Intangible Asset - Technology Right as of January 31/2024		14,230,799

NOTE 8. SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operation subsequent to January 31, 2024, and to the date these financial statements were issued, and has determined that it does not have any subsequent event to disclose in these financial statements.

F-52

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED.

F-53

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED

Balance Sheet

	April 30, 2024	January 31, 2024
ASSETS

Current Assets
Cash and cash equivalents	$39,351	$499,678
Account and other Receivables	5,414,145	1,681,091
Other assets	4,210,385	4,210,385
Total Current Assets	9,663,881	6,391,154

Non-Current Assets
Intangible Assets	13,486,558	14,230,789
Total Assets	$23,150,439	$20,621,943

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	50,145	16,025
Income tax payables	570,662	249,090
Total Current Liabilities	620,807	265,115

Stockholders Equity
Common stock	1,282	1,282
Additional paid in capital	19,095,000	19,095,000
Accumulated Reserve	3,433,350	1,260,546
Total Members Equity	22,529,632	20,356,828
Total Liabilities and Stockholders Equity	$23,150,439	$20,621,943

The accompanying notes are an integral part of these financial statements.

F-54

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED

Statement of Operations

	For the three-month period ended April 30,
	2024	2023
Revenue	$3,272,727	$480,769
Cost of revenue	744,231	144,231
Gross profit	2,528,496	336,538

Operating expenses:
General and Administrative	34,120	4,169
Total operating expenses	34,120	4,169

Profit from Operations	2,494,376	332,369

Other Income / (Expense):	-	-
Total Other Income / (Expense)	-	-

Provisions for income taxes	321,572	54,841

Net income	$2,172,804	$277,528

The accompanying notes are an integral part of these financial statements.

F-55

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED

Notes to the Financial Statements

April 30, 2024

NOTE 1. DESCRIPTION OF BUSINESS

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED (the “Company”) was registered in Hong Kong on November 11, 2021.

The business purpose of the Company is to provide technology services.

The Company’s registered office is located at Rm 4, 16/F, Ho King Comm Ctr, 2-16 Fayuen St, Mongkok, Kowloon, Hong Kong.

The Company’s founder and director is Hongyu Zhou.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of these financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

F-56

Income taxes

No recognition of federal or state income taxes for the Company has been provided for the three months ended April 30, 2024 and 2023.

As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In the event of an examination of the Company’s tax return, the tax liability of the members could be changed if an adjustment in the Company’s income is ultimately sustained by the taxing authorities.

Revenue Recognition

The Company follows ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenue in the amount that reflects the consideration it expects to receive in exchange for these products and services. Accounts receivables are recorded when the right to consideration becomes unconditional. The Company’s terms and conditions vary by customers and typically provide net 30 to 90 days terms.

S/N	Type of services	Nature, Timing of satisfaction of performance obligation and significant payment terms	Revenue Recognition
1	Royalty Income	The company receives royalty income from the customers for the use of the company’s technology rights by the customers. Royalty income is recognized by over time when the company’s technology rights are used by the customers in accordance with the terms and conditions of the royalty agreement.	Revenue is recognized by the company not only when delivery and invoice has been signed and confirmed by the customer, but at the end of each month over the 12 months period after service has been delivered to the customers.

Cost of Revenue

The cost of revenue consists primarily of amortisation charge of intangible assets – technology rights, which are directly attributable to the revenue.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

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●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, and prepaid expenses, short-term borrowings, accounts payable, due to related parties, and other payables and other current liabilities, approximate the fair value of the respective assets and liabilities as of January 31, 2022 based upon the short-term nature of the assets and liabilities.

Income Taxes

The Company has adopted ASC Topic 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recent accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

NOTE 4. OTHER ASSETS

This represents a quoted investment with Brightstar Technology Group Co., Ltd. as of April 30, 2024.

NOTE 5. Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in an additional paid-in capital is the fair value at the date of acquisition. Intangible assets with finite lives are subsequently amortised over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life are reviewed at least at each financial year end.

Technology rights is stated at cost less accumulated amortisation and impairment losses. Amortisation is calculated on a straight-line basis over their estimated useful lives of 5 years.

Acquisition of Intangible Asset – Technology Rights
Date	Note	Amount
01/02/2022	Hey Yuan Universe Scene Marriage and Love social platform	384,515
01/02/2023	Flash Enough Oversee Shopping	1,200,000
01/02/2023	Xinjudi Creative Base System	1,300,000
31/01/2024	Safe Transaction method of payment with QR code	1,500,000
31/01/2024	Multifunctional network information security server	1,500,000
31/01/2024	Internet of things trade follow up method	1,500,000
31/01/2024	Retail information management control	1,500,000
31/01/2024	Live scene video automatic production system	1,500,000
31/01/2024	Video Chat method and other storage media	1,500,000
31/01/2024	Speech recognition and other methods	1,500,000
31/01/2024	Data processing method and other storage media	1,500,000
TOTAL		14,884,615

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Amortization of Intangible Assets – Technology Rights
Date	Note	Amount

31/01/2024	Cost	14,884,615
31/01/2024	Accumulated Amortization	(653,826)

Net value of Intangible Assets - Technology Rights as of January 31 2024		14,230,789

Amortization of Intangible Assets – Technology Rights
Date	Note	Amount

30/04/2024	Cost	14,884,615
30/04/2024	Accumulated Amortization	(1,398,057)

Net value of Intangible Assets - Technology Rights as of April 30 2024		13,486,558

NOTE 6. REVENUE

Location	Amount

Southeast Asia	1,363,636
United States of America	1,090,909
United Kingdom	818,182

3,272,727

NOTE 7. SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to April 30, 2024, and to the date these financial statements were issued, and has determined that it does not have any subsequent event to disclose in these financial statements.

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1,925,000

Shares of Common Stock

Connexa Sports Technologies, Inc.

PROSPECTUS

August 21, 2024

Through and including October 1, 2024 (the 40th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.